Exhibit 10.1

Conformed through Amendment No. 1

REVOLVING CREDIT AND SECURITY AGREEMENT
among
ACV CAPITAL FUNDING II LLC,
as Borrower,
THE FUNDING AGENTS FROM TIME TO TIME PARTIES HERETO,
THE COMMITTED LENDERS FROM TIME TO TIME PARTIES HERETO,
THE CONDUIT LENDERS FROM TIME TO TIME PARTIES HERETO,
and
CITIBANK, N.A.,
as Administrative Agent

Dated as of June 20, 2024

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TABLE OF CONTENTS
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Section 2.12 [Reserved].	42
Section 2.13 Defaulting Lenders	42
Section 2.14 Post-Default Interest	43
Section 2.15 Lender Relationship	43
Article III CONDITIONS PRECEDENT	43
Section 3.01 Conditions Precedent to Initial Advances	43
Section 3.02 Conditions Precedent to Each Borrowing	45
Article IV REPRESENTATIONS AND WARRANTIES	45
Section 4.01 Representations and Warranties of the Borrower	45
Article V COVENANTS	50
Section 5.01 Affirmative Covenants of the Borrower	50
Section 5.02 Negative Covenants of the Borrower	54
Section 5.03 Certain Undertakings Relating to Separateness	57
Section 5.04     Electronic Records. In respect of the portion of the Collateral consisting of any Collateral Receivable which is evidenced by an electronic record that is a “transferable record” as defined in Section 16 of the Uniform Electronic Transactions Act (as in effect in any relevant jurisdiction), if applicable, the Borrower shall, or shall cause the Servicer and/or the Custodian to, deliver to the Administrative Agent the control of such transferable electronic record in accordance with Applicable Law, including the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction (to ensure, among other things, that Administrative Agent has a first priority perfected Lien in such Collateral), which shall be delivered, at the Borrower’s expense, to the Administrative Agent at its address as set forth herein or as otherwise specified by Agent and, except as otherwise expressly provided herein to the contrary, held in Administrative Agent’s possession, custody, and control until all of the Obligations have been fully satisfied or the Administrative Agent expressly agrees to release such documents. Alternatively, Administrative Agent, in its sole discretion, may elect for the Servicer or any other agent to accept delivery of and maintain possession, custody, and control of all such documents and any instruments on behalf of the Administrative Agent during such period of time. The Borrower shall identify (or shall cause the Servicer and/or the Custodian to identify) on the related electronic record the pledge of such Receivable by the Borrower to the Administrative Agent.
59
Article VI EVENTS OF DEFAULT	60
Section 6.01 Events of Default	60
Section 6.02 Remedies upon an Event of Default	62
Section 6.03 Servicer Events of Default	64

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Article VII PLEDGE OF COLLATERAL; RIGHTS OF THE ADMINISTRATIVE AGENT	64
Section 7.01 Grant of Security	64
Section 7.02 Release of Security Interest	65
Section 7.03 Rights and Remedies	65
Section 7.04 Remedies Cumulative	66
Section 7.05 Related Documents	66
Section 7.06 Borrower Remains Liable	66
Section 7.07 Protection of Collateral	66
Section 7.08 Conduit Lenders.	67
Article VIII ACCOUNTS, ACCOUNTINGS AND RELEASES	67
Section 8.01 Collection of Money	67
Section 8.02 Collection Account	68
Section 8.03 Recycling of Collections During Collection Period	68
Section 8.04 Accountings	69
Section 8.05 Sale and Release of Receivables	69
Section 8.06 Account Details. The account number of the Collection Account is set forth on Schedule 4 hereto. Amounts credited to the Collection Account may be invested in Eligible Investments at the written direction of the Borrower to the Account Bank, provided that prior to any such investment the Borrower shall have entered into a securities account control agreement satisfactory in form and substance to the Administrative Agent. To the extent the Account Bank is not directed in writing by the Borrower, such assets shall remain uninvested.	70
Section 8.07 Servicer’s Monthly Payment Certificate	70
Article IX APPLICATION OF MONIES	71
Section 9.01 Disbursements of Monies.	71
Article X THE ADMINISTRATIVE AGENT AND THE FUNDING AGENTS	72
Section 10.01 Authorization and Action	72
Section 10.02 Delegation of Duties	72
Section 10.03 Agent’s Reliance, Etc.	73
Section 10.04 Indemnification	74
Section 10.05 Successor Administrative Agent	74
Section 10.06 Administrative Agent’s Capacity as a Lender	74
Section 10.07 Erroneous Payments	75
Article XI MISCELLANEOUS	77
Section 11.01 No Waiver; Modifications in Writing	77
Section 11.02 Notices, Etc.	78

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Section 11.03 Taxes	78
Section 11.04 Costs and Expenses; Indemnification	81
Section 11.05 Execution in Counterparts; Electronic Signatures	83
Section 11.06 Assignability	83
Section 11.07 Governing Law	85
Section 11.08 Severability of Provisions	85
Section 11.09 Confidentiality	85
Section 11.10 Merger	86
Section 11.11 Survival	86
Section 11.12 Submission to Jurisdiction; Waivers; Etc.	86
Section 11.13 Waiver of Jury Trial	87
Section 11.14 Service of Process	87
Section 11.15 Waiver of Setoff	87
Section 11.16 PATRIOT Act Notice	87
Section 11.17 Legal Holidays	87
Section 11.18 Non-Petition and No Recourse.	87
Section 11.19 Third Party Beneficiary	88
Section 11.20 No Fiduciary Duty	88
Section 11.21 Right to Set-Off	89
Section 11.22 Acknowledgment and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Facility Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Facility Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by	89

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SCHEDULES
Schedule 1    Initial Commitments and Percentages; Facility Groups
Schedule 2    Form of Monthly Report
Schedule 3    Notice Information
Schedule 4    Account Details
Schedule 5    Data File Fields
Schedule 6    Lender Wire Instructions
EXHIBITS
Exhibit A    Form of Request for Advance (with attached form of Borrowing Base Certificate)
Exhibit B    Form of Notice of Prepayment
Exhibit C    Form of Assignment and Acceptance
Exhibit D    Form of U.S. Tax Compliance Certificate
Exhibit E    Form of Servicer’s Monthly Payment Certificate
Exhibit F    Form of Portfolio Documents
Exhibit G    Underwriting Guidelines
Exhibit H    Form of Release Notice
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REVOLVING CREDIT AND SECURITY AGREEMENT
REVOLVING CREDIT AND SECURITY AGREEMENT, dated as of June 20, 2024, among ACV Capital Funding II LLC, a Delaware limited liability company, as borrower (together with its permitted successors and assigns, the “Borrower”), the FUNDING AGENTS for the Facility Groups (as defined herein) from time to time party hereto (the “Funding Agents”), the CONDUIT LENDERS from time to time party hereto, the COMMITTED LENDERS from time to time party hereto and Citibank, N.A., as Administrative Agent for the Secured Parties (as hereinafter defined) (in such capacity, together with its successors and assigns, the “Administrative Agent”).
RECITALS
WHEREAS, the Borrower desires that the Lenders make advances on a revolving basis to the Borrower on the terms and subject to the conditions set forth in this Agreement; and
WHEREAS, each Lender is willing to make such advances to the Borrower on the terms and subject to the conditions set forth in this Agreement.
NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:
Article I

DEFINITIONS; RULES OF CONSTRUCTION; COMPUTATIONS
Section 1.01Definitions. As used in this Agreement, the following terms shall have the meanings indicated:
“ABR” means, for any day, a rate per annum equal to the highest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Rate in effect on such day plus 0.50% and (c) Term SOFR for a one-month tenor in effect on such day plus 1.00%. Any change in the ABR due to a change in the Prime Rate, the Federal Funds Rate or Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Rate or Term SOFR, respectively.
“ABR Loan” means a Loan that bears interest based on the ABR.
“Account Bank” means a Qualified Institution reasonably acceptable to the Administrative Agent, which as of the Closing Date is JPMorgan Chase Bank, N.A.
“Account Bank Fee” means the fee payable monthly by the Borrower to the Account Bank, if any, in respect of the maintenance of the Collection Account.
“Account Control Agreement” means an agreement in form and substance reasonably acceptable to the Administrative Agent among the Borrower, the Administrative Agent and the Account Bank establishing “control” within the meaning of the UCC over the Collection Account or any such other account as may be applicable from time to time, as the same may be amended, restated or modified from time to time.
“ACV Auctions Marketplace Transaction” means any wholesale vehicle transaction facilitated by and settled through Parent or any of its Subsidiaries.

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“Additional Unused Fee” has the meaning assigned to such term in the Lender Fee Letter.
“Administrative Agent” has the meaning assigned to such term in the introduction to this Agreement.
“Advance” has the meaning assigned to such term in Section 2.01.
“Advance Rate” means, on any date of determination, 80.00%; provided that on any date of determination on which the 3-Month Average Payment Rate Percentage (calculated as of the end of the prior calendar month) is less than 35.00%, the Advance Rate shall be 75%.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affected Person” means (i) each Lender and each of its Affiliates and (ii) any Participant.
“Affiliate” means, in respect of a referenced Person, another Person (other than any natural person) Controlling, Controlled by or under common Control with such referenced Person, provided that a Person shall not be deemed to be an “Affiliate” of another Person solely because it is under the common ownership or control of the same financial sponsor or affiliate thereof as such Person (except if any such Person provides collateral under, guarantees or otherwise supports the obligations of the other such Person).
“Aggregate Loan Amount” means, at any time, the aggregate unpaid principal amount of the Loans outstanding under this Agreement at such time.
“Aggregate Principal Balance” means, when used with respect to all or a portion of the Collateral Receivables, the sum of the Principal Balances of all or of such portion of such Collateral Receivables.
“Agreement” means this Revolving Credit and Security Agreement, as amended, restated or otherwise modified from time to time after the date hereof.
“Anti-Corruption Laws” means all laws, rules, and regulations from time to time, as amended, concerning or relating to bribery or corruption, including, without limitation, the U.S. Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and all other applicable anti-bribery and corruption laws.
“Applicable Law” means any action, code, consent decree, constitution, decree, directive, enactment, finding, law, injunction, binding interpretation, judgment, order, ordinance, policy statement, proclamation, promulgation, regulation, requirement, rule, rule of law, rule of public policy, settlement agreement, statute, or writ, of any Governmental Authority, or any particular section, part or provision thereof, including all federal and state banking or securities laws, to which the Person in question is subject or by which it or any of its assets or properties are bound.
“Applicable Margin” shall have the meaning assigned to such term in the Lender Fee Letter.

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“Assignment and Acceptance” means an Assignment and Acceptance in substantially the form of Exhibit C hereto, entered into by a Lender, an assignee, the Administrative Agent and, if applicable, the Borrower.
“Available Funds” means, for any Payment Date, any and all Collections and other amounts on deposit in the Collection Account.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Accrual Period” pursuant to Section 1.05(d).
“Backup Servicer” means, Vervent, Inc., in its capacity as backup servicer under the Backup Servicing Agreement, or any other Person acting as a backup servicer that has been approved in writing by the Administrative Agent (such approval not to be unreasonably withheld, conditioned or delayed).
“Backup Servicer Fee” means the fees payable monthly by the Borrower to the Backup Servicer pursuant to the terms of the Backup Servicing Agreement.
“Backup Servicing Agreement” means that certain Backup Servicing Agreement, entered into as of the date hereof, between the Servicer, the Backup Servicer and the Administrative Agent, as the same may be amended, restated or modified from time to time.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Bankruptcy Code” means the United States Bankruptcy Code, as amended.
“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 1.05(a).
“Benchmark Replacement” means with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (b) the related

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Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Facility Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities.
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(b) in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative or non-compliant with or non-aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided that such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

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(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(c) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).
“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Facility Document in accordance with Section 1.05 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Facility Document in accordance with Section 1.05.
“Borrower” has the meaning assigned to such term in the introduction to this Agreement.
“Borrower Group Representatives” has the meaning assigned to such term in Section 11.09(b).
“Borrower Obligations” means all present and future indebtedness and other liabilities and obligations (howsoever created or evidenced, whether direct or indirect, absolute or contingent, or due or to become due) of the Borrower to the Lenders or any Funding Agent for a Facility Group arising under this Agreement or any other Facility Document or the transactions contemplated hereby or thereby, including the repayment of the Aggregate Loan Amount (including any portion thereof associated with any Erroneous Payment Subrogation Rights) and the payment of Interest, Unused Fees and all other amounts due or to become due from the Borrower to the Lenders or any Funding Agent for a Facility

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Group under this Agreement and the other Facility Documents (whether in respect of fees, expenses, indemnifications, breakage costs, increased costs or otherwise), interest, fees and other obligations that accrue after the commencement of any bankruptcy, insolvency or similar proceeding with respect to any party (in each case whether or not allowed as a claim in such proceeding).
“Borrowing” has the meaning assigned to such term in Section 2.01.
“Borrowing Base” means, as of any date of determination, an amount equal to the product of (A) the Advance Rate multiplied by (B) the Eligible Receivables Balance as of such date; provided that, with respect to any date of determination that is a Transfer Date, the Borrowing Base shall be calculated after giving effect to any Collateral Receivables to be acquired by the Borrower on such Transfer Date.
“Borrowing Base Calculation Date” means, with respect to the submission of any Borrowing Base Certificate, the applicable date identified on the Borrowing Base Certificate and used as the cut-off date for the calculation of the applicable Principal Balance of all Collateral Receivables, which date shall be the end of business on the Business Day immediately preceding the date of such Borrowing Base Certificate.
“Borrowing Base Certificate” means a statement in substantially the form attached to the form of Request for Advance attached hereto as Exhibit A, as such form of Borrowing Base Certificate may be modified from time to time by mutual agreement of the Borrower and the Administrative Agent.
“Borrowing Base Deficiency” means, as of any date of determination, the Aggregate Loan Amount as of such date exceeds the Borrowing Base as of such date.
“Borrowing Base Test” means a test that will be satisfied if, with respect to any date of determination, no Borrowing Base Deficiency exists.
“Borrowing Date” means the date of a Borrowing.
“Business Day” means any day that is a U.S. Government Securities Business Day unless such day is also a day on which (i) banks are authorized or required to close in the State of New York or (ii) the commercial paper markets in New York, New York are closed.
“Cash” means Dollars that are unrestricted on the day in question.
"Cash Equivalents” means, as of any date of determination, the aggregate amount of Eligible Investments held by the Parent and its consolidated Subsidiaries.
“Change of Control” means an event or series of events by which the following occurs: (a) ACV Capital LLC no longer directly owns 100% of the Equity Interests of the Borrower free and clear of all Liens (other than Permitted Liens); (b) the Parent no longer owns 100% of the Equity Interests of ACV Capital LLC, (c) any “change in/of control” or “sale” or “ disposition” or “merger” or similar event as defined in any certificate of incorporation or formation or statement of designation or operating agreement or partnership agreement or trust agreement of Borrower, Parent or ACV Capital LLC or in any document governing Indebtedness of such Person which gives the holder of such Indebtedness the right to accelerate or otherwise require payment of such Indebtedness prior to the maturity date thereof, (d) an event by which any Person succeeds to all or substantially all of the properties and assets of the

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Parent, or (e) the acquisition by any “person” or “group” (as such terms are used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) at any time of beneficial ownership of 51% or more of the outstanding capital stock or other equity interests of the Parent on a fully diluted basis.
“Closing Date” means June 20, 2024.
“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, or any successor statute.
“Collateral” has the meaning assigned to such term in Section 7.01(a).
“Collateral Receivable” means, as of any date of determination, a Receivable owned by the Borrower as of such date.
“Collection Account” means any account established pursuant to Section 8.02 at the Account Bank, in the name of the Borrower, which account has been designated as the Collection Account and is the subject of the Account Control Agreement.
“Collection Period” means a calendar month; provided that the initial Collection Period shall commence on the Closing Date and shall end on and include the last day of the calendar month in which the Closing Date occurs.
“Collections” means (i) all cash collections, distributions, payments, receipts, recoveries (net of collection expenses), and other amounts received from any Person in respect of any Collateral Receivables, including all principal, interest, fees, late charges and repurchase proceeds payable to the Borrower under or in connection with any such Collateral Receivables, (ii) all net liquidation proceeds collected by the Servicer from any sale or disposition of any such Collateral Receivables and (iii) any and all proceeds of Collateral and/or other amounts received of any and every description payable to Borrower by or on behalf of an Obligor pursuant to the applicable Collateral Receivable, the related Portfolio Documents, or any other related documents or instruments, including, but not limited to judgment awards or settlements, and refinancing proceeds.
“Commitment” means, as to each Facility Group, the obligation of such Facility Group, collectively, to make, on and subject to the terms and conditions hereof, Advances to the Borrower pursuant to Section 2.01 in an aggregate principal amount at any one time outstanding for each Lender up to but not exceeding the amount set forth opposite the name of such Lender on Schedule 1 or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its obligations with respect to the Commitment of the Facility Group, as applicable, as such amount may be reduced from time to time pursuant to Section 2.06 or increased or reduced from time to time pursuant to assignments effected in accordance with Section 11.06(a).
“Commitment Amount” means (a) on or prior to the Commitment Termination Date, the aggregate amount of all Commitments of all Committed Lenders set forth on Schedule 1 (as such amount may be reduced from time to time pursuant to Section 2.05) and (b) following the Commitment Termination Date, zero. As of the First Amendment Date, the Commitment Amount is $200,000,000.
“Commitment Termination Date” means the last day of the Revolving Period; provided that, if the Commitment Termination Date would otherwise not be a Business Day, then the Commitment Termination Date shall be the immediately succeeding Business Day.

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“Committed Conduit Lender” means each Conduit Lender with a Commitment specified on Schedule 1 attached hereto.
“Committed Lender” means each Person designated as a Committed Lender on its signature page hereto and any other Person that becomes a party to this Agreement as a “Committed Lender.”
“Concentration Limits” means those limits set forth below, which shall be satisfied on any day if:
(a)the Aggregate Principal Balance of the Eligible Receivables related to the Obligor with the largest Aggregate Principal Balance of Eligible Receivables does not exceed 10.00% of the Eligible Pool Balance;
(b)the Aggregate Principal Balance of the Eligible Receivables that are related to any single Obligor does not exceed $10,000,000;
(c)the Aggregate Principal Balance of the Eligible Receivables that are related to the Obligors with the four largest Aggregate Principal Balances of Eligible Receivables does not exceed 20.00% of the Eligible Pool Balance;
(d)the average Aggregate Principal Balance of the Eligible Receivables that are related to each Obligor does not exceed 1.00% of the Eligible Pool Balance;
(e)the Aggregate Principal Balance of all Eligible Receivables that are related to Obligors domiciled in the state with the largest Aggregate Principal Balances of Eligible Receivables does not exceed 30.00% of the Eligible Pool Balance;
(f)the Aggregate Principal Balance of all Eligible Receivables that are related to Obligors domiciled in any given state (other than as described in clause (e) above) does not exceed 20.00% of the Eligible Pool Balance;
(g)the Aggregate Principal Balance of all Eligible Receivables that are attributable to the financing of the single make of vehicle with the largest Aggregate Principal Balances of Eligible Receivables does not exceed 20.00% of the Eligible Pool Balance;
(h)the Aggregate Principal Balance of all Eligible Receivables that are attributable to the financing of any single make of vehicle (other than as described in clause (g) above) does not exceed 15.00% of the Eligible Pool Balance;
(i)the Aggregate Principal Balance of all Eligible Receivables for which ACV Capital LLC does not physically hold the underlying title of the related Eligible Vehicle (excluding, for the avoidance of doubt, instances in which an Obligor borrows the underlying title) does not exceed 35.00% of the Eligible Pool Balance;
(j)the Aggregate Principal Balance of all Eligible Receivables for which the underlying title of the related Eligible Vehicle is being borrowed by an Eligible Dealer does not exceed 15.00 % of the Eligible Pool Balance;

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(k)the weighted average FICO Score of all Proprietors (as determined by Aggregate Principal Balance of all Eligible Receivables relating to each Proprietor) related to Eligible Receivables is not less than 675;
(l)the Aggregate Principal Balance of all Eligible Receivables that are related to Obligors with Proprietors that have a FICO Score of less than 650 does not exceed 20.00% of the Eligible Pool Balance;
(m)the Aggregate Principal Balance of all Eligible Receivables that are related to Obligors with Proprietors that have a FICO Score of less than 600 does not exceed 5.00% of the Eligible Pool Balance
(n)the weighted average age of the vehicles (as measured by the model year of such vehicles and determined by the Aggregate Principal Balance of all Eligible Receivables) related to Eligible Receivables is not greater than 10 years;
(o)the weighted average mileage of the vehicles (as determined by the Aggregate Principal Balance of all Eligible Receivables) related to Eligible Receivables is not greater than 120,000 miles;
(p)the Aggregate Principal Balance of all Eligible Receivables that are attributable to the financing of any Exotic Vehicles does not exceed 3.00% of the Eligible Pool Balance;
(q)the Aggregate Principal Balance of all Eligible Receivables that are attributable to the financing of Vehicles that were not purchased through an ACV Auctions Marketplace Transaction does not exceed 50.00% of the Eligible Pool Balance;
(r)the Aggregate Principal Balance of all Eligible Receivables constituting Collateral Receivables that are related to Obligors that have an Intelliscore of less than 25 does not exceed 30.00% of the Eligible Pool Balance; and
(s)if as of the last day of the immediately preceding fiscal quarter the Parent either (a) has a Tangible Net Worth of less than $150,000,000 or (b) maintains Unrestricted Cash in an amount less than $125,000,000, the Aggregate Principal Balance of all Eligible Receivables that are attributable to the financing of Vehicles with a title status of “None” (as determined by the Servicer and recorded on the Data File) does not exceed 27.00% of the Eligible Pool Balance.
“Conduit Lender” means each Person designated as a Conduit Lender on its signature page hereto and any conduit lender that becomes a party to this Agreement with the consent of the Borrower.
“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Accrual Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of

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borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 1.05 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Facility Documents).
“Constituent Documents” means in respect of any Person, the trust agreement, the limited liability company agreement, operating agreement, partnership agreement, joint venture agreement or other applicable agreement of formation or organization (or equivalent or comparable constituent documents) and other organizational documents and by-laws and any certificate of trust, certificate of incorporation, certificate or articles of formation or organization, certificate of limited partnership and other agreement, similar instrument filed or made in connection with its formation or organization, in each case, as the same may be amended, restated, replaced or otherwise modified from time to time.
“Control” means the direct or indirect possession of the power to direct or cause the direction of the management or policies of a Person, whether through ownership, by contract, arrangement or understanding, or otherwise. “Controlled” and “Controlling” have the meaning correlative thereto.
“CP” means the commercial paper notes issued from time to time by means of which a Conduit Lender (directly or indirectly) obtains financing.
“CP Rate” means, with respect to each Conduit Lender for any day during any Interest Accrual Period, the greater of (i) the per annum rate equivalent to the weighted average of the per annum rates paid or payable by such Conduit Lender from time to time as interest on or otherwise (by means of interest rate hedges or otherwise) that are allocated on a fair and equitable basis, in whole or in part, by its respective Funding Agent (on behalf of such Conduit Lender), which rates shall reflect and give effect to (in each case, to the extent such costs are allocated, in whole or in part, to such Conduit Lender by the related Funding Agent (on behalf of such Conduit Lender) (a) the commissions of placement agents and dealers in respect of such commercial paper notes, (b) all reasonable costs and expenses of any issuing and paying agent or other person responsible for the administration of such Conduit Lender’s commercial paper programs in connection with the preparation, completion, issuance, delivery or payment of such commercial paper, and (c) any other costs, fees and expenses associated with the funding or maintenance of the applicable Advance by such Conduit Lender, including any liquidity support, credit enhancement, government sponsored funding programs (including the Federal Reserve Bank’s Commercial Paper Funding Facility), or any other borrowings by such Conduit Lender including, without limitation, borrowings to fund small or odd dollar amounts that are not easily accommodated in the commercial paper market; provided, however, that if any component of such rate is a discount rate, in calculating the CP Rate, the respective Funding Agent for such Conduit Lender shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum and (ii) zero.
“Custodial Deliverables” shall mean, with respect to each Receivable, those certain Portfolio Documents to be reviewed by the Custodian pursuant to the terms of the Backup Servicing Agreement.

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“Custodian” shall mean Vervent, Inc., or any other Person engaged by the Administrative Agent from time to time and, except during the existence of an Event of Default, reasonably acceptable to Borrower.
“Data File” means an electronic file in a computer readable format acceptable to the Administrative Agent, containing the information described on Schedule 5 attached hereto with respect to the Collateral Receivables.
“Debtor Relief Law” shall mean, collectively, the Bankruptcy Code and all other United States federal, State or foreign applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws from time to time in effect affecting the rights of creditors generally, as amended from time to time.
“Default Period” has the meaning assigned to such term in Section 2.13(a)(ii).
“Default Ratio” means, with respect to any calendar month, the result of (x) the percentage equivalent of a fraction, (a) the numerator of which is the aggregate Principal Balance of all Collateral Receivables that became Defaulted Receivables during such calendar month and (b) the denominator of which is the aggregate Principal Balance of all Collateral Receivables as of the first day of such calendar month multiplied by (y) 12.
“Defaulted Receivable” means a Receivable that (i) has been specifically and separately reserved against by any of the Servicer, the Seller or the Borrower or deemed charged-off or non-collectible by any such Person in accordance with the Underwriting Guidelines, (ii) at any point is one hundred twenty (120) days or more past due, or (iii) for which the Servicer or the Borrower or any Affiliate of the Servicer or the Borrower shall have been notified that the related Obligor shall have engaged in fraud in connection with such Receivable, become deceased or become the subject of a proceeding under a Debtor Relief Law.
“Defaulting Lender” means, at any time, any Committed Lender that (a) has failed for two (2) or more Business Days after a Borrowing Date to fund its portion of an Advance required pursuant to the terms of this Agreement (other than failures to fund as a result of a bona fide dispute as to whether the conditions to borrowing were satisfied on the relevant Borrowing Date), (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund an Advance hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied) or (c) is not Solvent. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (c) shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.13(b)) upon delivery of written notice of such determination to the Borrower and each Lender.
“Delinquent Receivable” means any Receivable, other than a Defaulted Receivable, as to which all or any portion of any payment required to be made under the terms of the Receivable is past due with respect to such Receivable for a period of more than thirty (30) days past the applicable due date of any such payment.
“Determination Date” means the last day of each Collection Period.

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“Dollars” and “$” mean lawful money of the United States of America.
“Due Date” means each date on which any payment is due on a Receivable in accordance with its terms.
“Early Amortization Event” means, as of any date of determination:
(1)    an Event of Default occurs;
(2)    the 3-Month Average Payment Rate Percentage is less than 30.00%
(3)    the 3-Month Average Default Ratio is greater than 10.00%;
(4)    the 3-Month Average Excess Spread Ratio is less than 0.00%;
(5)    as of the last day of any fiscal quarter commencing with the fiscal quarter ending on June 30, 2024, the Parent’s Tangible Net Worth is an amount less than $100,000,000;
(6)    as of the last day of any fiscal quarter commencing with the fiscal quarter ending on June 30, 2024, the Parent maintains Unrestricted Cash in an amount less than $100,000,000, as determined based on the unaudited quarterly financial statements of the Parent in accordance with GAAP;
(7)    as of the last day of any fiscal quarter commencing with the fiscal quarter ending on June 30, 2024, the Parent’s Leverage Ratio is 2.0x or greater, as determined based on the unaudited quarterly financial statements of the Parent in accordance with GAAP; or
(8)    a Servicer Default occurs and remains unwaived.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) and (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Dealer” shall mean an Obligor which meets, as of any date of determination, all of the following requirements:
(a)the primary business of such Obligor is the retail sales or retail sale and lease of new and/or used automobiles and trucks;

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(b)such Obligor is an independent used car dealership or a new car franchised dealership;
(c) such Obligor is a corporation, partnership, trust or limited liability company;
(d)the business of such Obligor is located in the United States of America;
(e)such Obligor has been directed by the Servicer to make all payments in respect of each Collateral Receivable to the Master Servicing Account;
(f)such Obligor is in good standing under the laws of its state of organization and is duly qualified to do business in each jurisdiction in which it is required to be so qualified;
(g)the Seller shall have filed a UCC financing statement with respect to such Obligor and the applicable Vehicles of such Obligor;
(h)as of the related Receivable Addition Date, such Obligor is not subject to any insolvency proceeding or the subject of any proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its property or any other such liquidation;
(i)neither such Obligor nor the Proprietor in relation to such Obligor is an officer, director, manager, employee of or Affiliate of Parent, any of its Subsidiaries or any of their Affiliates;
(j)none of the Parent, the Servicer or any of their Affiliates has made any material investment in such Obligor;
(k)such Obligor is not a Governmental Authority;
(l)such Obligor has been operating its business continuously for at least twelve (12) calendar months;
(m)such Obligor has not closed its business or sold all or substantially all of its business or the assets of its business and the related Proprietor is not deceased;
(n)such Obligor has been subject to an inventory audit by the Servicer (or its designee) in accordance with the Servicing Policy; and
(o)such Obligor’s predominate business activity shall not be in the “buy-here-pay-here” operating model.
“Eligible Investments” means book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:
(a)     marketable securities issued by the U.S. Government and supported by the full faith and credit of the U.S. Treasury, either by statute or an opinion of the Attorney General of the United States;
(b)     marketable debt securities issued by U. S. Government-sponsored enterprises, U.S. Federal agencies, U.S. Federal financing banks, and international institutions whose capital stock has been subscribed for by the United States;

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(c)     certificates of deposit, time deposits, and bankers acceptances of any bank or trust company incorporated under the laws of the United States or any State, provided that, at the date of acquisition, such investment, or the commercial paper or other short-term debt obligation of such bank or trust company has a short-term credit rating or ratings from Moody’s and S&P, each at “P-1” or at least “A-1”, as applicable;
(d)     deposit accounts with any bank that is insured by the Federal Deposit Insurance Corporation and whose long-term obligations are rated “A2” or better by Moody’s and “A” or better by S&P;
(e)     commercial paper of any corporation incorporated under the laws of the United States or any State which on the date of acquisition is rated by Moody’s and S&P, provided each such credit rating is “P-1” or at least “A-1”, as applicable;
(f)     money market mutual funds that are registered with the Securities and Exchange Commission under the Investment Company Act and operated in accordance with Rule 2a-7 and that at the time of such investment are rated “Aaa-mf” by Moody’s and “AAAm” by S&P.
(g)     tax-exempt variable rate commercial paper, tax-exempt adjustable-rate option tender bonds, and other tax-exempt bonds or notes issued by municipalities in the United States, having a short-term rating of at least “MIG-1” or at least “VMIG-1” or a long-term rating of at least “Aa2” (Moody’s), and a short-term rating of at least “A-1” or a long-term rating of at least “AA” (S&P); and
(h)     repurchase obligations with a term of not more than thirty (30) days, 100 percent collateralized, for underlying securities of the types described in clauses (a) and (b) above, entered into with any bank or trust company or its respective affiliate meeting the requirements specified in clause (c) above;
    provided that (i) all rating requirements are based on the time of purchase and (ii) Eligible Investments purchased with funds in the Collection Account shall be held until maturity and shall include only such investments which mature no later than the Business Day prior to the next Payment Date (or money market mutual funds that may be liquidated without a loss) and (ii) no such Eligible Investment may be purchased at a premium to its principal amount; provided, further, that an Eligible Investment must have a fixed principal amount due at maturity and, if rated by S&P, must not have an “r” suffix attached to the rating.
“Eligible Pool Balance” means, on any date, the Aggregate Principal Balance of all of the Eligible Receivables on such date.
“Eligible Receivable” means a Collateral Receivable which, as of any date of determination (including, without limitation, the Receivable Addition Date for such Collateral Receivable) satisfied the following requirements:
(1)such Collateral Receivable is denominated and payable in Dollars;
(2)the applicable Obligor with respect to such Collateral Receivable is an Eligible Dealer;

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(3)the Portfolio Documents relating to such Receivable, shall be substantially in the form of Exhibit F attached hereto, or otherwise in form and content consented to by Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed) and shall (i) satisfy in all material respects the requirements set forth in the Underwriting Guidelines in effect at the time of origination of such Collateral Receivable, (ii) permit inventory checks by Parent, Servicer, or any agent or designee of Parent or Servicer and (iii) not prohibit or restrict any sale, assignment, transfer or pledge thereof to any Person;
(4)such Collateral Receivable was originated in accordance with Applicable Law, the terms of such Collateral Receivable comply with Applicable Law and since origination of such Collateral Receivable, it has been serviced in accordance with Applicable Law, in each case, in all material respects;
(5)such Collateral Receivable is a legal, valid, binding and enforceable obligation of the Obligor in accordance with its terms, except as limited by applicable bankruptcy or similar laws affecting creditor’s rights;
(6)the Obligor for such Collateral Receivable, as of the related Receivable Addition Date (i) is not a debtor in a bankruptcy case, (ii) had the legal capacity to enter into the Collateral Receivable and (iii) has an acceptable credit history (as determined by reference to the Underwriting Guidelines);
(7)such Collateral Receivable is supported by loan documentation in the possession of the Servicer on behalf of the Borrower;
(8)the Obligor of such Collateral Receivable is domiciled in a state or territory of the United States;
(9)such Collateral Receivable it is not subject to any dispute, litigation or claim;
(10)such Collateral Receivable is not a Delinquent Receivable or a Defaulted Receivable;
(11)such Collateral Receivable was originated by the Seller in the Seller’s ordinary course of business and satisfies all material requirements of and was originated and approved in accordance with the Seller’s Underwriting Guidelines;
(12)such Collateral Receivable can be readily segregated from other Receivables and identified for ownership and related security purposes on any day;
(13)such Collateral Receivable is governed by the laws of a state or territory of the United States;
(14)the terms of the Collateral Receivable require the Obligor to make all payments in respect of the Collateral Receivable without withholding, set-off or counterclaim;
(15)neither the Seller nor the Borrower has received any notice of the insolvency or bankruptcy of the Obligor;
(16)the Borrower is the sole legal and beneficial owner of and has good title to such Collateral Receivable free from any Lien that is not a Permitted Lien;
(17)such Collateral Receivable has not been selected for sale to the Borrower using any procedures intentionally adverse to the interests of the Lenders, but has been selected to satisfy the requirements set forth in this Agreement;

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(18)the Portfolio Documents with respect to such Collateral Receivable shall not constitute “electronic chattel paper” (as such term is defined in the UCC);
(19)such Collateral Receivable shall not be subject to and shall not result in any tax, fee or governmental charge payable by the Borrower or any other Person to any federal, state or local Governmental Authority unless the Obligor thereon is required under the terms of the applicable Portfolio Documents to make “gross up” payments that cover the full amount of such withholding tax on an after-tax basis (other than with respect to customary “excluded taxes”);
(20)the maximum line of credit related to the Obligor on such Collateral Receivable is not more than $25,000,000;
(21)such Collateral Receivable has a term of no longer than 240 days;
(22)such Collateral Receivable shall not be a loan subject to Chapter 41 of Title 15 of the United States Code or any regulations promulgated pursuant to that chapter or any of its parts, as amended, or subject to any other similar state or local laws applicable only to consumer loans;
(23)such Collateral Receivable shall be a business-purpose loan under the Truth in Lending Act (and Regulation Z promulgated thereunder) and all applicable state laws and regulations and the applicable Portfolio Documents shall require that the proceeds of such Collateral Receivable be used for a business purpose and not for personal, family or household purposes;
(24)such Collateral Receivable shall be guaranteed by a personal performance guaranty of all obligations provided for by the Proprietor;
(25)with respect to which all necessary consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by the Seller or the Servicer in connection with the creation or the execution, delivery and performance of such Collateral Receivable and servicing of such Collateral Receivable, or by the Seller or the Borrower in connection with its ownership of such Collateral Receivable, have been duly obtained, effected or given and are in full force and effect;
(26)such Collateral Receivable shall not arise from a working capital loan or a loan for any purpose other than floorplan financing of dealer inventory consisting of Eligible Vehicles;
(27)each vehicle securing or financed in connection with such Collateral Receivable shall be an Eligible Vehicle;
(28)none of Servicer, the Parent nor the Borrower shall be engaged in any adverse proceeding or other adverse litigation with the applicable Obligor (including, but not limited to, each Proprietor) related to such Receivable;
(29)all amounts and information in respect of such Receivable furnished by the Borrower or the Servicer to the Administrative Agent shall be true and correct in all material respects and undisputed by the Obligor thereon or any guarantor thereof;
(30)each of the Seller, Servicer and Borrower shall have complied with its obligations under such Collateral Receivable and the related Portfolio Documents;
(31)such Collateral Receivable constitutes an “account,” “payment intangible,” “instrument,” or the proceeds thereof within the meaning of the UCC; and
(32)the Custodian shall have received all the Custodial Deliverables for such Receivable.

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“Eligible Receivables Balance” means, for any date of determination, the sum of the aggregate Principal Balance as of such date of all Eligible Receivables owned by the Borrower as of such date of determination (calculated to give effect to any Collateral Receivables to be acquired or sold by the Borrower and any prepayment of the Aggregate Loan Amount on such date). For the avoidance of doubt, for purposes of calculating the Eligible Receivables Balance, (A) the balance of any Collateral Receivables that were Defaulted Receivables and (B) the portion of the balance of any Collateral Receivables that would need to be excluded in order to satisfy the Concentration Limits, in each case, will be deemed to be zero as of such date of determination.
“Eligible Vehicle” means an automobile, truck or van that meets, as of any date of determination, all of the following requirements:
(a)the vehicle is owned by an Eligible Dealer, subject to a perfected first priority security interest in favor of the Borrower or the Seller, and free of any title defects, liens, security interests, leases, bailments, consignments or other interests of any Person other than the Borrower or the Seller;
(b)such vehicle is located at locations which the Eligible Dealer disclosed to the Borrower or the Seller, except for temporary relocations permitted pursuant to the Underwriting Guidelines;
(c)the vehicle is held for sale or lease in the ordinary course of the Eligible Dealer’s business;
(d)the vehicle is of good and merchantable quality;
(e)the vehicle was purchased by the Eligible Dealer at auction within sixty (60) days of the Transfer Date for the Collateral Receivable relating to such vehicle;
(f)the net book value of such vehicle (as determined by the auction price of such vehicle) does not exceed $150,000;
(g)the Obligor on the Collateral Receivable relating to such vehicle has obtained and maintains an insurance policy or policies covering such vehicle for at least the amount required by the Portfolio Documents and the Servicer is listed as loss payee and as an additional insured with respect to such policy or policies, as applicable;
(h)ACV Capital LLC physically holds the title to the vehicle; provided that, with respect to non-captive transactions, the title may be outside of ACV Capital LLC’s physical possession and “in-transit” to ACV Capital LLC for a period of up to sixty (60) days; and
(i)the vehicle otherwise complies with all requirements of the applicable Portfolio Documents.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

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“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.
“ERISA Event” means (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the thirty (30) day notice requirement is waived); (b) the failure with respect to any Plan to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA); (c) the filing pursuant to Section 412(c) of the Code or Section 302 of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) a determination that any Plan is, or is expected to be, in “at risk” status (as defined in Section 430 of the Code or Section 303 of ERISA); (e) the incurrence by the Borrower or any member of its ERISA Group of any liability under Title IV of ERISA with respect to the termination of any Plan; (f) (i) the receipt by the Borrower or any member of its ERISA Group from the PBGC of a notice of determination that the PBGC intends to seek termination of any Plan or to have a trustee appointed for any Plan, or (ii) the filing by the Borrower or any member of its ERISA Group of a notice of intent to terminate any Plan; (g) the incurrence by the Borrower or any member of its ERISA Group of any liability (i) with respect to a Plan pursuant to Sections 4063 and 4064 of ERISA, (ii) with respect to a facility closing pursuant to Section 4062(e) of ERISA, or (iii) with respect to the withdrawal or partial withdrawal from any Multiemployer Plan; (h) the receipt by the Borrower or any member of its ERISA Group of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, in endangered status or critical status, within the meaning of Section 432 of the Code or Section 305 of ERISA or is or is expected to be insolvent or in reorganization, within the meaning of Title IV of ERISA; or (i) the failure of the Borrower or any member of its ERISA Group to make any required contribution to a Multiemployer Plan.
“ERISA Group” means each controlled group of corporations or trades or businesses (whether or not incorporated) under common control that is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code with the Borrower.
“Erroneous Payment” has the meaning assigned to it in Section 10.07(a).
“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 10.07(d)(i).
“Erroneous Payment Impacted Class” has the meaning assigned to it in Section 10.07 (d)(i).
“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 10.07(d)(i).
“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 10.07(e).
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Event of Default” means the occurrence of any of the events, acts or circumstances set forth in Section 6.01.

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“Excess Spread Ratio” means, with respect to any calendar month, the result of (i) a fraction, expressed as a percentage (which may be a negative percentage), the numerator of which is the excess of (A) the aggregate Finance Collections received during such calendar month over (B) the sum of (x) the Principal Balance of all Collateral Receivables that became or are designated Defaulted Receivables during such calendar month (in each case, determined immediately prior to such Receivables becoming or being designated Defaulted Receivables) and (y) the aggregate amount payable pursuant to clauses (i) and (ii) of Section 9.01 on the Payment Date following such calendar month, and the denominator of which is the Aggregate Principal Balance of all Eligible Receivables as of the first day of such calendar month multiplied by (ii) 12.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.
“Excluded Taxes” has the meaning assigned to such term in Section 11.03(a).
“Exotic Vehicle” shall mean any vehicle manufactured by any of Ferrari, Lamborghini, Maserati, Aston Martin, Bentley, Rolls-Royce, McLaren, Bugatti or Maybach.
“Facility Documents” means this Agreement, the Account Control Agreement, the Servicing Agreement, the Backup Servicing Agreement, the Lender Fee Letter, the Indemnity Agreement, the Performance Guaranty, the Purchase Agreement, the Pledge Agreement and any other security agreements and other instruments entered into or delivered by or on behalf of the Borrower pursuant to Section 7.07 to create, perfect or otherwise evidence the Administrative Agent’s security interest on behalf of itself and the Lenders.
“Facility Group” means a Committed Lender hereunder and its related Funding Agent and Conduit Lenders (if any), each as identified on Schedule 1 hereto, and the Program Support Providers related to any such Conduit Lenders, as applicable.
“FATCA” means Code Sections 1471 through 1474 as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any regulations or official interpretations thereof, any intergovernmental agreements entered into in connection therewith, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any current or future fiscal or regulatory legislation, rules or official administrative practices adopted pursuant to any intergovernmental agreement, or any treaty or convention among Governmental Authorities entered into in connection with the implementation of the foregoing.
“Federal Funds Rate” means, for any day, the greater of (a) the rate calculated by the Federal Reserve Bank of New York based on such day’s Federal funds transactions by depositary institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the Federal funds effective rate and (b) 0%.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States.

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“FICO Score” means a credit score created by Fair Isaac & Corporation, or any successor thereto.
“Final Maturity Date” means the earliest of (a) the Payment Date that is twelve (12) months after the Scheduled Commitment Termination Date, (b) the date of the termination of the Commitments and the acceleration of the maturity of the Loans pursuant to Section 6.02, or (c) the date on which all Obligations shall have been paid in full and all other amounts payable to the Administrative Agent and the Lenders under the Facility Documents shall have been paid in full and the Commitments have terminated hereunder (other than contingent indemnification obligations for which a claim has not been asserted).
“Finance Collections” means all Collections received by the Borrower (or the Servicer on the Borrower’s behalf) in respect of the Collateral Receivables other than Collections applied to reduce the Principal Balance of the Collateral Receivables, including for the avoidance of doubt, all interest, finance charges, late fees and other fees.
“Financial Asset” has the meaning specified in Section 8-102(a)(9) of the UCC.
“Financing Statements” has the meaning specified in Section 9-102(a)(39) of the UCC.
“First Amendment Date” means December [12], 2025.
“Fitch” means Fitch Inc., together with its successors.
“Floor” means a rate of interest equal to 0.00%.
“GAAP” means generally accepted accounting principles in effect from time to time in the United States.
“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, quasi-regulatory authority, administrative tribunal, central bank, public office, court, arbitration or mediation panel, or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of government, including the United States Securities and Exchange Commission, the stock exchanges, any federal, state, territorial, county, municipal or other government or governmental agency or other political unit or subdivision of any of the foregoing, whether domestic or foreign.
“Guarantor” means the Parent.
“Indebtedness” means for any Person (without duplication) (a) all indebtedness created, assumed or incurred in any manner by such Person representing borrowed money (including by the issuance of debt securities), (b) all indebtedness for the deferred purchase price of property or services (other than trade payables and accrued expenses arising in the ordinary course of business), (c) all indebtedness secured by any Lien upon property of such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness; provided that, if such Person has not assumed or become liable for the payment of such indebtedness, the amount of such Indebtedness shall be limited to the lesser of (i) the principal amount of the indebtedness being secured and (ii) the fair market value (as estimated by such Person’s board of directors or board of managers in good faith) of the encumbered property, (d) all capitalized lease obligations of such Person, (e) all obligations of such Person on or with

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respect to letters of credit, bankers’ acceptances and other extensions of credit, (f) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any equity interest in such Person or any other Person or any warrant, right or option to acquire such equity interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (g) all net obligations (determined as of any time based on the termination value thereof) of such Person under any interest rate, foreign currency, and/or commodity swap, exchange, cap, collar, floor, forward, future or option agreement, or any other similar interest rate, currency or commodity hedging arrangement, as estimated by the Parent in good faith, and (h) all guarantees of such Person in respect of any of the foregoing.
“Indemnified Party” has the meaning assigned to such term in Section 11.04(b).
“Indemnified Taxes” has the meaning assigned to such term in Section 11.03(a).
“Indemnity Agreement” means that certain Limited Indemnity Agreement, dated as of June 20, 2024, provided by the Guarantor in favor of the Administrative Agent for the benefit of the Secured Parties, as the same may be amended, restated or modified from time to time.
“Ineligible Receivable” means, as of any date of determination, a Receivable that fails to satisfy one or more criteria of the definition of “Eligible Receivable” after the date of acquisition thereof by the Borrower.
“Intangible Assets” shall mean all assets of any Person which would be classified in accordance with GAAP as intangible assets, including without limitation (a) all franchises, licenses, permits, patents, applications, copyrights, trademarks, trade names, goodwill, experimental or organization expenses and other like intangibles, and (b) unamortized debt discount and expense and unamortized stock discount and expense.
“Interest” means, for each day during an Interest Accrual Period, the sum of the products (for each day during such Interest Accrual Period) of:
IR x P x 1/D
where:
IR    =    the applicable Interest Rate for the Loan on such day;
P    =    the applicable Lender’s portion of the Aggregate Loan Amount on such day; and
D    =    360.
“Interest Accrual Period” means, (i) with respect to the first Payment Date following the Closing Date, the period from and including the Closing Date to and including the Determination Date preceding the first Payment Date and (ii) with respect to any subsequent Payment Date, the period from but excluding the Determination Date immediately preceding the immediately previous Payment Date to and including the Determination Date immediately preceding such current Payment Date; provided, that the final Interest Accrual Period shall end on the Final Maturity Date.

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“Interest Rate” means, for each day during any Interest Accrual Period and with respect to a Lender’s portion of the Aggregate Loan Amount:
(i)    if a Conduit Lender funds (directly or indirectly) such Lender’s portion of the Aggregate Loan Amount, a rate equal to the applicable CP Rate for such day plus the Applicable Margin; and
(ii)    if such Lender funds its portion of the Aggregate Loan Amount other than with Conduit Lender funding, Term SOFR (subject to Section 1.05) (or in the case of an ABR Loan, ABR) for such Interest Accrual Period plus the Applicable Margin plus, if Term SOFR is being used, 0.11448%.
“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.
“Invoice Delivery Date” means the second Business Day immediately preceding each Monthly Reporting Date.
“IRS” means the Internal Revenue Service.
“JPMorgan Credit Agreement” means the Revolving Credit Agreement, dated as of August 24, 2021, among the Parent, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, as the same may be amended, restated, extended, replaced or supplemented from time to time.
“Lender Fee Letter” means that certain Amended and Restated Lender Fee Letter, dated as of the First Amendment Date, by and among the Funding Agents, the Administrative Agent and the Borrower, as the same may be amended, restated or modified from time to time.
“Lenders” means each Person listed on Schedule 1 as a “Lender” and any other Person that shall have become a party hereto as a “Lender” in accordance with the terms hereof pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.
“Leverage Ratio” shall mean, at any date of determination with respect to any Person and its consolidated Subsidiaries, the ratio of (a) Indebtedness of such Person and its consolidated Subsidiaries to (b) the Tangible Net Worth of such Person and its consolidated Subsidiaries.
“Lien” means any mortgage, pledge, hypothecation, assignment, encumbrance, lien or security interest.
“Limited Power of Attorney” shall mean, with respect to each Receivable, a limited power of attorney granted by the Obligor that holds title to each vehicle that serves as collateral for such Receivable, in favor of the Seller or the Borrower.
“Loan” means any loan made by each Lender to the Borrower pursuant to the terms and conditions of this Agreement.
“Margin Stock” has the meaning assigned to such term in Regulation U.

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“Master Servicing Account” means that certain account of the Servicer at JPMorgan Chase Bank, N.A. into which Collections are deposited, or such successor account as may be maintained by the Servicer from time to time in replacement of such account.
“Material Adverse Effect” means an event or circumstance which will or is likely to have a material adverse effect on (a) the ability of any of the Servicer, the Seller, the Parent or the Borrower to perform its obligations under any Facility Document to which it is a party, (b) the recoverability of amounts relating to Collateral Receivables, (c) the legality, validity or enforceability of this Agreement or any other Facility Document, (d) the priority of the Administrative Agent’s Lien on the Collateral or (e) the rights and remedies of the Administrative Agent, the Lenders and the Secured Parties with respect to matters arising under the foregoing clauses (a) through (d).
“Money” has the meaning specified in Section 1-201(b)(24) of the UCC.
“Monthly Invoice” has the meaning specified in Section 2.03(b).
“Monthly Payment Rate Percentage” means, with respect to any calendar month, a fraction (expressed as a percentage) equal to the quotient of (i) the aggregate amount of all principal Collections with respect to the Collateral Receivables received during such calendar month, divided by (ii) the Aggregate Principal Balance of all Collateral Receivables owned by the Borrower on the first day of such calendar month.
“Monthly Report” has the meaning specified in Section 8.04.
“Monthly Reporting Date” means, with respect to any Payment Date, the date that is two (2) Business Days prior to such Payment Date.
“Moody’s” means Moody’s Investors Service, Inc., together with its successors.
“Multiemployer Plan” means a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA, to which the Borrower or any member of its ERISA Group contributes.
“New Lending Office” has the meaning given in Section 11.03(d).
“Non-Defaulting Lender” means, at any time, a Lender that is not a Defaulting Lender.
“Notice of Prepayment” has the meaning assigned to such term in Section 2.04(a).
“Obligations” means all indebtedness, whether absolute, fixed or contingent, at any time or from time to time owing by the Borrower to any Secured Party or any Affected Person under or in connection with this Agreement or any other Facility Document, including all amounts payable by the Borrower in respect of the Loans, with interest thereon, and all fees, original issue discount, expenses and other amounts payable hereunder or under any other Facility Document.
“Obligor” means a person obliged to make payment under, or who is indebted under, a Receivable including any guarantor thereof.
“OFAC” has the meaning assigned to such term in Section 4.01(f).
“Other Connection Taxes” has the meaning given in Section 11.03(a).

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“Other Taxes” has the meaning given in Section 11.03(b).
“Parent” means ACV Auctions Inc.
“Participant” means any Person to whom a participation is sold as permitted by Section 11.06(c).
“PATRIOT Act” has the meaning assigned to such term in Section 11.16.
“Payment Date” means the fifteenth (15) day of each calendar month commencing in July 2024; provided that, if any such day is not a Business Day, then such Payment Date shall be the next succeeding Business Day.
“PBGC” means the Pension Benefit Guaranty Corporation, or any successor agency or entity performing substantially the same functions.
“Percentage” of any Lender or Facility Group means, (a) with respect to any Lender or Facility Group party hereto on the date hereof, the percentage specified for such Lender or Facility Group on Schedule 1 hereto, as such amount is reduced by any Assignment and Acceptance entered into by such Lender or Facility Group with an assignee or increased by any Assignment and Acceptance entered into by such Lender or Facility Group with an assignor, or (b) with respect to a Lender or Facility Group that has become a party hereto pursuant to an Assignment and Acceptance, the percentage set forth therein as such Lender’s or Facility Group’s Percentage, as such amount is reduced by an Assignment and Acceptance entered into between such Lender or Facility Group and an assignee or increased by any Assignment and Acceptance entered into by such Lender or Facility Group with an assignor.
“Performance Guaranty” means that certain Performance Guaranty, dated as of June 20, 2024, provided by the Guarantor in favor of the Administrative Agent for the benefit of the Secured Parties, as the same may be amended, restated or modified from time to time.
“Permitted Asset Sale” means each of the following: (a) the sale and transfer by the Borrower to the Seller of any Ineligible Receivables; or (b) the sale and transfer by the Borrower to the Seller or any other Person of any Defaulted Receivables.
“Permitted Assignee” means (i) with respect to any Lender: (a) any other Lender (other than any Defaulting Lender), (b) any Affiliate of any Lender, (c) any liquidity provider to or sponsor of any Conduit Lender or financial institution otherwise providing the commitment in the event a Conduit Lender chooses not to fund, and (d) any asset-backed commercial paper conduit sponsored, administered or supported by any Lender or any Affiliate of any Lender; or (ii) any other Person with the prior written approval of the Administrative Agent and the Borrower, which shall not be unreasonably withheld or delayed.
“Permitted Liens” means the following: (a) Liens in favor of the Administrative Agent granted pursuant to this Agreement or any other Facility Document; (b) Liens for taxes, assessments and governmental charges not yet due or the payment of which is being contested in good faith and by appropriate proceedings and for which adequate reserves are maintained in accordance with GAAP; and (c) Liens imposed by law, such as carriers’, warehousemen’s, mechanics’, materialmens’ and other similar Liens arising in the ordinary course of business and securing obligations (other than indebtedness for borrowed money) that are not overdue by more than 45 days or are being contested in good faith and

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by appropriate proceedings promptly initiated and diligently conducted, and for which reserves are maintained in accordance with GAAP.
“Person” means an individual or a corporation (including a business trust), partnership, trust, incorporated or unincorporated association, joint stock company, limited liability company, government (or an agency or political subdivision thereof) or other entity of any kind.
“Plan” means an employee pension benefit plan within the meaning of Section 3(2) of ERISA (other than a Multiemployer Plan) sponsored by the Borrower or any member of its ERISA Group or to which the Borrower or any member of its ERISA Group contributes, which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code.
“Pledge Agreement” means that certain Pledge Agreement, dated as of June 20, 2024, between ACV Capital LLC, as pledgor, and the Administrative Agent, as the same may be amended, restated or modified from time to time.
“Portfolio Documents” shall mean, with respect to each Receivable, each contract and other agreement or document executed and delivered by the related Obligor, including, without limitation, (i) any loan agreement or promissory note, (ii) any security agreement and (iii) a Limited Power of Attorney, in each case, to or for the benefit of the Seller or any subsequent transferee thereof, including renewals, extensions, modifications and amendments thereof.
“Post-Default Rate” means a rate equal to the Interest Rate plus 2.00% per annum. The Post-Default Rate will be determined based on a year of three hundred sixty (360) days and the actual number of days elapsed.
“Prime Rate” means the rate of interest per annum last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Any change in the Prime Rate shall take effect at the opening of business on the day such change is publicly announced or quoted as being effective.
“Principal Balance” shall mean, at any specified time with respect to any Receivable, the then outstanding unpaid principal balance of such Receivable.
“Priority of Payments” has the meaning specified in Section 9.01(a).
“Proceeds” has, with reference to any asset or property, the meaning assigned to it under the UCC and, in any event, shall include, but not be limited to, any and all amounts from time to time paid or payable under or in connection with such asset or property.
“Program Support Agreement” means, with respect to any Conduit Lender, any liquidity agreement or any other agreement entered into by any Program Support Provider providing for the issuance of one or more letters of credit for the account of such Conduit Lender (or any related commercial paper issuer that finances such Conduit Lender), the issuance of one or more surety bonds for which such Conduit Lender or such related issuer is obligated to reimburse the applicable Program

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Support Provider for any drawings thereunder, the sale by the Conduit Lender or such related issuer to any Program Support Provider of any interest in an Advance (or portions thereof or participations therein) and/or the making of loans and/or other extensions of liquidity or credit to the Conduit Lender or such related issuer in connection with its commercial paper program, together with any letter of credit, surety bond or other instrument issued thereunder.
“Program Support Provider” means and includes any Person now or hereafter extending liquidity or credit or having a commitment to extend liquidity or credit to or for the account of, or to make purchases from, a Conduit Lender (or any related commercial paper issuer that finances such Conduit Lender) in support of commercial paper issued, directly or indirectly, by such Conduit Lender in order to fund Advances made by such Conduit Lender hereunder or issuing a letter of credit, surety bond or other instrument to support any obligations arising under or in connection with such Conduit Lender’s or such related issuer’s commercial paper program, but only to the extent that such letter of credit, surety bond, or other instrument supported either CP issued to make Advances and purchase the Advances hereunder or was dedicated to that Program Support Provider’s support of the Conduit Lender as a whole rather than one particular issuer (other than the Borrower) within such Conduit Lender’s commercial paper program.
“Proprietor” shall mean each natural person that is an owner or proprietor of an Obligor that is also an obligor or guarantor with respect to a Receivable.
“Purchase Agreement” means that certain Purchase and Sale Agreement, dated as of June 20, 2024, between the Seller and the Borrower, as a purchaser, as the same may be amended, restated or modified from time to time.
“Purchase Price” has the meaning specified in the Purchase Agreement.
“Qualified Institution” means (x) Citibank, N.A. or (y) a depository institution or trust company organized under the laws of the United States of America or any one of the States thereof or the District of Columbia (or any domestic branch of a foreign bank), (i)(a) that has either (1) a long-term unsecured debt rating of “A-” or better by S&P and “A3” or better by Moody’s or (2) a short-term unsecured debt rating or certificate of deposit rating of “A-1” or better by S&P and “P-1” by Moody’s, (b) the parent corporation of which has either (1) a long-term unsecured debt rating of “A-” or better by S&P and “A3” or better by Moody’s or (2) a short-term unsecured debt rating or certificate of deposit rating of “A-1” or better by S&P and “P-1” by Moody’s or (c) is otherwise acceptable to the Administrative Agent and (ii) the deposits of which are insured by the Federal Deposit Insurance Corporation.
“Receivable” means all rights to receive receipts or proceeds from an Obligor in respect of a loan or loans or other financial accommodations originated by the Seller and serviced by the Servicer. Each Receivable shall include, without limitation, all rights (including enforcement rights) under or pursuant to all Related Documents in respect thereof, and all supporting obligations in connection therewith.
“Receivable Addition Date” means the date on which the Seller has transferred the related Receivables to the Borrower.
“Recoveries” mean amounts received from or on behalf of Obligors in respect of Defaulted Receivables.
“Register” has the meaning specified in Section 11.06(d).

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“Regulation T”, “Regulation U” and “Regulation X” mean Regulation T, U and X, respectively, of the Board of Governors of the Federal Reserve System, as in effect from time to time.
“Regulatory Change” has the meaning specified in Section 2.08(a).
“Related Documents” means, with respect to any Collateral Receivable, all Portfolio Documents or agreements or documents evidencing, guaranteeing, securing, governing or giving rise to such Collateral Receivable under which a loan is made to an Obligor.
“Release” has the meaning assigned to such term in Section 8.03(a).
“Release Notice” means a notice substantially in the form attached hereto as Exhibit H.
“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.
“Repurchase Price” means, for any Collateral Receivable repurchased by the Seller under the Purchase Agreement, an amount equal to the outstanding principal balance of such Collateral Receivable plus accrued and unpaid interest thereon as of the date of such repurchase.
“Request for Advance” has the meaning assigned to such term in Section 2.02(a).
“Requested Amount” has the meaning assigned to such term in Section 2.02(a).
“Required Contribution Date” has the meaning assigned to it in Section 6.04(c).
“Required Lenders” means, at any time, (i) the initial Lenders, and (ii) if at such time Lenders include Lenders other than the initial Lenders, Lenders holding a majority of the Loans.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means (a) in the case of a corporation, partnership or limited liability company that, pursuant to its Constituent Documents, has officers, any chief executive officer, chief financial officer, chief operating officer, deputy chief financial officer, financial controller, president, senior vice president or treasurer (b) in the case of a limited partnership, the “Responsible Officer” of the general partner pursuant to clause (a) of this definition, acting on behalf of such general partner in its capacity as general partner, (c) in the case of a limited liability company, any “Responsible Officer” of the sole member or managing member pursuant to clause (a) of this definition, acting on behalf of the sole member or managing member in its capacity as sole member or managing member, (d) in the case of a trust, the “Responsible Officer” of the trustee pursuant to clause (a) of this definition, acting on behalf of such trustee in its capacity as trustee, (e) in the case of the Borrower, the chief executive officer, chief financial officer, president or treasurer and (f) in the case of the Administrative Agent, an officer of the Administrative Agent responsible for the administration of this Agreement.
“Restricted Payments” means the declaration of any distribution or dividends or the payment of any other amount to any shareholder, partner, member or other equity investor in the Borrower on account of any share, membership interest, partnership interest or other equity interest in

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respect of the Borrower, or the payment on account of, or the setting apart of assets for a sinking or other analogous fund for, or the purchase or other acquisition of any class of stock of or other equity interest in the Borrower or of any warrants, options or other rights to acquire the same (or to make any “phantom stock” or other similar payments in the nature of distributions or dividends in respect of equity to any Person), whether now or hereafter outstanding, either directly or indirectly, whether in cash, property (including marketable securities), or any payment or setting apart of assets for the redemption, withdrawal, retirement, acquisition, cancellation or termination of any share, membership interest, partnership interest or other equity interest in respect of the Borrower.
“Revolving Period” means the period from and including the Closing Date and ending upon the earliest of (a) the Scheduled Commitment Termination Date, (b) the occurrence and continuance of an Early Amortization Event or Event of Default that has not been waived with the consent of the Administrative Agent and the Required Lenders (provided, that, the Revolving Period shall be automatically reinstated upon any cure of an Early Amortization Event), or (c) the date of the termination of the Commitments pursuant to Section 6.02.
“Routine Inquiry” shall mean any inquiry, written or otherwise, made by a Governmental Authority to any Person in connection with (i) the routine transmittal of a customer complaint, (ii) a formal or informal request for information regarding the Person’s business activities, licensing status and/or regulatory posture, other than a formal or informal inquiry that alleges any violation or wrongdoing by such Person, or (iii) a civil investigative demand, formal inquiry or investigation into acts or practices that would not render the applicable Receivables or the related Portfolio Documents invalid, illegal or unenforceable as a matter of law or in accordance with their terms.
“S&P” means S&P Global Ratings, together with its successors.
“Sanctioned Jurisdiction” means, at any time, a country or territory that is, or whose government is, the subject of Sanctions.
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions related list maintained by any Sanctions Authority, (b) any Person located, organized, or resident in a Sanctioned Jurisdiction, or (c) any other subject of Sanctions, including, without limitation, any Person controlled or 50 percent or more owned in the aggregate, directly or indirectly, by, or acting for or on behalf of, or at the direction of, any such Person or Persons described in the foregoing clauses (a) or (b).
“Sanctions” means economic, trade, or financial sanctions, requirements, or embargoes imposed, administered, or enforced from time to time by any Sanctions Authority.
“Sanctions Authority” means the United States (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury and the U.S. Department of State), the United Kingdom (including, without limitation, His Majesty’s Treasury), the European Union and any EU member state, the United Nations Security Council, and any other relevant sanctions authority.
“Sanctions Target” means a Sanctioned Person or Sanctioned Jurisdiction.
“Scheduled Commitment Termination Date” means December 10, 2027, or such later date as may be agreed by the Borrower and each of the Lenders and notified in writing to the Administrative Agent.

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“Secured Parties” means the Administrative Agent, the Lenders and their respective permitted successors and assigns.
“Secured Party Information” has the meaning assigned to such term in Section 11.09(b).
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.
“Seller” means ACV Capital LLC, in its capacity as seller under the Purchase Agreement.
“Servicer” means ACV Capital LLC, in its capacity as servicer under the Servicing Agreement, or any other Person acting as successor servicer and that has been approved in writing by the Administrative Agent and consented to by the Required Lenders (such consent not to be unreasonably withheld, conditioned or delayed).
“Servicer Default” shall have the meaning assigned to such term in the Servicing Agreement.
“Servicer’s Monthly Payment Certificate” means a certificate completed and executed by a Responsible Officer of the Servicer substantially in the form of Exhibit E.
“Servicer Termination Notice” has the meaning assigned to such term in Section 6.03(a).
“Servicing Agreement” means that certain Servicing Agreement, dated as of June 20, 2024, among the Servicer, the Borrower and the Administrative Agent, as the same may be amended, restated or modified from time to time.
“Servicing Fee” shall have the meaning assigned to such term in the Servicing Agreement.
“Servicing Policy” means the customary servicing policies and procedures of the Servicer with respect to the servicing and administration of the Receivables from time to time, a copy or copies of which have been previously provided to the Administrative Agent, as such policies may be amended, modified or supplemented from time to time in accordance with the terms of this Agreement and the Servicing Agreement.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Loan” means a Loan that bears interest at a rate based on Term SOFR, other than pursuant to clause (c) of the definition of “ABR”.
“Solvent” means, with respect to any Person, that as of the date of determination, both (i) (a) the sum of such Person’s debt (including contingent liabilities) does not exceed the present fair

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saleable value of such Person’s present assets; (b) such Person’s capital is not unreasonably small in relation to its business as contemplated on the Closing Date and reflected in any of its financial projections; and (c) such Person has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (ii) such Person is “solvent” within the meaning given that term and similar terms under the Bankruptcy Code, Section 271 of the Debtor and Creditor Law of the State of New York or other Applicable Laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standards No. 5).
“Subsidiaries” means, with respect to any Person, any corporation or other Person of which more than 50% of the outstanding Equity Interests having ordinary voting power to elect members of the board of directors, board of managers or other governing body of such Person (other than Equity Interests having such power only by reason of the happening of a contingency), are at the time, directly or indirectly, owned by, or the management of which is otherwise controlled, directly or indirectly, by, such Person and one or more of its other Subsidiaries or a combination thereof.
“Tangible Net Worth” means, as of any date, the aggregate total assets of the Parent and its Subsidiaries, calculated in accordance with GAAP, minus the aggregate total debt of the Parent and its Subsidiaries, calculated in accordance with GAAP, minus the amount of all intangible items reflected therein, including all unamortized debt discount and expense, unamortized research and development expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, and all similar items that should properly be treated as intangibles in accordance with GAAP, minus, without duplication, all amounts due from the Parent’s Affiliates.
“Taxes” has the meaning assigned to such term in Section 11.03(a).
“Term SOFR” means, for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Accrual Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Accrual Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, provided that, if Term SOFR as so determined shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

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“Transfer Date” has the meaning specified in the Purchase Agreement.
“UCC” means the Uniform Commercial Code, as from time to time in effect in the State of New York; provided that if, by reason of any mandatory provisions of law, the perfection, the effect of perfection or non-perfection or priority of the security interests granted to the Administrative Agent pursuant to this Agreement are governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States of America other than the State of New York, then “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of such perfection, effect of perfection or non-perfection or priority.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Underwriting Guidelines” means the underwriting guidelines of the Seller with respect to the Receivables, a copy or copies of which have been previously provided to the Administrative Agent and a copy of which, as of the Closing Date, is attached hereto as Exhibit G, as such guidelines may be amended, modified or supplemented from time to time in accordance with the terms of this Agreement.
“Unmatured Event of Default” means any event which, with the passage of time, the giving of notice, or both, would constitute an Event of Default.
“Unmatured Servicer Default” means any event which, with the passage of time, the giving of notice, or both, would constitute a Servicer Default.
“Unrestricted Cash” means, with respect to any calendar month or fiscal quarter, the sum of (a) the cash and Cash Equivalents of the Parent and its consolidated Subsidiaries that, in accordance with GAAP, is reflected on the consolidated balance sheet of the Parent and its consolidated Subsidiaries, as of the end of such calendar month or fiscal quarter, as applicable, but only to the extent that such cash and Cash Equivalents (or any deposit account or securities account in which such cash and Cash Equivalents are held) are not controlled by or subject to any Lien or other preferential arrangement in favor of any creditor (other than customary Liens of account banks); provided, that the calculation of Unrestricted Cash to the extent attributable to any Subsidiary shall be the Unrestricted Cash of such Subsidiary multiplied by the percentage Equity Interests in such Subsidiary held by the Parent (measured against all Equity Interests in such Subsidiary held by all Persons), plus (b) the undrawn commitments that can be drawn under the JPMorgan Credit Agreement as of the end of such calendar month or fiscal quarter, as applicable.
“Unused Fee” has the meaning assigned to such term in the Lender Fee Letter.

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“Upfront Fee” shall have the meaning assigned to such term in the Lender Fee Letter.
“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“Volcker Rule” means the common rule entitled “Proprietary Trading and Certain Interests and Relationships with Covered Funds” published at 79 Fed. Reg. 5779 et seq.
“Warranty Receivable” means a Collateral Receivable that is required to be repurchased by the Seller pursuant to the terms of the Purchase Agreement.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
“3-Month Average Default Ratio” means, as of any date of determination, the average of the Default Ratios for the three most recently ended calendar months.
“3-Month Average Excess Spread Ratio” means, as of any date of determination, the average of the Excess Spread Ratios for the three most recently ended calendar months.
“3-Month Average Payment Rate Percentage” means, as of any date of determination, the average of the Monthly Payment Rate Percentages for the three most recently ended calendar months.
Section 1.02Rules of Construction.
For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires (i) singular words shall connote the plural as well as the singular, and vice versa, except as indicated and as may be appropriate, (ii) the words “herein,” “hereof” and “hereunder” and other words of similar import used in this Agreement refer to this Agreement as a whole and not to any particular article, schedule, section, paragraph, clause, exhibit or other subdivision, (iii) the headings, subheadings and table of contents set forth in this Agreement are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect the meaning, construction or effect of any provision hereof, (iv) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless otherwise specified herein, (v) references in this Agreement to “include” or “including” shall mean include or including, as applicable, without limiting the generality of any description preceding such term, and for purposes hereof the rule of ejusdem generis shall not be applicable to limit a general statement, followed by or with reference to an enumeration of specific matters, to matters similar to those specifically mentioned, (vi) the word “will” shall be construed to have the same meaning and effect as the

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word “shall,” (vii) any definition of or reference to any Facility Document, agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated or otherwise modified (subject to any restrictions on such amendments, restatements or modifications set forth herein), (viii) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions set forth herein or in any other applicable agreement), (ix) any reference to any law or regulation herein shall refer to such law or regulation as amended, modified or supplemented from time to time, and (x) each reference to time without further specification shall mean the time in New York, New York.
Section 1.03Computation of Time Periods.
Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” both mean “to but excluding”. Periods of days referred to in this Agreement shall be counted in calendar days unless Business Days are expressly prescribed.
Section 1.04Collateral Value Calculation Procedures.
(a) In connection with all calculations required to be made pursuant to this Agreement with respect to any payments on any other assets included in the Collateral, with respect to the sale of and purchase of Receivables, and with respect to the income that can be earned on any other amounts that may be received for deposit in the Collection Account, the provisions set forth in this Section 1.04 shall be applied. The provisions of this Section 1.04 shall be applicable to any determination or calculation that is covered by this Section 1.04, whether or not reference is specifically made to Section 1.04, unless some other method of calculation or determination is expressly specified in the particular provision.
(a) References in the Priority of Payments to calculations made on a “pro forma basis” shall mean such calculations after giving effect to all payments, in accordance with the Priority of Payments, that precede (in priority of payment) or include the clause in which such calculation is made.
(b)References in this Agreement to the Borrower’s “purchase” or “acquisition” of a Receivable include references to the Borrower’s acquisition of such Receivable by way of a sale and/or contribution from the Seller.
(c)Notwithstanding any other provision of this Agreement to the contrary, all monetary calculations under this Agreement shall be in Dollars. For purposes of this Agreement, calculations with respect to all amounts received or required to be paid in a currency other than Dollars shall be valued at zero.
Section 1.05Benchmark Replacement Setting.
(a)Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Facility Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 1.05(a)(i) will occur prior to the applicable Benchmark Transition Start Date.

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(b)Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Facility Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Facility Document.
(c)Notices; Standard for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Borrower of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 1.05(d). Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 1.05, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Facility Document, except, in each case, as expressly required pursuant to this Section 1.05.
(d)Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Facility Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then the Administrative Agent may modify the definition of “Interest Accrual Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable, non-representative, non-compliant or non-aligned tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Accrual Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(e)Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, and at all times during the continuation of a Benchmark Unavailability Period, the Loans that are not funded with CP will bear interest based on the ABR. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR.
(f)Disclaimer. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to ABR, the Term SOFR Reference Rate, Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such

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alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, ABR, the Term SOFR Reference Rate, Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of ABR, the Term SOFR Reference Rate, Term SOFR, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain ABR, the Term SOFR Reference Rate, Term SOFR, Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
Section 1.06Inability to Determine Rates. Subject to Section 1.05, if, on or prior to the first day of any Interest Accrual Period for any SOFR Loan, (x) the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Term SOFR” cannot be determined pursuant to the definition thereof, or (y) the Required Lenders determine that for any reason in connection with any request for any SOFR Loan or a continuation thereof that “Term SOFR” for any Interest Accrual Period with respect to a proposed SOFR Loan does not adequately and fairly reflect the cost to such Lenders of making and maintaining such Loan, and the Required Lenders have provided notice of such determination to the Administrative Agent, the Administrative Agent will promptly so notify the Borrower and each Lender in writing in accordance with Section 11.02. Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make SOFR Loans shall be suspended (to the extent of the affected SOFR Loans or affected Interest Accrual Periods) until the Administrative Agent (with respect to clause (y), at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a borrowing of SOFR Loans (to the extent of the affected SOFR Loans or affected Interest Accrual Periods) and (ii) any outstanding affected SOFR Loans will be deemed to have been converted into ABR Loans at the end of the applicable Interest Accrual Period.
Article II

ADVANCES
Section 2.01Revolving Credit Facility. (a) On the terms and subject to the conditions hereinafter set forth, including Article III, each Lender (other than a Conduit Lender which is not a Committed Conduit Lender) agrees to make loans to the Borrower (each, an “Advance”) from time to time on any Business Day during the period from the Closing Date until the Commitment Termination Date, as shall be identified as the Borrowing Date for such Advance specified in the related Request for Advance pursuant to Section 2.02, on a pro rata basis (based on each Facility Group’s Commitment) across all Facility Groups, in each case in an aggregate principal amount at any one time outstanding up to but not exceeding such Facility Group’s Commitment and, as to all Lenders, in an aggregate principal amount up to but not exceeding an amount such that the Advances outstanding do not exceed the Borrowing Base, as then in effect. Each such borrowing of an Advance on any single day is referred to herein as a “Borrowing”.
(b) Within such limits and subject to the other terms and conditions of this Agreement, the Borrower may borrow (and re-borrow) under this Section 2.01 and prepay the Loans under Section 2.04. Each Lender’s obligations under this Section are several and the failure of any Lender to make available its share of any requested Advance amount on the date of any Advance shall not relieve any other Lender of its obligations hereunder. No Lender shall be obligated to fund any portion of any Advance which would cause the aggregate principal amount of its Advances to exceed its Commitment. The Commitment of each Lender is set forth on Schedule 1.

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Section 2.02Making of the Advances. (a) If the Borrower desires to make a Borrowing under this Agreement, the Borrower shall provide the Administrative Agent and each Funding Agent with a written request for an advance substantially in the form of Exhibit A hereto (a “Request for Advance”), which Request for Advance shall be irrevocable and effective upon receipt of (i) a Borrowing Base Certificate demonstrating compliance with the Borrowing Base Test as of the date of the Request for Advance and (ii) a Data File identifying certain characteristics of any Receivables being sold to the Borrower in connection with such Borrowing, in each case, subject to Section 2.02(b), not later than 12:00 p.m. (New York time) on the third U.S. Government Securities Business Day immediately prior to the day of the requested Borrowing (or such later time or date as the Administrative Agent and the applicable Funding Agents may agree). The proposed Borrowing Date specified in each Request for Advance shall be a Business Day falling on or prior to the Commitment Termination Date, and the amount of the Borrowing requested in each such Request for Advance (the “Requested Amount”) shall be equal to at least $500,000 (or, if less, the remaining unfunded Commitments hereunder) and integral multiples of $1 in excess thereof.
        Promptly following receipt of a Request for Advance in accordance with this Section 2.02, the Funding Agents shall advise each applicable Lender in its Facility Group of the details thereof and of the amounts of such Lender’s Advance to be made as part of the requested Borrowing. Each Request for Advance shall be dated the date it is delivered to the Administrative Agent and the Funding Agents, and signed by a Responsible Officer of the Borrower. By submitting a Request for Advance, the Borrower shall be deemed to have represented and warranted to the Administrative Agent and the Lenders that, immediately after giving effect to the proposed Borrowing on the related Borrowing Date, each of the conditions precedent set forth in Section 3.02 have been satisfied.
(a)Funding by Lenders. Each Facility Group shall make its Percentage of the applicable Requested Amount on each Borrowing Date by wire transfer of immediately available funds by 3:00 p.m. (New York City time) to the account designated by the Borrower on the related Request for Advance. Notwithstanding the foregoing, with respect to any Facility Group, each Conduit Lender without a Commitment in such Facility Group may, in its sole discretion, make available to the Borrower the Percentage of the applicable Requested Amount allocable to such Conduit Lender’s Facility Group. If a Conduit Lender (other than a Committed Conduit Lender) elects not to fund its Facility Group’s Percentage of the Requested Amount, such Conduit Lender’s related Lender or Lenders with a Commitment or Commitments in such Conduit Lender’s Facility Group, respectively, shall, upon satisfaction of the applicable conditions set forth in this Agreement, make available to the Borrower, such Facility Group’s respective Percentage of the Requested Amount.
(b)Each Request for Advance, upon submission of the final Request for Advance, shall be irrevocable and binding on the Borrower, and the Borrower shall indemnify each Lender against any loss or expense incurred by such Lender, either directly or indirectly (including, in the case of a Conduit Lender, through the applicable Program Support Agreement) as a result of any failure by the Borrower to complete such Advance, including any loss or expense incurred by such Lender or such Lender’s conduit administrator, either directly or indirectly (including, in the case of a Conduit Lender, pursuant to the applicable Program Support Agreement) by reason of the liquidation or reemployment of funds acquired by such Lender (or the applicable Program Support Provider(s)) (including funds obtained by issuing CP or promissory notes or obtaining deposits or loans from third parties) in order to fund such Advance; provided, that no such loss or expense shall be indemnifiable absent receipt by the Borrower of a statement of the applicable Lender setting forth in reasonable detail the basis of such demand for indemnity.
Section 2.03Payment of Principal and Interest. The Borrower shall pay principal and interest on the Loans as follows:
(a)100% of the outstanding principal amount of the Loans, together with all accrued and unpaid Interest thereon shall be due and payable on the Final Maturity Date.

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(b)Interest shall accrue on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full. The Administrative Agent shall prepare an invoice for each Payment Date (each, a “Monthly Invoice”) and deliver such invoice to the Servicer and the Borrower on the related Invoice Delivery Date, setting forth the interest due by the Borrower to each of the Lenders on such Payment Date. The interest rates applicable to the Loans shall be determined by the Administrative Agent in accordance with the applicable provisions hereof, and such determination shall be conclusive absent manifest error.
(c)Accrued Interest on the Aggregate Loan Amount in respect of each Interest Accrual Period shall be payable in arrears (x) on each Payment Date next succeeding such Interest Accrual Period, and (y) in connection with any prepayment in full of the Aggregate Loan Amount pursuant to Section 2.04(a); provided that (i) with respect to any prepayment in full of the Aggregate Loan Amount, accrued and unpaid Interest on such amount to but excluding the date of prepayment may be payable on such date of prepayment or as otherwise agreed to between the Lenders and the Borrower and (ii) with respect to any partial prepayment of the Aggregate Loan Amount, accrued Interest on such amount to but excluding the date of prepayment shall be payable following such prepayment on the applicable Payment Date in accordance with the Priority of Payments for the Collection Period in which such prepayment occurred.
(d)Subject in all cases to Section 2.03(f), the obligation of the Borrower to pay the Obligations, including the obligation of the Borrower to pay the Lenders the outstanding principal amount of the Aggregate Loan Amount and accrued Interest thereon shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms hereof, under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower or any other Person may have or have had against any Secured Party or any other Person.
(e)As a condition to the payment of principal and interest without the imposition of withholding Tax, the Borrower or the Administrative Agent may require certification reasonably acceptable to it to enable the Borrower and the Administrative Agent to determine their duties and liabilities with respect to any Taxes or other charges that they may be required to deduct or withhold from payments in respect of such payment under any present or future law or regulation of the United States and any other applicable jurisdiction, or any present or future law or regulation of any political subdivision thereof or taxing authority therein or to comply with any reporting or other requirements under any such law or regulation.
(f)No recourse shall be had against any officer, director, employee, shareholder, owner, Affiliate, member, manager, agent, partner, principal or incorporator of the Borrower or their respective successors or assigns for any amounts payable under this Agreement.
Section 2.04Prepayment of the Aggregate Loan Amount.
(a)Optional Prepayments. The Borrower may from time to time on any Business Day, voluntarily prepay the Aggregate Loan Amount in whole or in part, without penalty or premium other than as specified in Section 2.04(c), but subject to payment of all amounts due pursuant to Section 2.03(c) and Section 2.04(c), as follows:
(i)Other than in connection with a prepayment pursuant to Sections 2.04(a)(ii), the Borrower shall have delivered to the Administrative Agent written notice of such prepayment (such notice, a “Notice of Prepayment”) in the form of Exhibit B hereto by no later than 12:00 p.m. (New York time) on the second Business Day prior to the day of such prepayment (or such later time or date as the Administrative Agent and each Funding Agent may agree). Upon receipt of such Notice of Prepayment, the Administrative Agent shall promptly notify each Funding Agent and each Funding Agent shall promptly notify each Lender in its Facility Group. Each prepayment of the Aggregate Loan Amount by the Borrower pursuant to this Section 2.04(a)(i) shall be in a principal amount of at least $500,000 or, if less, the entire

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Aggregate Loan Amount. Each prepayment of the Loans shall be made ratably among the Lenders based on the aggregate outstanding principal amount of the Advances held by each Lender. The Borrower shall make the payment amount specified in such notice by wire transfer of immediately available funds by 2:00 p.m. (New York time) to the account of the applicable Lenders, as directed by each applicable Funding Agent.
(ii)On any date that the Borrower acquires Receivables from the Seller pursuant to the Purchase Agreement or the Borrower consummates a Permitted Asset Sale in accordance with the terms and conditions of this Agreement, the Borrower may make an optional prepayment of some or all of the Aggregate Loan Amount by withdrawing funds on deposit in the Collection Account (including any proceeds of a Permitted Asset Sale); provided, that the Administrative Agent and each Funding Agent shall have received no later than 2:00 p.m. (New York time) on the Business Day immediately prior to the day of such prepayment, a Borrowing Base Certificate and related Data File (i) certifying that the Borrowing Base Test will be satisfied after such prepayment and (ii) demonstrating that, following such prepayment, funds shall remain in the Collection Account sufficient to pay in full all amounts due and owing on the immediately following Payment Date pursuant to Sections 9.01(a)(i), (ii) and (iii). For the avoidance of doubt, the Borrower may satisfy clause (i) of the foregoing condition (A) in respect of any prepayment being made on a Borrowing Date by delivering a Request for Advance dated as of the date of such withdrawal that includes the calculation of the Borrowing Base as of such date or (B) in respect of any prepayment being made on the date of a Permitted Asset Sale by delivering the required deliverables pursuant to Section 8.05(a)(i)(y) of this Agreement.
(b)Mandatory Prepayments. The Borrower shall prepay the Loans on each Payment Date in the manner and to the extent provided in the Priority of Payments. The Borrower (or the Servicer on its behalf) shall provide, in each Monthly Report, notice of the aggregate amount of Loans that are to be prepaid on the related Payment Date in accordance with the Priority of Payments. Additionally, if on any day during the Revolving Period the Borrowing Base Test shall not be satisfied, the Borrower shall prepay the Loans in an amount sufficient to satisfy the Borrowing Base Test within five (5) Business Days by withdrawing funds on deposit in the Collection Account unless the Borrower has entered into Permitted Asset Sales within such five (5) Business Days the proceeds of which (together with the Eligible Investments and other amounts on deposit in the Collection Account) shall be sufficient to satisfy the Borrowing Base Test after giving effect to any prepayment of the Loans within such five (5) Business Days pursuant to Section 2.04(a).
(c)Additional Prepayment Provisions. Each prepayment pursuant to this Section 2.04 shall be subject to Section 2.03(c) and applied to the Aggregate Loan Amount in accordance with the Lenders’ pro rata share of the Aggregate Loan Amount. The Borrower hereby agrees to reimburse the Administrative Agent or any Lender, as applicable, in such amount or amounts as shall compensate the Administrative Agent or any such Lender, as applicable, for any actual loss, cost or expense incurred by the Administrative Agent or any such Lender, as applicable (as reasonably determined by the Administrative Agent or any such Lender, as applicable) as a result of any prepayment pursuant to this Section 2.04 that is not made on a Payment Date.
Section 2.05Changes of Commitments.
(a)Automatic Reduction and Termination. The Commitments of all Committed Lenders shall be automatically reduced to zero at 5:00 p.m. (New York time) on the Commitment Termination Date.
(b)Optional Reductions. Prior to the Commitment Termination Date and except as specified in Section 2.13(c), the Borrower shall have the right to terminate or reduce the unused amount of the Commitment Amount at any time or from time to time without any fee or penalty upon not less than five (5) Business Days’ prior written notice to the Lenders, the

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Funding Agents and the Administrative Agent of each such termination or reduction, which notice shall specify the effective date of such termination or reduction and the amount of any such termination or reduction; provided that (i) the amount of any such reduction of the Commitment Amount shall be equal to at least $1,000,000, and (ii) no such reduction will reduce the Commitment Amount below the Aggregate Loan Amount at such time. Such notice of termination or reduction shall be irrevocable and effective only upon receipt and shall be applied pro rata to reduce the respective Commitments of each Committed Lender.
(c)Effect of Termination or Reduction. The Commitments of the Committed Lenders once terminated or reduced may not be reinstated unless otherwise approved by the Administrative Agent, the Funding Agents and the Lenders. Each termination or reduction of the Commitment Amount pursuant to this Section 2.05 shall be applied ratably among the Committed Lenders in accordance with their respective Commitments.
Section 2.06Maximum Lawful Rate. It is the intention of the parties hereto that the Interest on the Aggregate Loan Amount shall not exceed the maximum rate permissible under Applicable Law. Accordingly, anything herein to the contrary notwithstanding, in the event any interest is charged to, collected from or received from or on behalf of the Borrower by the Lenders pursuant hereto in excess of such maximum lawful rate, then the excess of such payment over that maximum shall be applied first to the payment of amounts then due and owing by the Borrower to the Secured Parties under this Agreement (other than in respect of principal of and interest) and then to the reduction of the outstanding principal amount of the Aggregate Loan Amount.
Section 2.07Several Obligations. The failure of any Lender to make any Advance to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Advance on such date. Neither the Administrative Agent nor any Funding Agent shall be responsible for the failure of any Lender to make any Advance and no Lender shall be responsible for the failure of any other Lender to make an Advance to be made by such other Lender.
Section 2.08Increased Costs. (a) If the introduction of or any change in or in the interpretation, application or implementation of any Applicable Law or GAAP or other applicable accounting policy after the date hereof (a “Regulatory Change”):
(A)shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System, but excluding any reserve included in the determination of interest), compulsory loan, insurance charge, special deposit or similar requirement against assets of any Affected Person, deposits or obligations with or for the account of any Affected Person or credit extended by any Affected Person;
(B)shall change the amount of capital maintained or required or requested or directed to be maintained by any Affected Person;
(C)shall impose any other condition affecting any Advance owned or funded in whole or in part by any Affected Person, or its obligations or rights, if any, to make Advances or to provide funding therefor;
(D)subject any Affected Person to any Taxes (other than (1) Indemnified Taxes, (2) Taxes described in clauses (B) through (D) of the definition of Excluded Taxes and (3) Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes) on its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

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(E)shall change the rate for, or the manner in which the Federal Deposit Insurance Corporation (or a successor thereto) assesses, deposit insurance premiums or similar charges;
and the result of any of the foregoing is or would be:
(x)    to increase the cost to or to impose a cost on an Affected Person funding or making or maintaining the Aggregate Loan Amount;
(y)    to reduce the amount of any sum received or receivable by an Affected Person under this Agreement; or
(z)     to reduce the rate of return on the capital of an Affected Person as a consequence of its obligations hereunder or under any Program Support Agreement to a level below that which such Affected Person could have achieved but for such Regulatory Change (taking into consideration such Affected Person’s policies with respect to capital adequacy);
then, commencing on the first Payment Date after demand by such Affected Person (which demand shall be accompanied by a statement setting forth in reasonable detail the basis of such demand), the Borrower shall pay directly to such Affected Person such additional amount or amounts as will compensate such Affected Person for such additional or increased cost or such reduction to the extent accruing after the date of such demand in accordance with the Priority of Payments from funds available for such purpose. In connection with any amounts to be reimbursed to any Lender on a Payment Date pursuant to this Section 2.08, the Borrower hereby agrees that it shall cause the Servicer to reflect such amounts to be reimbursed to each Lender on the Servicer’s Monthly Payment Certificate. For the avoidance of doubt, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd Frank Act”); (ii) the revised Basel Accord prepared by the Basel Committee on Banking Supervision as set out in the publication entitled “Basel II: International Convergence of Capital Measurements and Capital Standards: A Revised Framework,” as updated from time to time (“Basel II”); (iii) the publication entitled “Basel III: A global regulatory framework for more resilient banks and banking systems,” as updated from time to time (“Basel III”), including without limitation, any publications addressing the liquidity coverage ratio or the supplementary leverage ratio; or (iv) any implementing laws, rules, regulations, guidance, interpretations or directives from any Governmental Authority relating to the Dodd Frank Act, Basel II or Basel III (whether or not having the force of law), and in each case all rules and regulations promulgated thereunder or issued in connection therewith shall be deemed to have been introduced after the Closing Date, thereby constituting a Regulatory Change hereunder with respect to the Affected Persons as of the Closing Date, regardless of the date enacted, adopted or issued, and such additional amounts which are sufficient to compensate such Affected Person for such increase in capital or liquidity or reduced return in accordance with the Priority of Payments.
If any Affected Person becomes entitled to claim any additional amounts pursuant to this Section 2.08, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled and deliver to the Borrower a certificate setting forth in reasonable detail such amounts.
(a)Each demand made pursuant to this Section 2.08 shall be provided by a Lender to the Borrower in writing and shall state, in reasonable detail, the reasons therefor. In determining the amount owed by the Borrower under this Section 2.08, any applicable Lender or Affected Person may use any method of averaging and attribution that it shall reasonably

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deem applicable so long as it applies such method to other similar transactions. Failure or delay on the part of any Lender or Affected Person to demand compensation pursuant to this Section 2.08 shall not constitute a waiver of any such Lender or Affected Person’s right to compensation; provided that the Borrower shall not be required to compensate such Lender or Affected Person pursuant to this Section 2.08 for any increased costs or reductions incurred more than one hundred twenty (120) days prior to the date that such Lender or Affected Person notifies the Borrower of the Regulatory Change giving rise thereto; provided further that, if such Regulatory Change is retroactive, then the 120 day period referred to in the preceding proviso shall be extended to include the period of retroactive effect thereof.
(b)Upon the occurrence of any event giving rise to the Borrower’s obligation to pay additional amounts to a Lender pursuant to this Section 2.08, such Lender will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to reduce or eliminate any claim for compensation pursuant to this Section 2.08, including but not limited to designating a different lending office if such efforts or designation would reduce or obviate the obligations of the Borrower to make future payments of such additional amounts pursuant to this Section 2.08; provided that such efforts or designation will not, in the reasonable opinion of such Lender, be unlawful or otherwise disadvantageous to such Lender or inconsistent with its policies or made on such terms that such Lender and its lending office suffer unreimbursed cost or expense or material legal or regulatory disadvantage (as reasonably determined by such Lender), with the object of avoiding future consequence of the event giving rise to the operation of any such provision.
Section 2.09Rescission or Return of Payment. The Borrower agrees that, if at any time (including after the occurrence of the Final Maturity Date) all or any part of any payment previously made by it to any Secured Party or any designee of a Secured Party is or must be rescinded or returned for any reason whatsoever (including the insolvency, bankruptcy or reorganization of the Borrower or any of its Affiliates), the obligation of the Borrower to make such payment to such Secured Party shall, for the purposes of this Agreement, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence and this Agreement shall continue to be effective or be reinstated, as the case may be, as to such obligations, all as though such payment had not been made; provided that interest shall accrue on any such amount from and after the date of its original payment by the Borrower.
Section 2.10Payments Generally. (a) Except as otherwise provided under Section 11.04, all amounts owing and payable to any Secured Party, any Affected Person or any Indemnified Party, in respect of the Aggregate Loan Amount and other Obligations, including the principal thereof, interest, fees, indemnities, expenses or other amounts payable under this Agreement or under any other Facility Document, shall be paid by the Borrower to the applicable recipient in Dollars, in immediately available funds, in accordance with the Priority of Payments, and all without counterclaim, setoff, deduction, defense, abatement, suspension or deferment. The Administrative Agent and each Lender shall provide wire instructions to the Borrower (i) prior to the Closing Date, in the case of the Administrative Agent and any Lender party hereto as of the Closing Date and (ii) prior to executing an Assignment and Acceptance substantially in the form attached hereto as Exhibit C, in the case of any Lender who is not a party hereto as of the Closing Date. Payments received from the Borrower after 5:00 p.m. (New York time) on a Business Day will be deemed to have been paid on the next following Business Day.
(a)Except as otherwise expressly provided herein, all computations of interest on the Aggregate Loan Amount, and to the extent applicable, all computations of fees and other Obligations, shall, in each case, be made on the basis of a year of 360 days (or in the case of interest computed by reference to the ABR at times when the ABR is based on the Prime Rate, such interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year)) for the actual number of days elapsed, inclusive of the date the Advance is made and exclusive of the date of payment. All computations made by a Lender, the Administrative Agent or a Funding Agent under this Agreement shall be conclusive absent manifest error.
Section 2.11Extension of the Scheduled Committed Termination Date. A Responsible Officer of the Borrower may make a request to the Administrative Agent, the Funding Agents and the Lenders, upon written notice, to extend the Scheduled Commitment Termination Date for

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an additional period mutually agreeable to the Borrower and the Administrative Agent (acting at the direction of the Required Lenders). No later than thirty (30) days from the date on which the Administrative Agent and the Lenders shall have received any such written notice from a Responsible Officer of the Borrower pursuant to the preceding sentence, the Administrative Agent shall notify the Borrower of the initial consent or non-consent of the Administrative Agent and the Required Lenders to such extension request, which consent shall be given at the sole and absolute discretion of the Administrative Agent and the Required Lenders. If the Administrative Agent and the Required Lenders shall have consented to such extension request, the Administrative Agent (acting at the direction of the Required Lenders) shall deliver to the Borrower written notice of the Administrative Agent’s and the Lenders’ election to extend the Scheduled Commitment Termination Date. The consent of the Administrative Agent and the Required Lenders shall be subject to the preparation, execution and delivery of any required legal documentation in form and substance satisfactory to the Administrative Agent and the Required Lenders and their counsel incorporating substantially the terms and conditions contained in the extension request. Failure of the Administrative Agent to respond to a request for extension of the Scheduled Commitment Termination Date shall constitute denial of such extension and, as a result, the current Scheduled Commitment Termination Date shall continue to be applicable. As part of any extension of the Scheduled Commitment Termination Date, the Final Maturity Date shall also be extended by an equal period of time unless otherwise agreed by the Administrative Agent (acting at the direction of the Required Lenders) and the Borrower.
Section 2.12[Reserved].
Section 2.13Defaulting Lenders. (a) Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:
(i)Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 11.01(c).
(ii)Certain Fees. Notwithstanding any other provision of this Agreement or the other Facility Documents to the contrary, for so long as a Lender is a Defaulting Lender (such period of time, a “Default Period”), such Defaulting Lender shall not be entitled to receive any Unused Fees or Additional Unused Fees accruing to it during such Default Period under this Agreement (and the Borrower shall not be required to pay any such Unused Fee or Additional Unused Fees that otherwise would have been required to have been paid to such Defaulting Lender during such Default Period).
(a)Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing that a Lender that is a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such written notice and subject to any conditions set forth therein, that Lender shall purchase such portions of the outstanding Aggregate Loan Amount of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause (i) the Aggregate Loan Amount to be held pro rata by the Lenders in accordance with their respective Percentages of the Commitment Amount, whereupon such Lender will cease to be a Defaulting Lender and will be a Non-Defaulting Lender; provided that no adjustments shall be made retroactively with respect to Unused Fees or Additional Unused Fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
(b)The Borrower may terminate the unused amount of the Commitment of any Defaulting Lender upon not less than five (5) Business Days’ prior written notice to the Administrative Agent (which shall promptly notify the Lenders thereof); provided that

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such termination shall not be deemed to be a waiver or release of any claim the Borrower, the Administrative Agent or any Lender may have against such Defaulting Lender.
(c)The Borrower may on any Business Day, voluntarily prepay the portion of a Defaulting Lender’s Aggregate Loan Amount in whole or in part, without penalty or premium, but subject to payment of all accrued and unpaid Interest on such amount to but excluding the date of prepayment. The Borrower shall have delivered to the Administrative Agent and the applicable Funding Agent and Defaulting Lender written notice of such prepayment by no later than 12:00 p.m. (New York time) on the third U.S. Government Securities Business Day prior to the day of such prepayment (or such later time or date as the Administrative Agent and the applicable Funding Agent and Defaulting Lender may agree).  The Borrower shall make the payment amount specified in such notice by wire transfer of immediately available funds by 12:00 p.m. (New York time) to the account of the applicable Defaulting Lender, as directed by the applicable Funding Agent.
Section 2.14Post-Default Interest. After the occurrence of and during the continuance of an Event of Default, the Borrower shall pay interest on all Obligations that are not paid when due for the period from (and including) the due date thereof until (but excluding) the date the same is paid in full at the Post-Default Rate. Interest payable at the Post-Default Rate shall be payable on each Payment Date in accordance with the Priority of Payments.
Section 2.15Lender Relationship.
(a)In exercising any of its or their voting rights, rights to direct and consent or any other rights as a Lender hereunder, subject to the terms and conditions of this Agreement, a Lender or Lenders, as the case may be, shall not, except as may be expressly provided herein with respect to any particular matter, have any obligation or duty to any Person or to consider or take into account the interests of any Person and shall not be liable to any Person for any action taken by it or them or at its or their direction or any failure by it or them to act or to direct that an action be taken, without regard to whether such action or inaction benefits or adversely effects any Lender, the Borrower or any other Person, except for any liability to which such Lender may be subject to the extent that the same results from such Lender’s taking or directing an action, or failing to take or direct an action, in bad faith or in violation of the express terms of this Agreement.
Article III

CONDITIONS PRECEDENT
Section 3.01Conditions Precedent to Initial Advances. The effectiveness of this Agreement and of the obligation of each Lender hereunder to make its initial Advance hereunder shall be subject to receipt in satisfactory form or waiver by the Administrative Agent of the following conditions precedent:
(a)each of the Facility Documents duly executed and delivered by the parties thereto, which shall each be in full force and effect;
(b)true and complete copies of the Constituent Documents of the Borrower, the Servicer and the Guarantor as in effect on the date of this Agreement;
(c)a certificate of a Responsible Officer of the Borrower, certifying (i) as to its Constituent Documents, (ii) as to its resolutions or other action of its board of directors or members approving this Agreement and the other Facility Documents to which it is a party and the transactions contemplated thereby, (iii) that its representations and warranties set forth in the Facility Documents to which it is a party are true and correct in all material respects as of the Closing Date (except to the extent such representations and warranties expressly relate to any earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date), (iv) no Early Amortization Event, Unmatured Event of Default or Event of Default has occurred and is continuing, and (v) as to the incumbency and

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specimen signature of each of its Responsible Officers authorized to execute the Facility Documents to which it is a party;
(d)a certificate of a Responsible Officer or secretary of ACV Capital LLC, in its capacities as the Servicer and the Seller, certifying (i) as to its Constituent Documents, (ii) as to its resolutions or other action of its board of directors or members approving this Agreement and the other Facility Documents to which it is a party and the transactions contemplated thereby, (iii) that the representations and warranties of ACV Capital LLC set forth in the Facility Documents to which it is a party are true and correct in all material respects as of the Closing Date (except to the extent such representations and warranties expressly relate to any earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date), (iv) that no Early Amortization Event, Unmatured Event of Default or Event of Default has occurred and is continuing, and (v) as to the incumbency and specimen signature of each of its Responsible Officers authorized to execute the Facility Documents to which it is a party;
(e)a certificate of a Responsible Officer or secretary of the Parent certifying (i) as to its Constituent Documents, (ii) as to its resolutions or other action of its board of directors or members approving this Agreement and the other Facility Documents to which it is a party and the transactions contemplated thereby, (iii) that the representations and warranties of the Parent set forth in the Facility Documents to which it is a party are true and correct in all material respects as of the Closing Date (except to the extent such representations and warranties expressly relate to any earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date), (iv) that no Early Amortization Event, Unmatured Event of Default or Event of Default has occurred and is continuing, and (v) as to the incumbency and specimen signature of each of its Responsible Officers authorized to execute the Facility Documents to which it is a party;
(f)financing statements, duly filed on or before the date of this Agreement, under the UCC in each jurisdiction necessary to perfect the security interest of the Administrative Agent in the Collateral, as contemplated by this Agreement;
(g)completion of “Know Your Customer” procedures customary for a transaction of this type and reasonably requested by the Administrative Agent and any Lender;
(h)legal opinions (addressed to each of the Secured Parties) of one or more firms of counsel to the Borrower, the Seller, the Servicer and the Parent in form and substance acceptable to the Administrative Agent and its counsel with respect to (i) enforceability, corporate power, due authorization, execution and delivery and legal, valid and binding obligation, in each case, in respect of the Facility Documents, (ii) certain UCC matters, including validity and perfection of security interests created pursuant to the Facility Documents, (iii) no consents or approvals, (iv) no conflict with Applicable Law or material documents, (v) Investment Company Act (vi) true sale and non-consolidation of the Borrower and (vii) any other opinions customary for a transaction of this type or reasonably requested by the Administrative Agent and its counsel;
(i) evidence reasonably satisfactory to it that the Collection Account shall have been established;
(j)evidence that (x) all fees or original issue discount, as applicable, to be received by the Administrative Agent and each Lender on or prior to the date of the initial Advance pursuant to the Lender Fee Letter; and (y) the accrued reasonable and documented out-of-pocket and third party fees and expenses of the Administrative Agent and the Lenders associated with the review, preparation, execution and delivery of the Facility Documents and the closing of the transactions contemplated hereby and thereby; and the reasonable and documented fees and expenses of Weil, Gotshal & Manges LLP, counsel to the Administrative Agent, in connection with the transactions contemplated hereby, shall have been paid by the Borrower, in each case, to the

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extent such fees and expenses were invoiced to the Borrower at least two (2) Business Days prior to such date; and
(k)any other deliverable that is customary for a transaction of this type and reasonably requested by the Administrative Agent.
Section 3.02Conditions Precedent to Each Borrowing. The obligation of each Lender to make each Advance to be made by it (including the initial Advance) on each Borrowing Date shall be subject to the satisfaction or waiver by the Administrative Agent of the following conditions precedent:
(a)the Administrative Agent and each Funding Agent shall have received a Request for Advance with respect to such Advance (including the Borrowing Base Certificate attached thereto demonstrating compliance with the Borrowing Base Test as of the date of such Request for Advance) delivered in accordance with Section 2.02;
(b)the Commitment Termination Date has not occurred;
(c)immediately after the making of such Advance on the applicable Borrowing Date, the aggregate outstanding Aggregate Loan Amount shall be less than or equal to the lesser of the Commitment Amount and the Borrowing Base at such time (as demonstrated in the calculations attached to the applicable Request for Advance);
(d)each of the representations and warranties of the Borrower contained in the Facility Documents shall be true and correct in all material respects as of such Borrowing Date, including, without limitation, representations and warranties with respect to the Collateral Receivables as of such date (except to the extent such representations and warranties expressly relate to any earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date as if made on such date);
(e)no Servicer Default, Event of Default, Unmatured Event of Default, Early Amortization Event or Borrowing Base Deficiency (as demonstrated in the calculations attached to the applicable Request for Advance) shall have occurred and be continuing at the time of the making of such Advance or shall result upon the making of such Advance;
(f)the Custodian shall have received the Custodial Deliverables with respect to each Receivable included in the calculation of the Borrowing Base in relation to such applicable Advance; and
(g)receipt by the Administrative Agent, the Funding Agents and Lenders of an updated list of Collateral Receivables and Data File as of the date of such Advance.
Article IV

REPRESENTATIONS AND WARRANTIES
Section 4.01Representations and Warranties of the Borrower. The Borrower represents and warrants to each of the Secured Parties on the Closing Date, each Payment Date and each Borrowing Date, as follows:
(a)Due Organization. The Borrower (i) is a Delaware limited liability company duly organized and validly existing under the laws of the State of Delaware and (ii) has full power and authority to own and operate its assets and properties (including, without limitation, the Collateral), conduct the business in which it is now engaged and to execute and deliver and perform its obligations under this Agreement and the other Facility Documents to which it is a party, including, without limitation, its grant of the Liens with regard to the Collateral. The Borrower has no other operations or business other than owning the Collateral Receivables and activities related thereto.

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(b)Due Qualification and Good Standing. The Borrower is (i) in good standing in the State of Delaware and (ii) duly qualified to do business and, to the extent applicable, in good standing in each other jurisdiction in which the nature of its business, assets and properties, including the performance of its obligations under this Agreement, the other Facility Documents to which it is a party and its Constituent Documents, requires such qualification, except where failure to so qualify would not have a Material Adverse Effect. The Borrower has obtained all necessary licenses and approvals in each jurisdiction in which the nature of its business, assets and properties, including the performance of its obligations under this Agreement, the other Facility Documents to which it is a party and its Constituent Documents, requires, except where failure to do so would not have a Material Adverse Effect.
(c)Due Authorization; Execution and Delivery; Legal, Valid and Binding; Enforceability. The execution and delivery by the Borrower of, and the performance of its obligations under the Facility Documents to which it is a party and the other instruments, certificates and agreements contemplated thereby are within its powers and have been duly authorized by all requisite action by it and have been duly executed and delivered by it and constitute its legal, valid and binding obligations enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally or general principles of equity, regardless of whether considered in a proceeding in equity or at law. The Borrower has all requisite power and authority to borrow hereunder.
(d)Non-Contravention. None of the execution and delivery by the Borrower of this Agreement or the other Facility Documents to which it is a party, the Borrowings or the pledge of the Collateral hereunder, the consummation of the transactions herein or therein contemplated, or compliance by it with the terms, conditions and provisions hereof or thereof, will (i) conflict with, or result in a breach or violation of, or constitute a default under its Constituent Documents, (ii) conflict with, violate or contravene any Applicable Law in any material respect, (iii) conflict with, violate, contravene, result in a breach of or constitute a default under (A) any indenture, agreement or other contractual restriction binding on or affecting it or any of its assets, including any Related Document, or (B) any order, writ, judgment, award, injunction or decree binding on or affecting it or any of its assets or properties or (iv) result in a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability in, or but for any requirement of the giving of notice or the passage of time (or both) would constitute such a conflict with, breach or violation of, or default under, or permit any such acceleration in, any contractual obligation or any agreement or document to which it is a party or by which it or any of its assets are bound (or to which any such obligation, agreement or document relates).
(e)Government Consents. The execution, delivery and performance by the Borrower of this Agreement and the other Facility Documents to which the Borrower is a party and the consummation of the transactions contemplated by the Facility Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority, except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to the Administrative Agent for filing and/or recordation, as of the Closing Date other than (a) those that have already been obtained and are in full force and effect, or (b) any registrations, notices, consents or approvals the failure of which to send or obtain would not reasonably be expected to have a Material Adverse Effect.
(f)Compliance with Agreements, Laws, Etc. The Borrower has duly observed and complied in all material respects with all Applicable Laws relating to the conduct of its business and its assets. The Borrower has preserved and kept in full force and effect its legal existence. The Borrower has preserved and kept in full force and effect its rights, privileges, qualifications and franchises.
(g)No Material Adverse Effect. There is no event, fact, condition or circumstance which is reasonably likely to result in a Material Adverse Effect.

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(h)Litigation. Except to the extent the following is not expected to have a Material Adverse Effect, (i) neither the Borrower nor, to the Borrower’s actual knowledge, the Seller is a party to any pending action, suit, proceeding or investigation related to the business of the Borrower, (ii) the Borrower is not aware of any pending action, suit, proceeding or investigation with respect to the Borrower’s business or any portion of the Collateral, (iii) the Borrower is not a party or subject to any order, writ, injunction, judgment or decree of any Governmental Authority, nor is there any action, suit, proceeding, inquiry or investigation by any Governmental Authority, in either case, that would delay the consummation by the Borrower of the transactions contemplated herein, and (iv) the Borrower has not had existing accrued and/or unpaid penalties, fines or sanctions imposed by and owing to any Governmental Authority or any other governmental payor.
(i)Location. The Borrower’s registered office and the jurisdiction of organization of the Borrower is the jurisdiction referred to in Section 4.01(a).
(j)Subsidiaries. The Borrower has no subsidiaries, and 100% of the outstanding Equity Interests in the Borrower are directly owned by the Seller.
(k)Investment Company Act. The Borrower (i) is not required to register as an “investment company” within the meaning of the Investment Company Act, as amended, and (ii) is not a “covered fund” under the Volcker Rule. In determining that the Borrower is not a covered fund, the Borrower relies on Section 3(c)(5) of the Investment Company Act, as amended, although other exemptions and exclusions may be available to the Borrower thereunder.
(l)Eligible Assets. The Collateral Receivables are “eligible assets” as defined in Rule 3a-7 of the Investment Company Act. Each Loan is an “eligible asset” as defined in Rule 3a-7 of the Investment Company Act.
(m)Information and Reports. Each Request for Advance and each Monthly Report (including the calculation of the Borrowing Base Test) and all other written information, reports, certificates and statements (other than projections and forward-looking statements) furnished by or on behalf of the Borrower to any Secured Party for purposes of or in connection with this Agreement, the other Facility Documents or the transactions contemplated hereby or thereby are, when taken as a whole, true, complete and correct in all material respects as of the date such information is stated or certified; provided, however, that with respect to any projections or forward-looking statements furnished by or on behalf of the Borrower, such projections and forward-looking statements were based on good faith estimates and assumptions that were believed by the Borrower to be reasonable at the time delivered to such Secured Party; and provided, further, that such projections and forward-looking statements are not to be viewed as facts, are subject to significant uncertainties and contingencies beyond the control of the Borrower, no assurance can be given that any particular projection or forward-looking statements will be realized and actual results during the period or periods covered by the projections and forward-looking statements may differ from such projections and that the differences may be material.
(n)ERISA. Neither the Borrower nor any member of its ERISA Group has, or during the past five years had, established or maintained or contributed (or has an obligation to contribute) to, or otherwise has any liability with respect to, any Plan or Multiemployer Plan, and the assets of the Borrower do not constitute the “plan assets” of any “benefit plan investor” each within the meaning of 29 C.F.R. 2510.3-101 as modified in operation by Section 3(42) of ERISA.
(o)Taxes. The Borrower and the Parent have filed all U.S. federal income tax returns and all other material tax returns which are required to be filed by them, if any, and have paid all taxes, if any, except for any taxes or assessments (i) which are being contested in good faith by appropriate proceedings and with respect thereto adequate reserves have been

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established in accordance with GAAP or (ii) the non-payment of which would not reasonably be expected to give rise to a Material Adverse Effect.
(p)Tax Status. For U.S. federal income tax purposes, assuming that the Aggregate Loan Amount constitutes debt for such purposes, the Borrower (i) is a “disregarded entity” within the meaning of U.S. Department of Treasury regulations Section 301.7701-3 that is wholly owned by a “United States person” (within the meaning of Section 7701(a)(30) of the Code), (ii) has not made an election under U.S. Department of Treasury regulations Section 301.7701-3 or taken any other action that would cause it to be treated other than as an entity disregarded as separate from its owner and (iii) is not an association (or publicly traded partnership) taxable as an association for U.S. federal income tax purposes and (iv)) is not subject to withholding under Sections 1441, 1445, 1446 or 1461 of the Code (with respect to its beneficial owner). The Borrower is not subject to any Tax in any jurisdiction outside the United States. The Borrower is not subject to any material Taxes based on net income or gross receipts imposed by a state or local taxing authority.
(q)Collections. The name and address of the Account Bank, together with the account numbers of the Collection Account at the Account Bank are listed on Schedule 4 hereto. The Borrower has no other deposit or securities accounts other than the ones listed on Schedule 4 and subject to Liens in favor of the Secured Parties. No Person, other than as contemplated by and subject to this Agreement and the other Facility Documents, has been granted dominion and control of the Collection Account or the Master Servicing Account, or the right to take dominion and control of the Collection Account or the Master Servicing Account at a future time or upon the occurrence of a future event. The Borrower has not assigned or granted an interest in any rights it may have in the Collection Account to any Person other than the Administrative Agent.
(r)Solvency. On the Closing Date and after giving effect to each Advance hereunder, and the disbursement of the proceeds of such Advance, the Borrower is and will be Solvent.
(s)Representations Relating to the Collateral. The Borrower hereby represents and warrants that:
(i)it owns and has legal and beneficial title to all Collateral Receivables and other Collateral free and clear of any Lien, claim or encumbrance of any person, other than Permitted Liens;
(ii)other than Permitted Liens, the Borrower has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral. The Borrower has not authorized the filing of and is not aware of any financing statements against the Borrower that include a description of collateral covering the Collateral other than any financing statement relating to the security interest granted to the Administrative Agent hereunder or that has been terminated; and there are no judgments, PBGC liens or tax lien filings against the Borrower;
(iii)the Collateral Receivables constitute “accounts,” “payment intangibles,” “instruments,” or proceeds thereof within the meaning of the UCC;
(iv)this Agreement creates a valid, continuing and, upon the filing of the financing statement referred to in clause (v) and execution of the applicable Account Control Agreement, perfected security interest (as defined in Section 1-201(b)(35) of the UCC) in the Collateral in favor of the Administrative Agent, for the benefit and security of the Secured Parties, which security interest is prior to all other liens (other than Permitted Liens), claims and encumbrances and is enforceable as such against creditors of and purchasers from the Borrower;

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(v)with respect to Collateral that constitutes chattel paper, accounts or general intangibles, the Borrower has caused or will have caused, on or prior to the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in the Collateral granted to the Administrative Agent, for the benefit and security of the Secured Parties, hereunder (which the Borrower hereby agrees will be an “all asset” filing); and
(vi)each Collateral Receivable included in the calculation of the Borrowing Base as of any date is an Eligible Receivable as of such date.
(t)Purchase Agreement. The Purchase Agreement is the only agreement pursuant to which the Borrower purchases the Collateral Receivables and the related Collateral, unless otherwise mutually agreed to in writing by the Borrower and the Administrative Agent. The Borrower has furnished to the Administrative Agent a true, correct and complete copy of the Purchase Agreement. The purchases by the Borrower under the Purchase Agreement is stated and intended to be a sale enforceable against creditors of the Seller; provided, however, that, notwithstanding the intent of such parties, if a court of competent jurisdiction holds that the transactions evidenced thereby constitute a loan and not a purchase and sale, the Purchase Agreement is deemed to be and is a security agreement under Applicable Law, and the conveyances provided for in such agreement shall be deemed to be a grant to the Borrower of a first priority security interest in and to all of the Seller’s right, title and interest, whether now existing or hereafter acquired, in, to and under the assets conveyed thereby to secure all obligations from the Seller to the Borrower. The Purchase Agreement constitutes the legal, valid and binding obligation of the parties thereto, enforceable against such parties in accordance with their respective terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors’ rights generally and to the effect of general principles of equity (whether in a proceeding at law or in equity). There is no provision in the Purchase Agreement that would restrict the ability of the Borrower to collaterally assign its rights thereunder to the Administrative Agent, for the benefit of the Lenders.
(u)[Reserved].
(v)All Payments Made in Ordinary Course of Business. Each payment to any Lender in respect of any principal or interest on its Loan or other Obligation by or on behalf of the Borrower under or in connection with this Agreement shall be (i) a payment of a debt incurred by the Borrower in the ordinary course of business and financial affairs of the Borrower and (ii) made in the ordinary course of business and financial affairs of the Borrower and each such Lender. In the event that the true sale of the Collateral Receivables from the Seller to the Borrower is recharacterized by any court as a secured lending rather than a sale, each remittance of Collections on Collateral Receivables to the Borrower in accordance with this Agreement and the Servicing Agreement will have been (i) in payment of a debt incurred by the Seller in the ordinary course of business or financial affairs of the Seller and the Borrower and (ii) made in the ordinary course of business or financial affairs of the Seller and the Borrower.
(w)Anti-Corruption Laws; Sanctions. The Borrower is conducting and will continue to conduct its business in compliance with Anti-Corruption Laws. The Borrower has implemented, maintained, and will continue to maintain in effect policies and procedures to ensure compliance by the Borrower and its directors, officers, employees, and agents, with Anti-Corruption Laws. Neither the Borrower nor its parent, or any of their respective directors, officers, or employees, or to the knowledge of the Borrower, the affiliates or agents of the Borrower or any of their subsidiaries, is a Sanctioned Person, or located, organized, or resident in a Sanctioned Jurisdiction.
(x)Anti-Money Laundering. The operations of the Borrower are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, as amended, the applicable money laundering statutes of all jurisdictions

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where the Borrower conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Borrower with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Borrower, threatened.
Article V

COVENANTS
Section 5.01Affirmative Covenants of the Borrower. The Borrower covenants and agrees that, until the Final Maturity Date (and thereafter until the date that all Obligations have been paid in full (other than with respect to contingent indemnification obligations for which a claim has not yet been asserted)):
(a)Compliance with Agreements, Laws, Etc. It shall (i) duly observe and comply in all material respects with all Applicable Laws relative to the conduct of its business or to its assets, including, without limitation, all consumer lending, servicing and debt collection laws applicable to the Receivables and its activities and obligations as contemplated by the Facility Documents, (ii) preserve and keep in full force and effect its legal existence, (iii) preserve and keep in full force and effect its rights, privileges, qualifications and franchises (including, without limitation, all consumer lending, servicing and debt collection licenses or qualifications applicable to the Receivables and its activities contemplated by the Facility Documents), and (iv) comply with the terms and conditions of each Facility Document and with its Constituent Documents to which it is a party.
(b)Financial Statements; Other Information. It shall provide to the Administrative Agent and each Lender or cause to be provided to the Administrative Agent and each Lender:
(i)promptly after becoming available and in any event within seventy (70) calendar days after the end of each fiscal year of the Parent commencing with the 2024 fiscal year, the Parent’s audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Parent and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied;
(ii)promptly after becoming available and in any event within sixty (60) days after the end of each of the first three fiscal quarters of each fiscal year of the Parent, the Parent’s unaudited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its senior financial officers as presenting fairly in all material respects the financial condition and results of operations of the Parent and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;
(iii)promptly after a Responsible Officer of the Servicer or a Responsible Officer of the Borrower obtains actual knowledge of the occurrence of any (A) Early Amortization Event, (B) Unmatured Event of Default, (C) Event of Default, (D) Unmatured

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Servicer Default or (E) Servicer Default, a certificate of a Responsible Officer of the Borrower, in each case setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;
(iv)promptly following a request of the Administrative Agent or any Lender, such additional information regarding the Borrower’s or the Seller’s financial position or business and the Collateral (including reasonably detailed calculations of the Borrowing Base Test) as the Administrative Agent or such Lender may reasonably request; provided, however, that any such additional information data may be redacted to exclude sensitive business, competitive or other confidential information;
(v)at least once per calendar year, commencing with the year beginning January 1, 2024, at the expense of the Borrower, the Borrower shall deliver to the Administrative Agent and each Lender an agreed upon procedures and/or findings-and-recommendations audit report in form and substance reasonably satisfactory to the Administrative Agent, in accordance with the terms of Section 5.01(d); provided that the first such audit report shall be delivered prior to the six-month anniversary of the Closing Date;
(vi)promptly after a Responsible Officer of the Borrower obtains actual knowledge thereof, written notice of the occurrence of the formal commencement by written notice by any Governmental Authority of any formal inquiry, legal action or similar adversarial proceeding against the Borrower, the Seller or the Servicer challenging its authority to originate, hold, own, service, collect or enforce any Receivable, or otherwise alleging (x) in the case of the Borrower, any non-compliance or (y) in the case of the Seller or Servicer, any material non-compliance, in each case, with any Applicable Laws restricting the ability of such Person to originate, hold, pledge, collect, service or enforce such Receivable; and
(vii)promptly after a Responsible Officer of the Borrower obtains actual knowledge thereof, written notice of the occurrence of the formal commencement by written notice by any Governmental Authority of any formal inquiry, legal action or similar adversarial proceeding (A) against the Borrower or (B) against the Seller, the Servicer or any of their respective Affiliates (other than the Borrower) which, if adversely determined, would have a Material Adverse Effect on the Seller, the Servicer or the Receivables.
(c)Use of Proceeds. It shall use the proceeds of each Advance made hereunder solely:
(i)to fund or pay the Purchase Price of Collateral Receivables acquired by the Borrower in accordance with the terms and conditions set forth herein or for general corporate purposes;
(ii)to make distributions to the holders of the Equity Interest of the Borrower in accordance with its Constituent Documents and as permitted hereunder; and
(iii)for such other legal and proper purposes as are consistent with all Applicable Laws.
Without limiting the foregoing, it shall use the proceeds of each Advance in a manner that does not, directly or indirectly, violate any provision of its Constituent Documents or any Applicable Law.
(d)Access to Records; Audit Rights. The Borrower shall permit the Administrative Agent or any of its agents, officers or representatives to enter and attend at its

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offices during normal office hours for the purposes of monitoring its compliance with this Agreement and the other Facility Documents, including (A) to the maximum extent permitted by law, to examine, make and take with them copies of all books of account, records and documents (including computerized information) relating to the Collateral Receivables and computer printouts of Collateral Receivables, records or other information as the Administrative Agent may reasonably require from time to time and (B) to visit the offices and properties of Servicer for the purpose of examining such records, and to discuss matters relating to the Receivables or the Servicer’s or the Borrower’s performance under this Agreement with any of the officers or employees of the Servicer having knowledge of such matters. Such access and materials shall be provided not more than once in any calendar year unless (i) an Early Amortization Event or Event of Default has occurred but is no longer continuing, in which case such access and materials shall be provided one additional time with respect to each such Early Amortization Event or Event of Default in any such calendar year or (ii) an Event of Default or an Early Amortization Event has occurred and is continuing, in which case such access and materials shall be provided at any time upon request. If no Event of Default or Early Amortization Event has occurred, such access and materials shall be provided immediately upon request by the Administrative Agent upon ten (10) Business Days’ prior notice to the Borrower and the Servicer if the Administrative Agent or a Lender has formed the opinion that such access and materials are required for the purposes of monitoring compliance with the Facility Documents. Such access and materials shall be provided immediately upon request by the Administrative Agent at any time following an Event of Default or Early Amortization Event, whether or not any such Early Amortization Event has been cured. Notwithstanding anything to the contrary, any audit or inspection rights under this Agreement or any other Facility Document that are at the expense of the Borrower shall be capped at $75,000 per annum; provided that such cap shall not apply following the occurrence of an Event of Default or an Early Amortization Event.
(e)Servicing. The Borrower shall cause each Receivable to be serviced in accordance with the terms of the Servicing Agreement.
(f)Payment of Obligations. The Borrower shall make full and timely indefeasible payment in cash of the principal of and interest on the outstanding Aggregate Loan Amount and the Obligations when due and payable.
(g)Tax Matters. The Borrower shall (and each Lender hereby agrees to) treat the Aggregate Loan Amount as debt for U.S. federal income tax purposes and will take no contrary filing position absent a final determination to the contrary. The Borrower shall at all times (i) maintain its status as disregarded as an entity separate from its owner for U.S. federal income tax purposes) and (ii) ensure that it does not become an association taxable as a corporation or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. The Borrower (i) shall at all times ensure that its owner is and will remain a “United States person” as defined by Section 7701(a)(30) of the Code and (ii) shall not permit itself to be subject to withholding under Sections 1441, 1445, 1446 or 1461 of the Code (with respect to its beneficial owner). The Borrower and Parent will file all U.S. federal income tax returns and all other material tax returns which are required to be filed by them, if any, and have paid all taxes, if any, except for any taxes or assessments (i) which are being contested in good faith by appropriate proceedings and with respect thereto adequate reserves have been established in accordance with GAAP or (ii) the non-payment of which would not reasonably be expected to give rise to a Material Adverse Effect. Notwithstanding any contrary agreement or understanding, the Servicer, the Borrower, the Administrative Agent and the Lenders (and each of their respective employees, representatives or other agents) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to them relating to such tax treatment and tax structure. The foregoing provision shall apply from the beginning of discussions between the parties. For this purpose, the tax treatment of a transaction is the purported or claimed U.S. tax treatment of the transaction under applicable U.S. federal, state or local law, and the tax structure of a transaction is any fact that may be relevant to understanding the purported or claimed U.S. tax treatment of the transaction under applicable U.S. federal, state or local law.

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(h)Collections. The Borrower shall, or shall direct Servicer to, direct the Obligor of each Collateral Receivable to pay all Collections directly to the Master Servicing Account and the Borrower shall, or shall cause the Servicer to, transfer all Collections on deposit in the Master Servicing Account to the Collection Account within two (2) Business Days of receipt thereof. In the event that the Borrower, the Servicer or an Affiliate of the Borrower or the Servicer receives any Collections directly from or on behalf of the Obligor thereof in a manner other than through a deposit into the Master Servicing Account or the Collection Account, such Person shall receive all such Collections in trust for the benefit of Administrative Agent as secured party hereunder, and the Borrower shall promptly (and in any event within two (2) Business Days of its receipt and identification thereof) deliver such Collections to the Collection Account unless the Administrative Agent shall have notified the Borrower to deliver (or cause to be delivered) directly to the Administrative Agent all such Collections after the occurrence and during the continuance of an Event of Default, in which event all such Collections (in the form received) shall, if applicable, be endorsed by the applicable Person to the Administrative Agent and delivered to the Administrative Agent promptly upon such Person’s receipt thereof. The Borrower shall, or shall cause the Servicer to, ensure that no Person, other than as contemplated by and subject to this Agreement and the Account Control Agreement has been granted dominion and control of the Collection Account or the Master Servicing Account, or the right to take dominion and control of the Collection Account or the Master Servicing Account at a future time or upon the occurrence of a future event.
(i)Priority of Payments. The Borrower shall ensure all Collections are applied solely in accordance with the provisions of this Agreement.
(j)Servicing; Backup Servicer. (i) The Borrower shall promptly provide (or require the Servicer to promptly provide) the Administrative Agent and each Funding Agent with true and complete copies of all material notices, reports, statements and other documents sent or received by it or the Servicer with respect to the Collateral Receivables. The Borrower shall require the Servicer to service all Collateral Receivables in accordance with the terms hereof and the Servicing Agreement.
(i)The Borrower agrees not to, and will require the Servicer not to, interfere with the Backup Servicer’s performance of its duties under the Backup Servicing Agreement or to take any action that would be in breach in any way of the terms of the Backup Servicing Agreement. The Borrower covenants and agrees to, and will require the Servicer to, provide any and all information and data reasonably requested by the Administrative Agent that is available to the Borrower to be provided promptly to the Backup Servicer in order to allow the Backup Servicer to perform its obligations under the applicable Backup Servicing Agreement in the manner and form reasonably requested by the Administrative Agent.
(ii)Upon the occurrence of any Servicer Default, the Administrative Agent shall have the right to immediately substitute for the Servicer (a) itself, (b) the Backup Servicer or (c) another third-party servicer acceptable to the Administrative Agent in all of the Servicer’s roles and functions as contemplated by the Facility Documents and upon and after such substitution, the Administrative Agent or the Backup Servicer as substituted Servicer, or such other third-party servicer acceptable to the Administrative Agent, shall be entitled to receive the applicable Servicing Fee.
(k)Changes to Underwriting Guidelines, Servicing Policy. The Borrower shall notify the Administrative Agent and each Funding Agent in writing of any change or amendment to the Underwriting Guidelines or the Servicing Policy and shall not permit the implementation of any material change or amendment to the Underwriting Guidelines or the Servicing Policy that would loosen credit standards or otherwise be adverse to the Lenders unless the Borrower has presented any such material change or amendment to the Administrative Agent and the Administrative Agent has consented to such material change or amendment prior to the proposed effective date of such change or amendment. Upon request of the Administrative Agent,

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the Borrower shall promptly provide a copy of the most recent Underwriting Guidelines and Servicing Policy as of such date of request. For the avoidance of doubt, unless and until any such material changes to the Underwriting Guidelines or the Servicing Policy are consented to by the Administrative Agent, any Receivables originated pursuant to such amended Underwriting Guidelines or the Servicing Policy will only be Eligible Receivables with the prior written consent of the Administrative Agent.
(l)Rating of Commercial Paper Notes. To the extent that any rating provided by any rating agency with respect to any commercial paper notes issued by any Conduit Lender is conditional upon the furnishing of documents or information or the taking of any other action in connection with the transactions contemplated by this Agreement, the Borrower will use all reasonable efforts to furnish such documents or information and take any such other action.
(m)Defense. It will defend (or cause the Servicer to defend) all legal proceedings which are necessary to protect the rights or title of the Borrower or Administrative Agent to the Collateral Receivables.
(n)Accuracy. It will ensure that each document or other information it prepares and gives to any party in connection with the Facility Documents or the transactions contemplated by them is, at the time it is given, true, accurate and complete in all material respects and not misleading or deceptive, or likely to mislead or deceive, in any material respect.
(o)Proper Accounts. It will keep proper books of account and other records which accurately record all details relating to Collateral Receivables, and ensure that financial statements furnished by it under the Facility Documents, if any, are prepared in accordance with accounting principles generally accepted in the United States consistently applied.
(p)Incorrect Representation or Warranty. It will notify the Administrative Agent and each Funding Agent promptly if, to the Borrower’s actual knowledge, any representation or warranty made by it or on its behalf in connection with a Facility Document is found to have been materially incorrect when made.
(q)Default. It will promptly notify the Administrative Agent and each Funding Agent if it has actual knowledge that any party to a Facility Document (other than the Administrative Agent, a Lender or a Funding Agent) has breached any of its obligations in any material respect or the occurrence of any event which is reasonably expected to have a Material Adverse Effect.
(r)Give Notice of Security Interests. It will promptly notify the Administrative Agent and each Funding Agent promptly after it becomes aware of the creation or existence of any Lien or other security interest in relation to any Collateral Receivable competing with its interest or the interest of the Administrative Agent in such Collateral Receivable (other than any Permitted Lien).
Section 5.02Negative Covenants of the Borrower. The Borrower covenants and agrees that, until the Final Maturity Date (and thereafter until the date that all Obligations have been paid in full (other than with respect to contingent indemnification obligations for which a claim has not yet been made)):
(a)Restrictive Agreements. It shall not enter into or suffer to exist or become effective any agreement that prohibits, limits or imposes any condition upon its ability to create, incur, assume or suffer to exist any Lien (other than Permitted Liens) upon any of its property or revenues constituting Collateral, whether now owned or hereafter acquired, to secure its obligations under the Facility Documents other than this Agreement and the other Facility Documents.

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(b)Liquidation; Merger; Sale of Collateral. It shall not consummate any plan of liquidation, dissolution, partial liquidation, merger or consolidation (or suffer any liquidation, dissolution or partial liquidation) nor sell, transfer, exchange or otherwise dispose of any of its assets, or enter into an agreement or commitment to do so or enter into or engage in any business with respect to any part of its assets, except as expressly permitted by this Agreement and the other Facility Documents.
(c)Amendments to Documents, etc. Without the written consent of the Administrative Agent, (i) it shall not amend or modify, or take any action inconsistent with, its Constituent Documents, and (ii) unless otherwise specified in the Facility Documents, it will not amend, modify or waive any term or provision in any Facility Document.
(d)ERISA. It shall not establish any Plan or Multiemployer Plan.
(e)Liens. It shall not create, assume or suffer to exist any Lien on any of its assets now owned or hereafter acquired by it at any time, except for Permitted Liens or as otherwise expressly permitted by this Agreement and the other Facility Documents.
(f)Margin Requirements. It shall not (i) extend credit to others for the purpose of buying or carrying any Margin Stock in such a manner as to violate Regulation T or Regulation U or (ii) use all or any part of the proceeds of any Advance, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that violates the provisions of the Regulations of the Board of Governors, including, to the extent applicable, Regulation U and Regulation X.
(g)Restricted Payments. It shall not make, directly or indirectly, any Restricted Payment (whether in the form of cash or other assets) or incur any obligation (contingent or otherwise) to do so; provided, however, that the Borrower (i) shall be permitted to make Restricted Payments from funds distributed to it pursuant to the Priority of Payments, and (ii) shall be permitted to recycle Collections pursuant to Section 8.03.
(h)Changes to Filing Information. It shall not change its name or its jurisdiction of organization from that referred to in Section 4.01(a), unless it gives thirty (30) days’ prior written notice to the Administrative Agent and takes all actions necessary to protect and perfect the Administrative Agent’s perfected security interest in the Collateral and shall promptly file appropriate amendments to all previously filed financing statements and continuation statements that are necessary to perfect the security interests of the Administrative Agent under this Agreement under each method of perfection required herein with respect to the Collateral (and shall provide copy of such amendments to the Administrative Agent).
(i)Transactions with Affiliates. It shall not sell, lease or otherwise transfer any property or assets to (other than in accordance with the terms of the Facility Documents), or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates (including, without limitation, sales of Defaulted Receivables and other Collateral Receivables) except as expressly contemplated by this Agreement and the other Facility Documents, unless such transaction is upon terms consistent with those in a comparable arm’s length transaction with a Person that is not an Affiliate.
(j)Investment Company Restriction. It shall not become required to register as an “investment company” under the Investment Company Act.
(k)Sanctions. It, nor any of its parents, subsidiaries, or any of their respective directors, officers, or employees, or to the knowledge of the Borrower, its affiliate or agents, shall not, directly or indirectly, use any part of any proceeds of any Loan or lend, contribute, or otherwise make available such proceeds (a) to fund or facilitate any activities or business of or with any Person that, at the time of such funding or facilitation, is a Sanctioned Person, (b) to fund or facilitate any activities or business of or in any Sanctioned Jurisdiction, (c) in any manner that

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would result in a violation by any Person of Sanctions, or (d) in violation of applicable law, including, without limitation, Anti-Corruption Laws. None of the execution, delivery, or performance of this Agreement, or any activities, transactions, services, or any collateral or security interest contemplated by this Agreement, would result in a violation of Sanctions by any party to this Agreement or their respective affiliates.
(l)Sale of Collateral Receivables. The Borrower shall not sell any Collateral Receivable unless (i) such Collateral Receivable is a Warranty Receivable required to be repurchased by the Seller pursuant to the terms of the Purchase Agreement or (ii) so long as (x) no Event of Default exists before or after giving effect to such sale and transfer (y) and no Early Amortization Event or Unmatured Event of Default would exist as a result of such sale and transfer, such Collateral Receivable is sold in a Permitted Asset Sale.
(m)Indebtedness; Guarantees; Securities; Other Assets. It shall not incur or assume or guarantee any indebtedness, obligations (including contingent obligations) or other liabilities, or issue any additional securities, whether debt or equity, in each case other than (i) pursuant to or as expressly permitted by this Agreement and the other Facility Documents and (ii) obligations under its Constituent Documents. The Borrower shall not acquire any Receivables or other property other than as expressly permitted hereunder and pursuant to the Purchase Agreement.
(n)Validity of this Agreement. It shall not (i) permit the validity or effectiveness of this Agreement or any grant of a security interest in the Collateral hereunder to be impaired, or permit the Liens granted pursuant to this Agreement to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to this Agreement and (ii) except as permitted by this Agreement, take any action that would permit the Lien of this Agreement not to constitute a valid first priority security interest in the Collateral (subject to Permitted Liens).
(o)Priority of Payments. It shall not pay any cash distributions other than in accordance with the Priority of Payments (it being understood that any amounts paid to the Borrower pursuant to the Priority of Payments may be distributed to its equity holders or used to purchase new Collateral Receivables in accordance with Section 8.03).
(p)Subsidiaries. It shall not have or permit the formation of any subsidiaries.
(q)Name. It shall not conduct business under any name other than its own.
(r)Employees. It shall not have any employees (other than officers and directors to the extent they are employees).
(s)Non-Petition. The Borrower shall not be party to any agreements (other than the Facility Documents) under which it has any material obligations or liability (direct or contingent) without using commercially reasonable efforts to include customary “non-petition” and “limited recourse” provisions therein (and shall not amend or eliminate such provisions in any agreement to which it is party).
(t)Accounts. The Borrower shall not assign or grant an interest in any rights it may have in the Collection Account to any Person other than the Administrative Agent. The Borrower shall cause the Servicer not to assign or grant an interest in any rights it may have in any Collections to any Person.
(u)No Adverse Selection. The Borrower covenants and agrees that, (A) in selecting the Receivables to be sold to the Borrower under the Purchase Agreement from among the loans owned by the Seller and eligible for sale to Borrower under the Purchase Agreement, no selection procedures will be employed that identify such Receivables as being less

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desirable or valuable than other Eligible Receivables originated since the prior Transfer Date (as defined in the Purchase Agreement) and (B) in selecting the Receivables to be sold in a Permitted Asset Sale from among the loans owned by the Borrower, no selection procedures will be employed that identify such Receivables as being more desirable or valuable than other Receivables owned by the Borrower.
(v)Enforcement. The Borrower shall not take any action, and will use commercially reasonable efforts not to permit any action to be taken by others, that would release any Person from any of such Person’s covenants or obligations under any instrument included in the Collateral, except as permitted under the Servicing Agreement.
(w)No Other Business. The Borrower shall not engage in any business or activity other than pursuant to the Facility Documents, originating, funding, acquiring, owning, holding, administering, selling, enforcing, lending, exchanging, redeeming, pledging, contracting for the management of and otherwise dealing with Collateral Receivables and the other Collateral in connection therewith and entering into the Facility Documents, any applicable Related Documents and any other agreements contemplated by (or necessary to perform under) this Agreement and any activities reasonably related to the foregoing, and shall not engage in any activity or take any other action that would cause the Borrower to be treated as other than disregarded from its owner for U.S. federal income tax purposes.
(x)No Claims Against the Aggregate Loan Amount. Subject to Applicable Law, it shall not claim any credit on, make any deduction from, or dispute the enforceability of payment of the principal or interest payable (or any other amount) in respect of the Aggregate Loan Amount or assert any claim against any present or future Lender, by reason of the payment of any taxes levied or assessed upon any part of the Collateral.
Section 5.03Certain Undertakings Relating to Separateness. (a) Without limiting any, and subject to all, other covenants of the Borrower contained in this Agreement, the Borrower shall conduct its business and operations separate and apart from that of any other Person (including the Servicer and any of its Affiliates, and the holders of the Equity Interests of the Servicer and its Affiliates) and in furtherance of the foregoing:
(i)The Borrower shall maintain its accounts, financial statements, books, accounting and other records, and other Borrower documents separate from those of any other Person, provided that the Borrower may be consolidated into the Parent solely for tax and accounting purposes.
(ii)The Borrower shall not commingle or pool any of its funds or assets with those of any Affiliate or any other Person, and it shall hold all of its assets in its own name, in each case except as otherwise permitted, contemplated or required by the terms of the Facility Documents.
(iii)The Borrower shall conduct its own business in its own name and, for all purposes, shall not operate, or purport to operate, collectively as a single or consolidated business entity with respect to any Person.
(iv)The Borrower shall pay its own debts, liabilities and expenses (including overhead expenses, if any) only out of its own assets as the same shall become due; provided, that the Parent may pay certain start-up and related upfront expenses in connection with the establishment of the Facility Documents on behalf of the Borrower.
(v)The Borrower has observed, and shall observe organizational formalities to the extent necessary or advisable to preserve its separate existence, and shall preserve its existence, and it shall not, nor shall it permit any Affiliate or any other Person to,

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amend, modify or otherwise change its Constituent Documents in a manner that would adversely affect the existence of the Borrower as a bankruptcy remote special-purpose entity.
(vi)The Borrower shall not (A) guarantee, become obligated for, or hold itself or its credit out to be responsible for or available to satisfy, the debts or obligations of any other Person or (B) control the decisions or actions respecting the daily business or affairs of any other Person except as expressly permitted by or pursuant to the Facility Documents.
(vii)The Borrower shall, at all times, hold itself out to the public as a legal entity separate and distinct from any other Person and, to the fullest extent permitted by law, shall not merge into or consolidate with any Person, dissolve or terminate in whole or in part, liquidate, transfer or otherwise dispose of all or substantially all of its assets, change its legal structure, engage in a division (whether pursuant to a plan of division or otherwise) or permit any transfer of any of its direct ownership interests, except as permitted by the Facility Documents; provided that the assets of the Borrower may be consolidated into the Parent for accounting purposes and included in publicly filed financial statements of the Parent.
(viii)The Borrower shall not identify itself as a division of any other Person.
(ix)The Borrower shall maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or any other Person.
(x)The Borrower shall not use its separate existence to perpetrate a fraud in violation of Applicable Law.
(xi)The Borrower shall not, in connection with the Facility Documents, act with an intent to hinder, delay or defraud any of its creditors in violation of Applicable Law.
(xii)The Borrower shall maintain an arm’s length relationship with its Affiliates and the Servicer and cause all business transactions entered into by it with any of its Affiliates or the Servicer to be on terms that are commercially reasonable and are not more or less favorable to it, as the case may be, than terms and conditions available at the time to it for comparable arm’s-length transactions with unaffiliated Persons.
(xiii)Except as permitted by or pursuant to the Facility Documents, the Borrower shall not grant a security interest or otherwise pledge its assets for the benefit of any other Person.
(xiv)The Borrower shall not acquire any securities or debt instruments of the Servicer, its Affiliates or any other Person or own any material assets other than the Collateral Receivables and related assets, any assets acquired by it pursuant to the Facility Documents and any incidental property as may be necessary for its operation.
(xv)The Borrower shall not make loans or advances to any Person.
(xvi)The Borrower shall make no transfer of its assets except as permitted by or pursuant to the Facility Documents.
(xvii)The Borrower shall file its own tax returns separate from those of any other Person or entity, except to the extent that the Borrower is not required to file tax returns

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under Applicable Law or is not permitted to file its own tax returns separate from those of any other Person.
(xviii)The Borrower shall not acquire obligations or securities of its members.
(xix)The Borrower shall correct any known misunderstanding regarding its separate identity.
(xx)The Borrower shall maintain adequate capital in light of its contemplated business operations.
(xxi)The Borrower shall at all times be organized as a special-purpose entity with organizational documents substantially similar to those in effect on the Closing Date.
(xxii)The Borrower shall at all times conduct its business so that any assumptions made with respect to the Borrower in any “substantive non-consolidation” opinion letter delivered in connection with the Facility Documents will continue to be true and correct in all respects.
(xxiii) The Borrower shall not form, acquire or hold any subsidiary (whether corporate, partnership, limited liability company or other) except as permitted under the Facility Documents.
(xxiv)The Borrower shall maintain separate office space and/or allocate fairly and reasonably any overhead for office spare shared with any other Person.
(xxv)The Borrower shall use invoices and checks bearing its own name (or under any name licensed pursuant to any trademark license or similar agreement) through which all business correspondence and communication are conducted separate from those of any other Person.
(xxvi)The Borrower shall pay the salaries, if any, of its own directors, consultants, agents and employees from its own funds for services provided to it by such persons, if any.
(xxvii)The Borrower shall cause its directors, officers, agents and other representatives to act at all times with respect to it consistently and in furtherance of the foregoing.
Section 5.04 Electronic Records. In respect of the portion of the Collateral consisting of any Collateral Receivable which is evidenced by an electronic record that is a “transferable record” as defined in Section 16 of the Uniform Electronic Transactions Act (as in effect in any relevant jurisdiction), if applicable, the Borrower shall, or shall cause the Servicer and/or the Custodian to, deliver to the Administrative Agent the control of such transferable electronic record in accordance with Applicable Law, including the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction (to ensure, among other things, that Administrative Agent has a first priority perfected Lien in such Collateral), which shall be delivered, at the Borrower’s expense, to the Administrative Agent at its address as set forth herein or as otherwise specified by Agent and, except as otherwise expressly provided herein to the contrary, held in Administrative Agent’s possession, custody, and control until all of the Obligations have been fully satisfied or the Administrative Agent expressly agrees to release such documents. Alternatively, Administrative Agent, in its sole discretion, may elect for the Servicer or any other agent to accept delivery of and maintain possession, custody, and control of all such documents and any instruments on behalf of the Administrative Agent during such period of time. The Borrower shall

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identify (or shall cause the Servicer and/or the Custodian to identify) on the related electronic record the pledge of such Receivable by the Borrower to the Administrative Agent.
Article VI

EVENTS OF DEFAULT
Section 6.01Events of Default. “Event of Default”, wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), unless otherwise waived by the Administrative Agent in its sole discretion:
(a)a default by the Borrower in the payment, when due and payable, of any (i) interest or principal in respect of the Loans and such default is not cured within two (2) Business Days, or (ii) any other Obligation and such failure shall remain uncured for ten (10) days;
(b)the failure to reduce the Aggregate Loan Amount to $0 on the Final Maturity Date;
(c)the Borrower, the Servicer, the Seller or the Guarantor shall fail generally to pay its debts as they come due, or shall make a general assignment for the benefit of creditors; or any case or other proceeding shall be instituted by the Borrower, the Servicer, the Seller or the Guarantor seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of it or its debts under any Debtor Relief Law or seeking the entry of an order for relief or the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for the Borrower, the Servicer, the Seller or the Guarantor or all or substantially all of any of their assets; or the Borrower, the Servicer, the Seller or the Guarantor shall take any corporate, limited liability company, partnership or trust action to authorize any of such actions;
(d)a case or other proceeding shall be commenced, without the application or consent of the Borrower, the Servicer, the Seller or the Guarantor in any court seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of the Borrower, the Servicer, the Seller or the Guarantor, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for the Borrower, the Servicer, the Seller or the Guarantor or all or substantially all of any of their assets, or any similar action with respect to the Borrower, the Servicer, the Seller or the Guarantor under any Debtor Relief Law, and (i) such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of thirty (30) consecutive days or (ii) an order for relief in respect of the Borrower, the Servicer, the Seller or the Guarantor shall be entered in such case or proceeding or a decree or order granting such other requested relief shall be entered;
(e) (i) any material provision of any Facility Document shall terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Seller, the Servicer or the Borrower, as applicable, (ii) the obligations of Guaranty under the Guaranty and Indemnity Agreement are limited or terminated by operation of law or by Guarantor or (iii) the security interest granted under this Agreement securing the Obligations shall not be or cease to be a perfected first priority security interest in the Collateral (other than Permitted Liens) except to the extent such security interest is released in accordance with the terms of the Facility Documents;
(f)a judgment, order or encumbrance is enforced, or becomes enforceable, over any material portion of the Collateral;
(g) a Lender is not entitled to fully exercise its right of indemnity pursuant to Section 11.4 (subject to the terms thereof) and the circumstances are not rectified within thirty (30) days from written notice to the Borrower from such Lender or the Administrative Agent;

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(h) any representation or warranty made by the Borrower, the Servicer, the Seller or the Guarantor in any Facility Document shall have been incorrect in any material respect (except to the extent any such representation or warranty is already qualified by materiality, in which case such representation and warranty shall be true and correct in all respects)when made and, if the breach of such representation or warranty is capable of being cured, such breach shall remain uncured for a period in excess of thirty (30) days after the earlier of (x) written notice to the Borrower or the Servicer by the Administrative Agent or (y) knowledge thereof by the Borrower or the Servicer;
(i)except as otherwise provided in this Section 6.01, any failure by the Borrower, the Servicer, the Seller or the Guarantor to comply with any covenant or obligation in any Facility Document, and if the non-compliance can be remedied, the Borrower, the Servicer, the Seller or the Guarantor, as applicable, does not remedy the non-compliance to the satisfaction of the Lenders within thirty (30) days of the earlier of such Person becoming aware of such breach or receiving notice of such breach from the Administrative Agent;
(j)(i) failure of the Servicer, the Seller or the Guarantor to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than the Obligations) in excess of $1,000,000, in each case, beyond any applicable grace or cure period, if any, provided therefor; or (ii) breach or default by the Servicer, the Seller or the Guarantor with respect to (1) any other term of Indebtedness (other than the Obligations), or (2) any loan agreement, mortgage, indenture or other agreement relating to Indebtedness, in each case in excess of $1,000,000 and beyond any applicable grace or cure period, if any, provided therefor, if the effect of such breach or default is to cause that Indebtedness to become or be declared due and payable (or subject to a compulsory repurchase or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be;
(k)the Borrowing Base Test shall fail to be satisfied as of any date of calculation and remains unsatisfied for five (5) Business Days following the earlier of the Borrower having actual knowledge thereof or written notice thereof from the Administrative Agent;
(l)the Backup Servicer resigns or is otherwise terminated and, provided that the Administrative Agent shall have used commercially reasonable efforts to timely engage a replacement Backup Servicer reasonably acceptable to the Borrower, the Administrative Agent and the Required Lenders following notice of such resignation or termination, within forty-five (45) days of such notice of termination or such notice of resignation no replacement agreement with an alternative Backup Servicer shall be effective;
(m)one or more final non-appealable judgments shall be entered against, or settlements by, the Borrower, the Servicer, the Seller or the Guarantor by a court of competent jurisdiction assessing monetary damages in excess of (i) in the case of the Borrower, $100,000 in the aggregate and (ii) in the case of the Servicer, the Seller or the Guarantor, $1,000,000 in the aggregate and, in each case, such amount is not discharged, paid or stayed within thirty (30) days;
(n)any of the Borrower, the Servicer, the Seller or the Guarantor is required to be registered under the Investment Company Act;
(o)the occurrence of an ERISA Event with respect to the Borrower or any member of the Borrower’s ERISA Group that would be reasonably expected to result, directly or indirectly, in any Lien pursuant to Section 4068 of ERISA being imposed on the Collateral;
(p)the IRS shall file notice of a Lien pursuant to Section 6323 of the Code with regard to any assets of (i) the Servicer, the Seller or the Guarantor, which Lien is reasonably expected to have a Material Adverse Effect, or (ii) the Borrower and, in each case, such Lien shall not have been released within five (5) Business Days after the earlier of the Borrower,

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the Servicer, the Seller or the Guarantor having actual knowledge thereof or written notice thereof from the Administrative Agent, or the Pension Benefit Guaranty Corporation shall file notice of a Lien pursuant to Section 4068 of ERISA with regard to any of the assets of the Borrower, the Servicer, the Seller or the Guarantor and such Lien shall not have been released or stayed within thirty (30) days after the earlier of the Borrower, the Servicer, the Seller or the Guarantor having actual knowledge thereof or written notice thereof from the Administrative Agent;
(q) the Servicer resigns or any event that constitutes a Servicer Default shall have occurred and the Servicer has not been replaced by the Backup Servicer (or another third-party servicer acceptable to the Administrative Agent) within thirty (30) days of termination or resignation of the Servicer;
(r)any failure by the Servicer to make any deposit of Collections when required and the continuance of such failure for a period of two (2) Business Days;
(s)any failure by the Servicer to timely deliver any Monthly Report and the continuance of such failure for a period of two (2) Business Days (or such longer period if approved by the Administrative Agent);
(t)any litigation, arbitration, criminal or administrative proceeding is brought against the Borrower, the Servicer, the Seller or the Guarantor, in each case, that would be reasonably likely to have a Material Adverse Effect;
(u)a Change of Control occurs; or
(v) following a failure by any Account Bank to be a Qualified Institution, the Borrower fails to replace such Account Bank as Account Bank with a Qualified Institution reasonably acceptable to the Administrative Agent within thirty (30) days following such failure (or such later date as consented to by the Administrative Agent in its sole and absolute discretion).
Section 6.02Remedies upon an Event of Default.
(a)[Reserved].
(b)Upon the occurrence of any Event of Default and so long as such Event of Default remains unwaived, in addition to all rights and remedies specified in this Agreement and the other Facility Documents, including Article VII, and the rights and remedies of a secured party under Applicable Law, including the UCC, the Administrative Agent, following the direction of, or consent by, the Required Lenders, by notice to the Borrower, may declare that: (1) the Commitments are terminated, and/or (2) the principal of and the accrued Interest on the Aggregate Loan Amount and all other amounts whatsoever payable by the Borrower hereunder are forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby waived by the Borrower; provided that, upon the occurrence of any Event of Default described in clause (c) or clause (d) of Section 6.01, the Commitments shall automatically terminate and the principal of and the accrued Interest on the Aggregate Loan Amount and all other amounts shall automatically become due and payable, without any further action by any party.
(c)Upon, and subsequent to, the occurrence of an Event of Default and so long as such Event of Default remains unwaived, following written notice by the Administrative Agent (provided in its sole discretion or at the direction of the Required Lenders) of the exercise of control rights with respect to the Collateral: (x) the Servicer’s unilateral power to consent to modifications to and direct the acquisition, sales and other dispositions of Receivables on behalf of the Borrower will be immediately suspended, (y) at the request of the Required Lenders, the Administrative Agent shall direct the Servicer to direct the Obligors to make payments on the Collateral Receivables directly to the Administrative Agent on behalf of the Lenders and (z) the

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Administrative Agent, with the prior written consent of or at the direction of the Required Lenders, shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of each applicable jurisdiction and other Applicable Laws to a secured party, which rights shall be cumulative, including the right to foreclose upon the Collateral and sell all or any portion thereof at public or private sale (and the Borrower agrees that, to the extent that notice of such sale is required, notice ten (10) days prior to such sale shall be adequate and reasonable notice for all purposes).
(d) Without limiting the generality of the foregoing, the Borrower agrees that subject to the terms of this Agreement, upon the occurrence and continuation of an Event of Default, if the Administrative Agent chooses to exercise its foreclosure rights with respect to the Collateral, the Administrative Agent shall have the right, subject to the mandatory requirements of Applicable Law, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale, for cash, upon credit or for future delivery, as the Administrative Agent shall deem appropriate. Any purchaser that has purchased any Collateral pursuant to any such sale shall hold the property sold absolutely free from any claim or right on the part of the Borrower, and the Borrower hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which the Borrower now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.
(e)The Administrative Agent shall give a Responsible Officer of each of the Borrower and the Seller ten (10) days’ prior written notice (which the Borrower and the Seller agree is reasonable notice within the meaning of Section 9-611 of the UCC or its equivalent in other jurisdictions) of the Administrative Agent’s intention to sell any Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, shall first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Administrative Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate portions thereof, as the Administrative Agent may (in its sole and absolute discretion) determine. The Administrative Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Administrative Agent until the sale price is paid by the purchaser or purchasers thereof, but the Administrative Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, the Administrative Agent may bid for or purchase, free (to the extent permitted by Applicable Law) from any right of redemption, stay, valuation or appraisal on the part of the Borrower or the Seller (all said rights being also hereby waived and released to the extent permitted by Applicable Law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Person from the Borrower or the Seller as a credit against the purchase price, and such Person may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to the Borrower or the Seller therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Administrative Agent shall be free to carry out such sale pursuant to such agreement and after a sale of the Collateral, the Borrower shall not be entitled to the return of the Collateral, and neither party shall be entitled to the return of any portion thereof subject thereto, notwithstanding the fact that after the Administrative Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full; provided that the Administrative Agent shall apply such proceeds in accordance with Section 9.01(a) and after all Obligations have been paid in full, any Collateral and any funds remaining from the sale of the Collateral shall be released to the

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Borrower or its designees, as applicable, and control over and ownership of such Collateral and any such funds shall revert to the Borrower. As an alternative to exercising the power of sale herein conferred upon it, the Administrative Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court appointed receiver. Any sale pursuant to the provisions of this Section shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the UCC or its equivalent in other jurisdictions. The Administrative Agent shall select an offer to purchase in its sole discretion but shall not be obligated to make any sale of Collateral.
(f)Upon the occurrence of an Event of Default, regardless of the other means of obtaining payment of any of the obligations of the Borrower hereunder or under any other Facility Document, each of the Lenders and any other Secured Party is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower) and to the fullest extent permitted by law, to set off and apply deposits and other sums against the obligations of the Borrower due under this Agreement and the other Facility Documents, whether or not such Lender or the other Secured Parties shall have made any demand under this Agreement or the other Facility Documents. If any Lender or other Secured Party, directly or through an Affiliate, obtains any payment of any Obligation of the Borrower, such Lender or Secured Party shall turn over such payments to the Administrative Agent for deposit into the Collection Account and application in accordance with Section 9.01.
Section 6.03Servicer Events of Default.
(a)Upon the occurrence of a Servicer Default and so long as such Servicer Default remains unwaived, the Required Lenders, by written notice to the Servicer (with a copy to the Backup Servicer) (a “Servicer Termination Notice”), may terminate all of the rights and obligations of the Servicer in accordance with the terms of the Servicing Agreement.
Article VII

PLEDGE OF COLLATERAL; RIGHTS OF THE ADMINISTRATIVE AGENT
Section 7.01Grant of Security. (a) The Borrower hereby grants, pledges, transfers and collaterally assigns to the Administrative Agent, for the benefit of the Secured Parties, as collateral security for all Obligations, a continuing security interest in, and a Lien upon, all of the Borrower’s right, title and interest in, to and under, the following property, in each case whether tangible or intangible, wheresoever located, and whether now owned by the Borrower or hereafter acquired and whether now existing or hereafter coming into existence (all of the property described in this Section 7.01(a) being collectively referred to herein as the “Collateral”):
(i)all Collateral Receivables and Related Documents, both now and hereafter owned, including all Collections and other proceeds thereon or with respect thereto;
(ii)the Collection Account and all Cash and investment property on deposit therein;
(iii)each Facility Document and all rights, remedies, powers, privileges and claims under or in respect thereto (whether arising pursuant to the terms thereof or otherwise available to the Borrower at law or equity), including the right to enforce each such Facility Document and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect thereto, to the same extent as the Borrower could but for the assignment and security interest granted to the Administrative Agent under this Agreement;

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(iv)all accounts, chattel paper, deposit accounts, financial assets, general intangibles, instruments, investment property, letter of credit rights and other supporting obligations of the Borrower whether or not relating to the foregoing (in each case as defined in the UCC);
(v)all other property of the Borrower and all property of the Borrower which is delivered to the Administrative Agent (or any custodian on its behalf) by or on behalf of the Borrower or held by any party by or on behalf of the Borrower;
(vi)all security interests, liens, collateral, property, guaranties, supporting obligations, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of the assets, investments and properties described above; and
(vii)all Proceeds of any and all of the foregoing.
(a)All terms used in this Section 7.01 that are defined in the UCC but are not defined in Section 1.01 shall have the respective meanings assigned to such terms in the UCC.
Section 7.02Release of Security Interest. Liens granted to the Administrative Agent for the benefit of the Secured Parties on any Collateral shall be automatically released (i) if and only if all Obligations have been paid in full and all Commitments have been terminated (other than with respect to contingent indemnification obligations for which a claim has not yet been made) or (ii) upon the sale or disposition of any Collateral by the Borrower in compliance with the terms and conditions of this Agreement and, in each case, the Administrative Agent (for itself and on behalf of the other Secured Parties) shall, at the expense of the Borrower, promptly execute, deliver and file or authorize for filing such instruments as the Borrower shall reasonably request in order to reassign, release or terminate the Secured Parties’ security interest in the Collateral. Any and all actions under this Article VII in respect of the Collateral shall be without any recourse to, or representation or warranty by any Secured Party and shall be at the sole cost and expense of the Borrower.
Section 7.03Rights and Remedies. Without limiting Section 6.02, the Administrative Agent (for itself and on behalf of the other Secured Parties) shall have all of the rights and remedies of a secured party under the UCC and other Applicable Law. Upon, and subsequent to, the occurrence of an Event of Default, the Administrative Agent may, in addition to any remedies set forth in Section 6.02, following the direction of, or consent by, the Required Lenders (i) instruct the Borrower to deliver any or all of the Collateral, the Related Documents and any other documents relating to the Collateral to the Administrative Agent or its designees and otherwise give all instructions for the Borrower regarding the Collateral; (ii) sell or otherwise dispose of the Collateral in a commercially reasonable manner, all without judicial process or proceedings; (iii) take control of the Proceeds of any such Collateral; (iv) subject to the provisions of the applicable Related Documents, exercise any consensual or voting rights in respect of the Collateral; (v) release, make extensions, discharges, exchanges or substitutions for, or surrender all or any part of the Collateral; (vi) enforce the Borrower’s rights and remedies with respect to the Collateral; (vii) institute and prosecute legal and equitable proceedings to enforce collection of, or realize upon, any of the Collateral; (viii) require that the Borrower immediately take all actions necessary to cause the liquidation of the Collateral in order to pay all amounts due and payable in respect of the Obligations, in accordance with the terms of the Related Documents; (ix) redeem or withdraw or cause the Borrower to redeem or withdraw any asset of the Borrower to pay amounts due and payable in respect of the Obligations; (x) make copies of or, if necessary, remove from the Borrower’s, the Servicer’s and their respective agents’ (including custodian’s) place of business all books, records and documents relating to the Collateral; and (xi) endorse the name of the Borrower upon any items of payment relating to the Collateral or upon any proof of claim in bankruptcy against an account debtor.
The Borrower hereby agrees that, upon, and subsequent to, the occurrence of an Event of Default, at the request of the Administrative Agent, it shall execute all documents and agreements which

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are necessary or appropriate to have the Collateral to be assigned to the Administrative Agent or its designee. For purposes of taking the actions described in clauses (i) through (xi) of the first paragraph of this Section 7.03, the Borrower hereby irrevocably appoints the Administrative Agent as its attorney-in-fact (which appointment being coupled with an interest and is irrevocable while any of the Obligations remain unpaid, with power of substitution), in the name of the Administrative Agent or in the name of the Borrower or otherwise, for the use and benefit of the Administrative Agent (for the benefit of the Secured Parties), but at the cost and expense of the Borrower and, except as prohibited by Applicable Law, without notice to the Borrower.
Section 7.04Remedies Cumulative. Each right, power, and remedy of the Administrative Agent and the other Secured Parties, or any of them, as provided for in this Agreement or in the other Facility Documents or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement or in the other Facility Documents or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by the Administrative Agent or any other Secured Party of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by such Persons of any or all such other rights, powers, or remedies.
Section 7.05Related Documents. (a) The Borrower hereby agrees that, to the extent not expressly prohibited by, or otherwise in conflict with, the terms of the Related Documents, after the occurrence of an Event of Default, it shall (i) upon the written request of the Administrative Agent, promptly forward to the Backup Servicer (or other successor servicer) all material information and notices which it receives under or in connection with the Related Documents relating to the Collateral, and (ii) upon the written request of the Administrative Agent, act and refrain from acting in respect of any request, act, decision or vote under or in connection with the Related Documents relating to the Collateral only in accordance with the direction of the Administrative Agent.
(a)The Borrower agrees that, to the extent the same shall be in the Borrower’s possession, it will hold all Related Documents relating to the Collateral in trust for the Administrative Agent on behalf of the Secured Parties, and, upon request of the Administrative Agent following the occurrence of an Event of Default or as otherwise provided herein, promptly deliver the same to the Administrative Agent or its designee (including the Backup Servicer).
Section 7.06Borrower Remains Liable. (a) Notwithstanding anything herein to the contrary, (i) the Borrower shall remain liable under the contracts and agreements included in and relating to the Collateral (including the Related Documents) to the extent set forth therein, and shall perform all of its duties and obligations under such contracts and agreements to the same extent as if this Agreement had not been executed, and (ii) the exercise by any Secured Party of any of its rights hereunder shall not release the Borrower from any of its duties or obligations under any such contracts or agreements included in the Collateral.
(a)No obligation or liability of the Borrower is intended to be assumed by the Administrative Agent or any other Secured Party under or as a result of this Agreement or the other Facility Documents, and the transactions contemplated hereby and thereby, including under any Related Document or any other agreement or document that relates to the Collateral and, to the maximum extent permitted under provisions of law, the Administrative Agent and the other Secured Parties expressly disclaim any such assumption.
Section 7.07Protection of Collateral. The Borrower shall from time to time execute and deliver all such supplements and amendments hereto and file or authorize the filing of all such UCC-1 financing statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action as may be reasonably necessary or advisable or desirable to secure the rights and remedies of the Secured Parties hereunder and to (including at the reasonable request of the Administrative Agent):

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(i)grant security more effectively on all or any portion of the Collateral;
(ii)maintain, preserve and perfect any grant of security made or to be made by this Agreement including, without limitation, the first priority nature of the lien or carry out more effectively the purposes hereof (subject to Permitted Liens);
(iii)perfect, publish notice of or protect the validity of any grant made or to be made by this Agreement (including, without limitation, any and all actions necessary or desirable as a result of changes in law or regulations);
(iv)enforce any of the Collateral or other instruments or property included in the Collateral;
(v)preserve title to the Collateral and defend title to the Collateral and the rights therein of the Administrative Agent and the Secured Parties in the Collateral against the claims of all third parties; and
(vi)pay or cause to be paid any and all taxes levied or assessed upon all or any part of the Collateral.
For so long as this Agreement remains in full force and effect, the Borrower hereby designates the Administrative Agent as its agent and attorney-in-fact to prepare and file any UCC-1 financing statement, continuation statement and all other instruments, and take all other actions, required pursuant to this Section 7.07. Such designation shall not impose upon the Administrative Agent, or release or diminish, the Borrower’s obligations under this Section 7.07. The Borrower further authorizes and shall cause its counsel to file, without the Borrower’s signature, UCC-1 financing statements that names the Borrower as debtor and the Administrative Agent as secured party and that describes “all assets in which the debtor now or hereafter has rights” as the Collateral in which the Administrative Agent has a grant of security hereunder and any amendments or continuation statements that may be reasonably necessary or desirable.
Section 7.08Conduit Lenders. The Borrower hereby agrees and consents to the pledge, assignment and/or granting of a security interest by each Conduit Lender in or of all of its rights under, interest in, title to and obligations under this Agreement and the other Facility Documents to such Conduit Lender’s collateral agent or trustee under such Conduit Lender’s commercial paper note program; provided, that, no such pledge, assignment or grant shall release such Conduit Lender from any of its obligations hereunder or substitute any such pledge or grantee for such Conduit Lender as a party hereto.
Article VIII

ACCOUNTS, ACCOUNTINGS AND RELEASES
Section 8.01Collection of Money . Except as otherwise expressly provided herein, the Administrative Agent may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all Money and other property payable to or receivable by the Administrative Agent pursuant to this Agreement, including all payments due on the Collateral, in accordance with the terms and conditions of such Collateral and the related Facility Documents. The Administrative Agent shall segregate and hold all such Money and property received by it in trust for the Secured Parties and shall apply it as provided in this Agreement. The Collection Account shall be the subject of the Account Control Agreement. The Collection Account may contain any number of subaccounts for the convenience of the Servicer in administering the Collection Account or the Collateral.

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Section 8.02Collection Account.
(a)The Borrower shall, on or prior to the Closing Date, establish at the Account Bank one or more accounts in the name “ACV Capital Funding II Collection Account” or such other name as is acceptable to the Administrative Agent, which shall be designated as the “Collection Account”. The Collection Account shall be subject to the Lien of the Administrative Agent and, from and after the initial Borrowing Date, the Collection Account shall be maintained with the Account Bank and shall be the subject of the Account Control Agreement.. The Borrower shall deposit, or cause to be deposited, from time to time into the Collection Account, in accordance with the terms of this Agreement, all Collections. All Monies deposited from time to time in the Collection Account pursuant to this Agreement shall be held by the Borrower as part of the Collateral and shall be applied to the purposes herein provided. Prior to the Administrative Agent taking control of the Collection Account by delivery of a notice of exclusive control, the Borrower and the Servicer shall be the only parties permitted to access such accounts. Unless an Event of Default, Unmatured Event of Default or an Early Amortization Event shall have occurred, the Administrative Agent agrees that it shall not exercise any right under the Account Control Agreement to deliver any notice of exclusive control with respect to the Collection Account.
Section 8.03Recycling of Collections During Collection Period.
(a) Subject to the Recycling Conditions set forth in Section 8.03(b), on each Transfer Date on which Receivables represented by the Seller to be Eligible Receivables (other than with respect to the requirement that each such Receivable is a Collateral Receivable) are to be purchased by the Borrower pursuant to the Purchase Agreement, the Purchase Price for those Receivables is to be paid by the Borrower applying:
(i) first, where the Transfer Date is not a Payment Date and provided that no Early Amortization Event is continuing and no Event of Default has occurred, Collections in the Collection Account (less the estimated Servicing Fees, interest and any other fees and expenses that will be payable by the Borrower on the next Payment Date, as determined by the Servicer based on amounts paid on the immediately prior Payment Date) to the extent the Borrower elects to apply such funds to payment of such Purchase Price; and
(ii) third, any proceeds of any Advance made on such Transfer Date (any use of funds pursuant to clauses (i) through (ii), a “Release”).
The Borrower shall not, and shall direct the Servicer to not, accept any offer by the Seller to the Borrower to purchase Receivables if the amounts available under paragraphs (a) through (c) above, and the satisfaction of any Purchase Price in part by a capital contribution made by the Seller to the Borrower pursuant to Section 3.1 of the Purchase Agreement, are insufficient to pay the Purchase Price of such Receivables on that Transfer Date. For avoidance of doubt, nothing in this clause obliges the Borrower to accept any offer by the Seller to the Borrower to purchase any Receivables.
(b) Subject to satisfaction of the conditions set forth in clauses (i) through (v) below (collectively, the “Recycling Conditions”), on any Business Day, the Borrower may withdraw funds on deposit in the Collection Account:
(i)no Early Amortization Event shall have occurred and be continuing and the Commitment Termination Date shall not have occurred;
(ii) no Servicer Default, Event of Default or Unmatured Event of Default shall have occurred and remain unwaived;

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(iii)each of the representations and warranties of the Borrower contained in the Facility Documents shall be true and correct in all material respects as of such date (except to the extent such representations and warranties expressly relate to any earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date as if made on such date;
(iv)the Borrower shall have delivered a Release Notice to the Administrative Agent (which may be delivered electronically) and a Data File identifying certain characteristics of the Receivables being sold to the Borrower in connection with such Release; and
(v)after giving effect to such release of funds, the Borrowing Base Test will be satisfied.
Section 8.04Accountings.
(a)The Borrower, or the Servicer on behalf of the Borrower, shall compile and provide (or cause to be compiled and provided) (i) a monthly report on a settlement basis (each, a “Monthly Report”) for the previous Collection Period and (ii) a Data File with respect to the Collateral Receivables as of the last day of such previous Collection Period, in each case, no later than 5:00 p.m. (New York time), on each Monthly Reporting Date (beginning with the Monthly Reporting Date following the month in which the initial Advance occurs) to the Administrative Agent and each Funding Agent. The Monthly Report delivered for any Collection Period shall contain the information with respect to the Receivables included in the Collateral set forth in Schedule 2 hereto (including, without limitation, a calculation of the Borrowing Base), and shall be determined as of the last day of the Collection Period applicable to such Monthly Report.
(b) Upon the request of the Administrative Agent, the Borrowers (or the Servicer on its behalf) shall cause the Administrative Agent to receive read-only access to the Collection Account or, if read-only access is not available, daily account statements with respect to the Collection Account.
Section 8.05Sale and Release of Receivables. (a) Notwithstanding anything to the contrary in this Agreement, without the consent of the Administrative Agent or any Lender and subject to the satisfaction of the conditions set forth in this Section 8.05, (1) the Borrower may sell and transfer to the Seller any Warranty Receivable that the Seller is required to repurchase pursuant to the terms of the Purchase Agreement, and (2) the Borrower may sell and transfer any Collateral Receivable in a Permitted Asset Sale. As a condition of any such sale or transfer:
(i)(x) in the case of a repurchase of a Warranty Receivable, such repurchase shall occur on the Payment Date immediately following the Seller obtaining actual knowledge that the related Collateral Receivable is a Warranty Receivable or receiving notification thereof from the Administrative Agent (in accordance with Section 6.1 of the Purchase Agreement), and Borrower shall deliver, in accordance with the terms hereof, a Borrowing Base Certificate and updated Data File demonstrating pro forma compliance with the Borrowing Base Test; (y) in the case of any Permitted Asset Sale (other than a Permitted Asset Sale of Defaulted Receivables pursuant to clause (z) below), the Borrower shall deliver a written notice to the Administrative Agent and each Funding Agent at least two (2) Business Days prior to the settlement date for any sale of such Collateral Receivable and, as a condition to any such sale of a Collateral Receivable, the Borrower shall deliver a certificate of a Responsible Officer of the Borrower (or the Servicer on its behalf) certifying that the sale of such Collateral Receivable is a Permitted Asset Sale being made in accordance with the terms and conditions of this Agreement and no Borrowing Base Deficiency will exist after giving effect to such Permitted Asset Sale, identifying the Collateral Receivables to be released in such Permitted Asset Sale, and attaching an updated loan schedule listing all Collateral Receivables owned by the Borrower after giving effect to such Permitted Asset Sale, together with an updated Monthly Report containing

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the relevant information with respect to the Collateral calculated on a pro forma basis after giving effect to such Permitted Asset Sale; and (z) in the case of a Permitted Asset Sale of any Defaulted Receivable, such repurchase shall occur on any Business Day following the Collection Period in which such Collateral Receivable became a Defaulted Receivable as agreed to by the Borrower and the Seller, and in connection with any Permitted Asset Sale of Defaulted Receivables, Borrower shall deliver to the Administrative Agent and each Funding Agent (1) a written notice prior to such date of repurchase attaching a schedule identifying the Collateral Receivables to be released in such Permitted Asset Sale, (2) a Borrowing Base Certificate, and (3) a certificate of a Responsible Officer of the Borrower (or the Servicer on its behalf) certifying that the sale of such Collateral Receivable is a Permitted Asset Sale being made in accordance with the terms and conditions of this Agreement; provided, that, no such sale and transfer of any Collateral Receivable (other than a Warranty Receivable) shall be permissible or effective if the aggregate Principal Balance of all Receivables purchased by the Seller or any of its Affiliates hereunder in Permitted Asset Sales during any 12-month period exceeds 10% of the aggregate Principal Balance of all Receivables acquired by the Borrower during such 12-month period; and
(ii)the cash proceeds of any such sale and transfer of any Collateral Receivable shall be equal to the Repurchase Price (provided, that, the proceeds of any such sale and transfer of any Defaulted Receivable shall be equal to the fair market value thereof) and shall be deposited directly into the Collection Account.
(a)Any Collateral Receivable that is sold by the Borrower in accordance with the terms of this Agreement and (if applicable) the Purchase Agreement shall automatically be released from the Lien of this Agreement, and the Administrative Agent is hereby authorized by each Lender to, and shall, deliver and, if necessary, execute such UCC-3 financing statements and releases prepared by the Borrower and submitted to the Administrative Agent for authorization as are necessary or reasonably requested in writing by the Borrower to terminate and remove of record any documents constituting public notice of the security interest in such sold Receivables granted hereunder being released.
(b)The Administrative Agent is hereby authorized by each Lender to, and shall, upon the written request of the Borrower (or the Servicer on its behalf), at such time as there are no Commitments outstanding and all Obligations of the Borrower hereunder and under the other Facility Documents have been satisfied (other than contingent indemnification obligations for which a claim has not been asserted), deliver and, if necessary, execute such UCC-3 financing statements and releases prepared by the Borrower and submitted to the Administrative Agent for authorization as are necessary or reasonably requested in writing by the Borrower to terminate and remove of record any documents constituting public notice of the security interest in such Collateral granted hereunder being released.
Section 8.06Account Details. The account number of the Collection Account is set forth on Schedule 4 hereto. Amounts credited to the Collection Account may be invested in Eligible Investments at the written direction of the Borrower to the Account Bank, provided that prior to any such investment the Borrower shall have entered into a securities account control agreement satisfactory in form and substance to the Administrative Agent. To the extent the Account Bank is not directed in writing by the Borrower, such assets shall remain uninvested.
Section 8.07Servicer’s Monthly Payment Certificate. No later than 1:00 p.m. (New York time), on the second Business Day immediately preceding each Payment Date, the Borrower shall cause the Servicer to deliver to the Administrative Agent, each Funding Agent (which shall promptly make such information available to the Lenders in its Facility Group in accordance with its customary practice) and the Backup Servicer, a copy of the Servicer’s Monthly Payment Certificate executed by a Responsible Officer of the Servicer substantially in the form of Exhibit E, which shall contain: (i) instructions with respect to the specific distributions to be made by the Borrower (or the Servicer on its behalf) from Available Funds to each Person entitled thereto on the related Payment Date pursuant to Section 9.01(a); (ii) to the extent an Advance shall not have occurred in the thirty (30) days preceding the

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delivery of the Servicer’s Monthly Payment Certificate, a certification that, as of such date and as of the Payment Date (after giving effect to all distributions and transfers contemplated on such date), each of the Borrower, Seller and Servicer is and will be Solvent and no Event of Default, Unmatured Event of Default, Servicer Default or Unmatured Servicer Default has occurred or will occur as of such Payment Date (after giving effect to all distributions and transfers contemplated on such date), or describing any of the foregoing that has occurred and the steps being taken as a result thereof; (iii) all information required pursuant to the Backup Servicing Agreement or necessary to enable the Backup Servicer to verify the information specified in the Backup Servicing Agreement (if any); (iv) to the extent an Advance shall not have occurred in the thirty (30) days preceding the delivery of the Servicer’s Monthly Payment Certificate, attaching a Borrowing Base Certificate, dated and current as of the close of business on the fifth (5th) Business Day preceding the delivery date for such Servicer’s Monthly Payment Certificate set forth above, and showing as of such date and on a pro forma basis as of the Payment Date (after giving effect to all distributions, transfers and other activity to occur on such Payment Date), the calculation of the Eligible Receivables Balance, any excess concentrations with respect to any breach of a Concentration Limit and the Borrowing Base; and (v) containing such other information as is reasonably requested by the Administrative Agent. The Borrower shall, or shall cause the Servicer to, immediately notify the Administrative Agent and each Funding Agent if, to its actual knowledge, any such pro forma information or calculations fail to be true in any material respect as of the applicable Payment Date, together with corrected and updated information and calculations as of such Payment Date.
Article IX

APPLICATION OF MONIES
Section 9.01Disbursements of Monies. (a) Notwithstanding any other provision in this Agreement, but subject to the other subsections of this Section 9.01, on each Payment Date, based on the Servicer’s Monthly Payment Certificate, the Borrower (or the Servicer on its behalf) shall disburse Available Funds in accordance with the following priorities (the “Priority of Payments”) and the related Monthly Report:
(i)first, on a pro rata basis (1) to the Account Bank, the related Account Bank Fee, plus any such accrued fees not paid to the Account Bank when due on any prior Payment Date, plus any expense, indemnity or other amounts owing by the Borrower to such party under the Facility Documents (including any wire transfer fees or other banking fees owing to the Account Bank), to the extent accrued and unpaid through the last day of the related Collection Period until such accrued fees, expenses, indemnities and other amounts are paid in full; provided, however, that the aggregate amount of expenses, indemnities and other amounts (excluding the Account Bank Fee) payable under this clause (1) shall not exceed $75,000 in any calendar year; provided further, that after the occurrence and during the continuance of an Event of Default, such cap shall not apply; and (2) pro rata to the Servicer and the Backup Servicer, the Servicing Fee and Backup Servicer Fee, plus any such accrued fees not paid to the Servicer or the Backup Servicer when due on any prior Payment Date, plus any expense, indemnity and other amounts owing by the Borrower to either of such parties under the Facility Documents, respectively, each to the extent accrued and unpaid through the last day of the related Collection Period until such accrued fees, expenses, indemnities and other amounts are paid in full; provided, however, that the aggregate amount of expenses, indemnities and other amounts (excluding the Servicing Fee and the Backup Servicer Fee) payable under this clause (2) to the Servicer and the Backup Servicer shall not exceed $75,000 in the aggregate, in any calendar year; provided further, that after the occurrence and during the continuance of an Event of Default, such cap shall not apply to any conversion fee paid to a successor Servicer.
(ii)second, to the applicable Funding Agents, for distribution to each Lender, to pay (A) first, accrued and unpaid Interest on the Advances due to such Lender and (B) second, Unused Fees and Additional Unused Fees due each such Lender;

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(iii)third, to the applicable Funding Agents, for distribution to each Lender, (1) during the Revolving Period, to pay principal to each Lender (pro rata, based on each Lender’s share of the Aggregate Loan Amount) until the Borrowing Base Test is satisfied (on a pro forma basis as at the most recent Determination Date), and (2) at any other time, to pay principal to each Lender (pro rata, based on each Lender’s share of the Aggregate Loan Amount) until paid in full;
(iv)fourth, to pay, on a pro rata basis, accrued and unpaid amounts owing to Affected Persons (if any) under Sections 2.08 and 11.03, and all other fees, expenses or indemnities owed to the Secured Parties or Indemnified Parties;
(v)fifth, on a pro rata basis, based on amounts payable to each party pursuant to this clause (v), to the Account Bank, the Servicer and the Backup Servicer, any amounts due and payable to each such party which are in excess of any applicable cap on such amounts described in clause (i); and
(vi)sixth, the remainder to or at the direction of the Borrower.
(a)If, on any Payment Date, the Borrower (or the Servicer on its behalf) fails to direct the Account Bank to withdraw funds from the Collection Account in accordance with the Monthly Report, the Administrative Agent may direct the Account Bank in writing to make the required distributions from the Collection Account.
Article X

THE ADMINISTRATIVE AGENT AND THE FUNDING AGENTS
Section 10.01Authorization and Action. Each Lender hereby irrevocably appoints and authorizes its related Funding Agent and the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and, to the extent applicable, the other Facility Documents as are delegated to such Funding Agent or the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto, subject to the terms hereof and thereof. Neither the Administrative Agent nor any Funding Agent (the Administrative Agent and each Funding Agent being referred to in this Article as an “Agent”) shall have any duties or responsibilities, except those expressly set forth herein or in the other Facility Documents, or any fiduciary relationship with any Secured Party, and no implied covenants, functions, responsibilities, duties or obligations or liabilities on the part of any Agent shall be read into this Agreement or any other Facility Document to which any Agent is a party (if any) as duties on its part to be performed or observed. No Agent shall have or be construed to have any other duties or responsibilities in respect of this Agreement and the transactions contemplated hereby. As to any matters not expressly provided for by this Agreement or the other Facility Documents, each Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of (i) in the case of the Administrative Agent, the Required Lenders or the Funding Agents, as applicable, and (ii) in the case of any Funding Agent, the majority of Lenders (based on each Lender’s Commitment) in such Funding Agent’s Facility Group; provided that no Agent shall be required to take any action which exposes the Agent, in its judgment, to personal liability, cost or expense or which is contrary to this Agreement, the other Facility Documents or Applicable Law, or would be, in its judgment, contrary to its duties hereunder, under any other Facility Document or under Applicable Law. Each Lender agrees that in any instance in which the Facility Documents provide that an Agent’s consent may not be unreasonably withheld, provide for the exercise of an Agent’s reasonable discretion, or provide to a similar effect, it shall not in its instructions (or, by refusing to provide instruction) to the such Agent withhold its consent or exercise its discretion in an unreasonable manner.
Section 10.02Delegation of Duties . Each Agent may execute any of its duties under this Agreement and each other Facility Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be

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responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.
Section 10.03Agent’s Reliance, Etc. . (a) Neither any Agent nor any of their directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or any of the other Facility Documents, except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, each Agent: (i) may consult with legal counsel (including, without limitation, counsel for the Borrower or the Servicer or any of their Affiliates) and independent public accountants and other experts selected by it with due care and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Secured Party or any other Person and shall not be responsible to any Secured Party or any Person for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement or the other Facility Documents; (iii) shall not have any duty to monitor, ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement, the other Facility Documents or any Related Documents on the part of the Borrower or the Servicer or any other Person or to inspect the property (including the books and records) of the Borrower or the Servicer; (iv) shall not be responsible to any Secured Party or any other Person for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Collateral, this Agreement, the other Facility Documents, any Related Document or any other instrument or document furnished pursuant hereto or thereto or for the validity, perfection, priority or enforceability of the Liens on the Collateral; and (v) shall incur no liability under or in respect of this Agreement or any other Facility Document by relying on, acting upon (or by refraining from action in reliance on) any notice, consent, certificate (including for the avoidance of doubt, the Monthly Report or the Servicer’s Monthly Payment Certificate), instruction or waiver, report, statement, opinion, direction or other instrument or writing (which may be delivered by telecopier, email, cable or telex, if acceptable to it) believed by it to be genuine and believed by it to be signed or sent by the proper party or parties. No Agent shall have any liability to the Borrower or any Lender or any other Person for the Borrower’s, the Servicer’s or any Lender’s, as the case may be, performance of, or failure to perform, any of their respective obligations and duties under this Agreement or any other Facility Document.
(a)Except as otherwise provided in this Agreement, no Agent shall be liable for the actions or omissions of any other agent (including without limitation concerning the application of funds), or under any duty to monitor or investigate compliance on the part of any other agent with the terms or requirements of this Agreement, any Facility Documents or any Related Documents, or their duties thereunder. Each Agent shall be entitled to assume the due authority of any signatory and genuineness of any signature appearing on any instrument or document it may receive (including, without limitation, each Request for Advance received hereunder). No Agent shall be liable for any action taken in good faith and reasonably believed by it to be within the powers conferred upon it, or taken by it pursuant to any direction or instruction by which it is governed, or omitted to be taken by it by reason of the lack of direction or instruction required hereby for such action (including without limitation for refusing to exercise discretion or for withholding its consent in the absence of its receipt of, or resulting from a failure, delay or refusal on the part of the Required Lenders, or the Funding Agents, as applicable, to provide, written instruction to exercise such discretion or grant such consent from the Required Lenders, or the Funding Agents, as applicable). No Agent shall be liable for any error of judgment made in good faith unless it shall be proven by a court of competent jurisdiction that such Agent was grossly negligent in ascertaining the relevant facts. Nothing herein or in any Facility Documents or Related Documents shall obligate any Agent to advance, expend or risk its own funds, or to take any action which in its reasonable judgment may cause it to incur any expense or financial or other liability for which it is not, in its sole discretion, adequately indemnified. No Agent shall be liable for any indirect, special or consequential damages (including but not limited to lost profits) whatsoever, even if it has been informed of the likelihood thereof and regardless of the form of action. No Agent shall be charged with knowledge or notice of any matter unless actually known to a Responsible Officer of such Agent, or unless and to the extent written notice of such matter is received by such Agent at its address in accordance with Section 11.02. Any permissive grant of power to any Agent hereunder shall not be construed to be a duty to act. No Agent shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement,

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instrument, opinion, report, notice, request, consent, entitlement order, approval or other paper or document. No Agent shall be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistakes of fact or law, or for anything that it may do or refrain from doing in connection herewith except in the case of its willful misconduct, bad faith, reckless disregard or grossly negligent performance or omission of its duties.
(b)No Agent shall be responsible or liable for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations imposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.
Section 10.04Indemnification. Each of the Committed Lenders (i) agrees to indemnify the Administrative Agent (to the extent not reimbursed by or on behalf of the Borrower pursuant to Section 11.04 or otherwise), and (ii) in each Facility Group agrees to indemnity the Funding Agent for such Facility Group, ratably according to their respective Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, attorney’s fees and expenses) or disbursements of any kind or nature whatsoever (including in connection with any investigative or threatened proceeding, whether or not such Agent is a party thereto) which may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of this Agreement or any other Facility Document or any Related Document or any action taken or omitted by such Agent under this Agreement or any other Facility Document or any Related Document; provided that no Committed Lender shall be liable to any Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from such Agent’s gross negligence or willful misconduct. The rights of the Agents and obligations of the Committed Lenders under or pursuant to this Section 10.04 shall survive the termination of this Agreement, and the earlier removal or resignation of the Administrative Agent hereunder.
Section 10.05Successor Administrative Agent. (a) Subject to the terms of this Section 10.05, the Administrative Agent may, upon thirty (30) days’ notice to the Lenders and the Borrower, resign as Administrative Agent. If the Administrative Agent shall resign then the Required Lenders shall appoint a successor agent. If for any reason a successor agent is not so appointed or does not accept such appointment within thirty (30) days of notice of resignation the Administrative Agent may appoint a successor agent. The appointment of any successor Administrative Agent shall be subject to the prior written consent of the Borrower (which consent shall not be unreasonably withheld or delayed); provided that the consent of the Borrower to any such appointment shall not be required if (i) an Event of Default shall have occurred and is continuing or, (ii) such successor Administrative Agent is a Lender or an Affiliate of the Administrative Agent or any Lender. Any resignation of the Administrative Agent shall be effective upon the appointment of a successor agent pursuant to this Section 10.05. After the effectiveness of the retiring Administrative Agent’s resignation hereunder as the Administrative Agent, the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Facility Documents and the provisions of this Article X shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement and under the other Facility Documents. Any Person (i) into which the Administrative Agent may be merged or consolidated, (ii) that may result from any merger or consolidation to which the Administrative Agent shall be a party, or (iii) that may succeed to the properties and assets of the Administrative Agent substantially as a whole, shall be the successor to the Administrative Agent under this Agreement without further act of any of the parties to this Agreement.
Section 10.06Administrative Agent’s Capacity as a Lender. Each Person serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder.

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Section 10.07 Erroneous Payments. (a) If the Administrative Agent (x) notifies a Lender or Secured Party, or any Person who has received funds on behalf of a Lender or Secured Party (any such Lender, Secured Party or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Administrative Agent has determined in its reasonable discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Secured Party or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 10.07 and held in trust for the benefit of the Administrative Agent, and such Lender or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(a)Without limiting immediately preceding clause (a), each Lender, Secured Party or any Person who has received funds on behalf of a Lender or Secured Party (and each of their respective successors and assigns), agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:
(i)it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
(ii)such Lender or Secured Party shall (and shall use commercially reasonable efforts to cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one (1) Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 10.07(b).
For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 10.07(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 10.07(a) or on whether or not an Erroneous Payment has been made.

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(b)Each Lender or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or Secured Party under any Facility Document, or otherwise payable or distributable by the Administrative Agent to such Lender or Secured Party under any Facility Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under immediately preceding clause (a).
(c) (i) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Lender shall be deemed to have assigned its Loans (but not its Commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance)), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Acceptance with respect to such Erroneous Payment Deficiency Assignment, (B) the Administrative Agent as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender, (D) the Administrative Agent and the Borrower shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (E) the Administrative Agent will reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement.
(i)Subject to Section 11.06 (but excluding, to the extent such transfer is to an existing Lender, any assignment consent or approval requirements (whether from the Borrower or otherwise)), the Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Administrative Agent on or with respect to any such Loans acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Loans are then owned by the Administrative Agent) and (y) may, in the sole

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discretion of the Administrative Agent, be reduced by any amount specified by the Administrative Agent in writing to the applicable Lender from time to time.
(d)The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender or Secured Party, to the rights and interests of such Lender or Secured Party, as the case may be) under the Facility Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided that the Borrower’s Obligations under the Facility Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Obligations in respect of Loans that have been assigned to the Administrative Agent under an Erroneous Payment Deficiency Assignment) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower; provided that this Section 10.07 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower for the purpose of satisfying any Obligations owed by the Borrower.
(e)To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.
(f)Each party’s obligations, agreements and waivers under this Section 10.07 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Facility Document.
Article XI

MISCELLANEOUS
Section 11.01No Waiver; Modifications in Writing. (a) No failure or delay on the part of any Secured Party exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver of any provision of this Agreement, and any consent to any departure by any party to this Agreement from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.
(a)No amendment, modification, supplement or waiver of this Agreement shall be effective unless signed by the Borrower, the Administrative Agent and the Required Lenders.

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(b)Notwithstanding anything to the contrary contained in this Agreement or any other Facility Document, no Defaulting Lender shall have any right to vote, approve or disapprove of any amendment, waiver or consent under this Agreement or any other Facility Document (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected without the consent of any Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification (i) requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders or (ii) affecting the credit position or the rights of any Defaulting Lender shall, in each case, require the consent of such Defaulting Lender.
(c)The Borrower shall deliver to the Backup Servicer copies of any amendment, modification or waiver of this Agreement promptly following execution and effectiveness thereof.
Section 11.02Notices, Etc.. All notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be personally delivered or sent by registered, certified or express mail, postage prepaid, by prepaid courier service or by electronic mail (if the recipient has provided an email address in Schedule 3), and shall be deemed to be given for purposes of this Agreement on the day that such writing (excluding electronic mail) is received by the intended recipient thereof in accordance with the provisions of this Section 11.02 (and, in the case of electronic mail, upon acknowledgement by the recipient of the receipt thereof). Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 11.02, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective email addresses) indicated in Schedule 3.
Section 11.03Taxes. (a) Any and all payments by the Borrower under this Agreement shall be made, in accordance with this Agreement, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings imposed by any Governmental Authority, including penalties, interest and additions to tax with respect thereto (all such taxes, levies, imposts, deductions, charges, withholdings, penalties, interest and additions to tax being hereinafter referred to as “Taxes”), except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of the applicable withholding agent) requires the deduction or withholding of any Tax from any such payment, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax does not constitute (A) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profit Taxes, in each case, imposed (i) in the case of any Secured Party, by the jurisdiction (or any political subdivision thereof) under the laws of which such Secured Party is organized or in which its principal office is located, or in the case of any Lender, in which its applicable lending office is located, or (ii) in the case of any Secured Party, by any jurisdiction by reason of such Secured Party having any other present or former connection with such jurisdiction (other than a connection arising from entering into, receiving any payment under or enforcing its rights under this Agreement or any other Facility Document) (such Taxes described in Section 11.03(a)(A)(ii), “Other Connection Taxes”), (B) any withholding Taxes described in Section 11.03(d)(i), (C) Taxes described in Section 11.03(d)(ii) and (D) any Taxes imposed under FATCA (the Taxes described in preceding clauses (A)-(D) being referred to as “Excluded Taxes” and all Taxes other than Excluded Taxes being referred to as “Indemnified Taxes”), the sum payable by the Borrower shall be increased as may be necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 11.03) such Secured Party receives an amount equal to the sum it would have received had no such deductions or withholdings been made.
(a)In addition, the Borrower agrees, to timely pay any present or future stamp, court, filing, intangible or documentary Taxes or any similar Taxes which arise from any payment made by the Borrower hereunder or under any other Facility Document or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or under any

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other Facility Document, except any such Taxes that are Other Connection Taxes, (hereinafter referred to as “Other Taxes”).
(b)The Borrower agrees to indemnify each of the Secured Parties for the full amount of Indemnified Taxes or Other Taxes, including any Indemnified Taxes or Other Taxes imposed or asserted by any jurisdiction on or attributable to amounts payable under this Section 11.03(c) paid by such Person and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Government Authority. Payments by the Borrower pursuant to this indemnification shall be made within ten (10) days following the date the Secured Party makes demand therefor, which demand shall be accompanied by a certificate describing in reasonable detail the basis thereof. Such certificate shall be presumed to be correct absent manifest or demonstrable error.
(c)The Borrower shall not be required to indemnify any Secured Party, or pay any additional amounts to any Secured Party, in respect of U.S. federal withholding Tax to the extent that (i) the obligation to withhold amounts with respect to U. S. federal withholding existed on the date such Lender became a party to this Agreement or, with respect to payments to a new lending office so designated by a Lender (a “New Lending Office”), the date such Lender designated such New Lending Office with respect to an Advance; provided that this clause (i) shall not apply to the extent the indemnity payment or additional amounts any Secured Party would be entitled to receive (without regard to this clause (i)) pursuant to Section 11.03(a) and (c) do not exceed the indemnity payment or additional amounts that the transferor Lender or the Lender making the designation of such New Lending Office would have been entitled to receive in the absence of such transfer or designation, or (ii) the obligation to pay such additional amounts is attributable to a failure by such Secured Party to comply with paragraphs (g),(h), (i) or (j) below.
(d)Promptly after the date of any payment of Indemnified Taxes or Other Taxes, the Borrower will furnish to the Administrative Agent and the applicable Funding Agents the original or a certified copy of a receipt issued by the relevant Governmental Authority evidencing payment thereof (or other evidence of payment as may be reasonably satisfactory to the Administrative Agent and the such Funding Agents).
(e)If any Secured Party, in its sole discretion exercised in good faith, determines that it is entitled to a refund of any Taxes as to which it has been indemnified pursuant to Section 11.03, such Secured Party shall, to the extent that it can do so without prejudice to the retention of the amount of such refund, apply for such refund and reimburse to the Borrower (or the Servicer, as applicable) such amount of any refund received (but only to the extent of indemnity payments made under this Section 11.03 with respect to the Taxes giving rise to such refund and net of reasonable out-of-pocket expenses incurred, including Taxes) attributable to the relevant Taxes and any interest paid by the relevant Governmental Authority with respect to such refund; provided that in the event that such Secured Party is required to repay such refund to the relevant taxing authority, the Borrower agrees to return the refund to such Secured Party. Notwithstanding anything to the contrary in this Section 11.03(f), in no event will a Secured Party be required to pay an amount to the Borrower pursuant to this Section 11.03(f) the payment of which would place the Secured Party in a less favorable net after-tax position than the Secured Party would have been in if the Tax or Other Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax or Other Tax had never been paid. This paragraph shall not be construed to require any Secured Party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the any Person.
(f)(1)    Any Secured Party and each Participant that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under this Agreement shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will

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permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Secured Party and each Participant, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Secured Party or Participant, as the case may be, is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (g)(2) and (j) below) shall not be required if in the Secured Party’s or Participant’s, as the case may be, reasonable judgment such completion, execution or submission would subject such Secured Party or Participant to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Secured Party or Participant.
(1)Without limiting the generality of the foregoing, (i) each Secured Party and each Participant that is a “United States person” as that term is defined in Section 7701(a)(30) of the Code (a “U.S. Person”) hereby agrees that it shall, on or about the date of this Agreement, the date, if any, it designates a New Lending Office, or, in the case of a Secured Party or Participant which acquires an interest in the Aggregate Loan Amount in accordance with Section 11.06, the date upon which such Secured Party or Participant acquires an interest in the Aggregate Loan Amount, and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent, deliver to the Borrower and the Administrative Agent two accurate, complete and signed copies of IRS Form W-9, certifying that such Secured Party or Participant is on the date of delivery thereof entitled to an exemption from United States backup withholding Tax and (ii) each Secured Party or Participant that is not a U.S. Person (a “Non-U.S. Lender”) shall, on or about the date of this Agreement, the date, if any, it designates a New Lending Office, or the date upon which such Secured Party or Participant acquires an interest in the Aggregate Loan Amount in accordance with Section 11.06, and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent, deliver to the Borrower and the Administrative Agent two properly completed and duly executed copies of either IRS Form W-8BEN, W-8BEN-E, W-8ECI or W-8IMY (accompanied by the necessary IRS forms or other certification documents from and with respect to the beneficial owners of a payment hereunder), in each case claiming complete exemption from, or reduced rate of, U.S. federal withholding Tax with respect to payments of interest hereunder. In addition, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding Tax under Section 871(h) or 881(c) of the Code, such Non-U.S. Lender shall provide a certification substantially in the form of Exhibit D to the effect that such Non-U.S. Lender (x) is not a bank for purposes of Section 881(c) of the Code, (y) is not a 10 percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower or Parent and (z) is not a controlled foreign corporation related to the Borrower or Parent (within the meaning of Section 864(d)(4) of the Code), and such Non-U.S. Lender agrees that it shall notify the Borrower and the Administrative Agent in the event any such representation is no longer accurate. In addition, each Non-U.S. Lender shall deliver such forms as promptly as reasonable after receipt of a request therefor from the Borrower or the Administrative Agent. Notwithstanding any other provision of this Section 11.03, a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section 11.03(g) that such Non-U.S. Lender is not legally able to deliver.
(g)If any Secured Party requires the Borrower to pay any additional amount to such Secured Party or any taxing Governmental Authority for the account of such Secured Party or to indemnify such Secured Party pursuant to this Section 11.03, then such Secured Party shall use reasonable efforts to designate a different lending office for funding or booking its Advances hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if such Lender determines, in its sole discretion exercised in good faith, that such designation or assignment (i) would eliminate or reduce amounts payable pursuant to this

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Section 11.03 in the future and (ii) would not subject such Secured Party to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Secured Party. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(h)Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so. Nothing in this Section 11.03 shall be construed to require any Secured Party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other Person.
(i)Compliance with FATCA. Each Lender that is organized under the laws of a jurisdiction other than the United States shall comply with any certification, documentation, information or other reporting necessary to establish an exemption from withholding under FATCA and shall provide any other documentation reasonably requested by the Borrower or the Administrative Agent sufficient for the Administrative Agent and the Borrower to comply with their obligations under FATCA and to determine that such Lender has complied with such applicable reporting requirements or to determine the amount required to be deducted or withheld, if any. Solely for purposes of this paragraph (j), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(j)The Lenders shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes or Other Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes or Other Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.06 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Facility Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Facility Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (k).
Section 11.04Costs and Expenses; Indemnification. (a) The Borrower agrees to promptly pay on demand (i) all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent, the Funding Agents, the Lenders and the Program Support Providers in connection with the preparation, review, negotiation, reproduction, execution and delivery of this Agreement and the other Facility Documents and in connection with any modification or amendment of this Agreement or any other Facility Document and (ii) the reasonable fees and out-of-pocket expenses incurred by the Conduit Lenders in connection with the review by each rating agency then rating the commercial paper notes of such Conduit Lenders. Further, the Borrower shall promptly pay on demand (A) all reasonable and documented out-of-pocket costs and expenses (including all reasonable and documented fees, expenses and disbursements of legal counsel for the Administrative Agent, the Funding Agents, the Lenders and the Program Support Providers, and any auditors, accountants, consultants or appraisers or other professional advisors and agents engaged by the Administrative Agent) incurred by the Administrative Agent in the preparation, execution, delivery, filing, recordation, administration, performance or enforcement of this Agreement or any other Facility Document or any consent, amendment, waiver or other modification relating thereto, (B) all reasonable and documented out-of-pocket costs and expenses of creating, perfecting, releasing or enforcing the Administrative Agent’s security interests in the Collateral, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, and title insurance premiums, and (C) after the occurrence of any Event of Default, all reasonable and documented out-of-pocket costs and expenses incurred by the

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Administrative Agent and the Lenders in connection with the preservation, collection, foreclosure or enforcement of the Collateral subject to the Facility Documents or any interest, right, power or remedy of the Administrative Agent and the Lenders or in connection with the collection or enforcement of any of the Obligations or the proof, protection, administration or resolution of any claim based upon the Obligations in any insolvency proceeding, including all reasonable and documented fees and disbursements of attorneys, accountants, auditors, consultants, appraisers and other professionals engaged by the Administrative Agent, the Lenders and the Program Support Providers. The undertaking in this Section 11.04 shall survive repayment of the Obligations, any foreclosure under, or modification, release or discharge of, any or all of the Related Documents, termination of this Agreement and the resignation or replacement of the Administrative Agent. Without prejudice to its rights hereunder, the expenses and the compensation for the services of the Administrative Agent are intended to constitute expenses of administration under any applicable bankruptcy law.
(a)The Borrower agrees to indemnify each Secured Party, each Funding Agent and each of their Affiliates and the respective officers, directors, employees, agents, managers of, and any Person controlling any of, the foregoing (each, an “Indemnified Party”) for any and all claims, damages, losses, liabilities, obligations, expenses, penalties, actions, suits, judgments and disbursements of any kind or nature whatsoever, (including the reasonable and documented fees and disbursements of outside counsel; provided that such indemnification shall be limited to a single outside counsel, except to the extent additional such counsel is required due to conflicts of interest) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of the execution, delivery, enforcement, performance, administration of or otherwise arising out of or incurred in connection with this Agreement, any other Facility Document, any Related Document or any transaction contemplated hereby or thereby (collectively, the “Liabilities”), including, without limitation, any such Liability that is incurred or arises out of or in connection with, or by reason of any one or more of the following: (i) preparation for a defense of any investigation, litigation or proceeding arising out of, related to or in connection with this Agreement or any other Facility Document or any of the transactions contemplated hereby or thereby; (ii) any breach of any covenant or agreement by the Borrower contained in any Facility Document; (iii) any representation or warranty made or deemed made by the Borrower contained in any Facility Document or in any certificate, statement or report delivered in connection therewith is false or misleading; (iv) any failure by the Borrower to comply with any Applicable Law or contractual obligation binding upon it; (v) any failure to vest, or delay in vesting, in the Administrative Agent (for the benefit of the Secured Parties) a perfected security interest in all of the Collateral free and clear of all Liens (other than Permitted Liens); (vi) any action or omission, not expressly authorized by the Facility Documents, by the Borrower which has the effect of subjecting the Collateral to any Lien (other than Permitted Lien) or impairing the rights of the Administrative Agent or the Secured Parties with respect thereto; (vii) the failure to file, or any delay in filing, financing statements, continuation statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other Applicable Law with respect to any Collateral, whether at the time of any Advance or at any subsequent time; (viii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower, and regardless of whether any Indemnified Party is a party thereto; and (ix) the commingling of Collections on the Collateral at any time with other funds; provided, that the Borrower shall not be liable (A) to the extent any such Liability is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted solely from such Indemnified Party’s fraud, gross negligence, bad faith or willful misconduct, or breach of its obligations under this Agreement or any other Facility Document, (B) with respect to any claim not involving an act or omission of the Borrower and that is brought by an Indemnified Party against another Indemnified Party or (C) for any Liability arising due to the deterioration in the credit quality or market value of the Collateral Receivables or other Collateral hereunder to the extent that such credit quality or market value was not misrepresented in any material respect by the Borrower or any of its Affiliates. Paragraph (b) of this Section 11.04 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(b)All amounts due under this Section 11.04 shall be payable in accordance with the Priority of Payments.

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Section 11.05Execution in Counterparts; Electronic Signatures. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement. Delivery of an executed signature page of this Agreement in electronic (e.g., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” and words of like import in this Agreement and the other Facility Documents, including any Assignment and Acceptance, shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
Section 11.06Assignability. (a) Each Lender may, with the prior written consent of the Administrative Agent and the Borrower (in each case not to be unreasonably withheld or delayed), assign to an assignee all or a portion of its rights and obligations under this Agreement (including all or a portion of its outstanding portion of the Aggregate Loan Amount or interests therein owned by it, together with ratable portions of its Commitment); provided that:
(i)the Borrower shall be deemed to have consented to an assignment if no response is made by the Borrower within ten (10) Business Days after delivery to the Borrower of notice of a proposed assignment;
(ii)neither the Administrative Agent’s nor the Borrower’s consent to any such assignment shall not be required if the assignee is a Permitted Assignee with respect to such assignor; and
(iii)the Borrower’s consent to any such assignment pursuant to this Section 11.06(a) shall not be required if an Event of Default has occurred and has not been waived by the Lenders in accordance with Section 11.01.
The parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance and the applicable tax forms required by Section 11.03(g) and (j). For the avoidance of doubt, the parties hereto acknowledge and agree that any Conduit Lender may assign its rights and obligations hereunder and under its Loans to any Program Support Provider or any other Lender within its Facility Group (and any such Program Support Provider or Lender within its Facility Group may assign its rights and obligations hereunder to any Conduit Lender hereunder), in each case, without the consent of the Borrower, the Administrative Agent or any other Person. Each such intra-Facility Group assignment shall be recorded on the books and records of the relevant Lenders, without the need to execute and deliver an Assignment and Acceptance, and for all purposes of this Agreement and all related documents, the relevant Lenders shall be deemed to have the benefit of an executed, delivered, accepted and recorded Assignment and Acceptance relating to such assignment. Notwithstanding any other provision of this Section 11.06, any Lender may at any time pledge or grant a security interest in all or any portion of its rights (including rights to payment of principal and interest) under this Agreement to secure obligations of such Lender, including any pledge or security interest granted to a Federal Reserve Bank and, in the case of a Conduit Lender, to its program collateral agent or trustee, in each case, without notice to or consent of the Borrower or the Administrative Agent; provided that no such pledge or grant of a security interest shall release such Lender from any of its obligations hereunder or substitute any such pledgee or grantee for such Lender as a party hereto. Notwithstanding any other provision of this Agreement (including this Section 11.06(a)), and solely for the purpose of such Conduit Lender or Program Support Provider’s compliance with Rule 3a-7 of the Investment Company Act, any Conduit

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Lender or Program Support Provider may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement (including, without limitation, rights to payment of the aggregate outstanding principal balance of the Loans and Interest) to any collateral agent or trustee under such Conduit Lender’s commercial paper note program without notice to or consent of the Borrower (and without entering into an assignment and assumption agreement); provided, that no such pledge or grant of security interest shall release such Conduit Lender or Program Support Provider from any of its obligations hereunder or substitute any such collateral agent or trustee for such Conduit Lender under such Conduit Lender’s commercial paper note program or Program Support Provider as a party hereto.
(a)The Borrower may not assign its rights or obligations hereunder or any interest herein without the prior written consent of the Administrative Agent and the Lenders.
(b)(i) Any Lender may, without the consent of the Borrower, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement; provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) the Borrower, the Administrative Agent, the applicable Funding Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and (D) each Participant shall have agreed to be bound by this Section 11.06(c) and Sections 11.09(b), 11.15 and 11.19. Sections 2.08 and 11.03 shall apply to each Participant as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (a) of this Section; provided that no Participant shall be entitled to any amount under Section 2.08 or 11.03 which is greater than the amount the related Lender would have been entitled to under any such Sections or provisions if the applicable participation had not occurred, except to the extent such entitlement to receive a greater payment results from a change in law that occurs after the Participant acquired the applicable participation.
(i)In the event that any Lender sells participations in any portion of its rights and obligations hereunder, such Lender, acting solely for this purpose as a non-fiduciary agent for the Borrower, shall maintain a register on which it enters the names and addresses of all participants in the Aggregate Loan Amount held by it and the principal amount (and stated interest thereon) of each portion of the Aggregate Loan Amount which is the subject of such a participation (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any participant or any information relating to a participant’s interest in any Commitments, Aggregate Loan Amount or its other obligations under this Agreement) except to the extent that the relevant parties, acting reasonably and in good faith, determine that such disclosure is necessary to establish that such Commitment, Aggregate Loan Amount or other obligation is in registered form under Section 5f.103-1(c) of the U. S. Department of the Treasury regulations. The Aggregate Loan Amount may be participated in whole or in part only by registration of such participation on the Participant Register. Any participation of such Aggregate Loan Amount may be effected only by the registration of such participation on the Participant Register. The entries in the Participant Register shall be conclusive absent manifest error.
(c)The Administrative Agent, on behalf of and acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at its address specified in Section 11.02 or such other address as the Administrative Agent shall designate in writing to the Lenders, a copy of this Agreement and each signature page hereto and each Assignment and Acceptance delivered to and accepted by it and a register (the “Register”) for the recordation of the names and addresses of the Funding Agents, the Lenders and the aggregate outstanding principal amount of the Aggregate Loan Amount maintained by each Lender under this Agreement (and any stated interest thereon). The entries in the Register shall be conclusive and binding for all purposes, absent

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manifest error, and the Borrower, the Administrative Agent, the Funding Agents and the Lenders shall treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, any Funding Agent (in respect of such Funding Agent’s Facility Group’s portion of the Aggregate Loan Amount or Commitments only) or Lender (in respect of such Lender’s portion of the Aggregate Loan Amount or Commitments only) at any reasonable time and from time to time upon reasonable prior notice. The Aggregate Loan Amount may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register and in accordance with this Section 11.06.
Section 11.07Governing Law. THIS AGREEMENT AND THE OTHER FACILITY DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER FACILITY DOCUMENT (EXCEPT, AS TO ANY OTHER FACILITY DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).
Section 11.08Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.
Section 11.09Confidentiality. (a) Each Secured Party agrees to keep confidential all non-public information provided to it by the Borrower, the Seller, the Servicer or the Parent with respect to the Borrower, its Affiliates, the Collateral or any other information furnished to any Secured Party pursuant to this Agreement or any other Facility Document (collectively, the “Borrower Information”); provided that nothing herein shall prevent any Secured Party from disclosing any Borrower Information (a) in connection with this Agreement and the other Facility Documents and not for any other purpose, to (i) any Secured Party or any Affiliate of a Secured Party, or (ii) any of their respective Affiliates, employees, directors, agents, attorneys, accountants and other professional advisors (collectively, the “Secured Party Representatives”), it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Borrower Information, (b) subject to an agreement to comply with the provisions of this Section (or other provisions at least as restrictive as this Section), (i) to use the Borrower Information only in connection with this Agreement and the other Facility Documents and not for any other purpose, to any actual or bona fide prospective permitted assignees and Participants in any of the Secured Parties’ interests under or in connection with this Agreement and (ii) as reasonably required by any direct or indirect contractual counterparties or professional advisors thereto, to any swap or derivative transaction relating to the Borrower and its obligations, (c) to any Governmental Authority purporting to have jurisdiction over any Secured Party or any of its Affiliates or any Secured Party Representative, (d) to the extent requested or required by applicable law, regulation, subpoena or any other legal process or by any court, governmental or regulatory authority, body or agency having jurisdiction over such party (including any self-regulatory authority), (e) that is a matter of general public knowledge or that has heretofore been made available to the public by any Person other than any Secured Party or any Secured Party Representative, (f) in connection with the exercise of any remedy hereunder or under any other Facility Document, or (g) with respect to any Conduit Lender, (i) to any rating agency rating the CP of any Conduit Lender or a nationally recognized statistical rating organization in connection with any party’s compliance with Rule 17g-5 promulgated by the U.S. Securities and Exchange Commission, (ii) to any administrative agent, sub-administrative agent, administrator, sub-administrator, administrative trustee, sub-administrative trustee or any entity serving in a similar capacity for any Conduit Lender, and (iii) to any dealer or investor (or potential dealer or investor) for the commercial paper notes of a Conduit Lender, to any Program Support Provider (including any equity provider to the applicable Conduit Lender), any potential Program Support Provider, any assignee or participant or potential assignee or participant of any Program Support Provider, any program collateral agent or trustee for any Conduit Lender, any provider of credit protection to a Lender or any provider of a

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hedge for the benefit of a Lender, provided that with respect to the foregoing clauses (g)(ii) and (iii) such recipient from such Conduit Lender is informed of the confidentiality thereof and agree to maintain such confidentiality on the same terms as set forth in this Section 11.09.
            (b)    The Borrower shall, and shall cause each of its Affiliates to, keep confidential all economic terms of this Agreement and the other Facility Documents and all non-public information provided to it by any Secured Party with respect to such Secured Party (collectively, the “Secured Party Information”); provided that, the Secured Party Information may be disclosed (a) in connection with this Agreement and the other Facility Documents and not for any other purpose, to the Borrower’s or any of its Affiliate’s employees, directors, agents, attorneys, accountants and other professional advisors (collectively, the “Borrower Group Representatives”), it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such economic terms and such Secured Party Information, (b) subject to an agreement to comply with the provisions of this Section (or other provisions at least as restrictive as this Section), as reasonably required by any direct or indirect contractual counterparties or professional advisors thereto, to any swap or derivative transaction relating to the Borrower and its obligations to the extent that payments thereunder are to be made by reference to the terms hereof, (c) to any Governmental Authority purporting to have jurisdiction over the Borrower or any of its Affiliates or any Borrower Group Representative, (d) in response to any order of any court or other Governmental Authority or as may otherwise be required to be disclosed pursuant to any Applicable Law, (e) that is a matter of general public knowledge or that has heretofore been made available to the public other than as a result of a breach of this Section, (f) in connection with the exercise of any remedy hereunder or under any other Facility Document, or (g) with the consent of the Administrative Agent or applicable Lender.
Section 11.10Merger. This Agreement and the other Facility Documents executed by the Administrative Agent or the Lenders taken as a whole incorporate the entire agreement between the parties thereto concerning the subject matter thereof and such Facility Documents supersede any prior agreements among the parties relating to the subject matter thereof.
Section 11.11Survival . All representations and warranties made hereunder, in the other Facility Documents and in any certificate delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery of this Agreement and the making of the Advances hereunder. The agreements in Sections 2.03(f), 2.11, 7.02, 7.06(b), 11.03, 11.04, 11.09, 11.16, 11.18, 11.19, 11.20, and this Section 11.11 shall survive the termination of this Agreement in whole or in part and the payment in full of the principal of and interest on the Aggregate Loan Amount.
Section 11.12Submission to Jurisdiction; Waivers; Etc..
(a)Each party hereto hereby irrevocably and unconditionally:
(i)submits for itself and its property in any legal action or proceeding relating to this Agreement or the other Facility Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and the appellate courts of any of them;
(ii)consents that any such action or proceeding may be brought in any court described in Section 11.12(a) and waives to the fullest extent permitted by Applicable Law any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

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(iii)agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address set forth in Section 11.02 or at such other address as may be permitted thereunder; and
(iv)agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law.
(b)To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, and acknowledges that no other Person shall have, any claim against the Administrative Agent, any Funding Agent or any Lender, or any of such Person’s affiliates, partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives on any theory of liability for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Facility Document or any agreement or instrument contemplated thereby, any transactions contemplated hereunder or thereunder, any Loan or the use of the proceeds thereof.
Section 11.13Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER FACILITY DOCUMENT OR FOR ANY COUNTERCLAIM THEREIN OR RELATING THERETO.
Section 11.14Service of Process. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 11.02 (other than by email or facsimile). Nothing in this Agreement or any other Facility Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
Section 11.15Waiver of Setoff . The Borrower hereby waives any right of setoff it may have or to which it may be entitled under this Agreement from time to time against any Lender or its assets.
Section 11.16PATRIOT Act Notice . Each Lender and the Administrative Agent hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107 56 (signed into law on October 26, 2001)) (the “PATRIOT Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Lenders to identify the Borrower in accordance with the PATRIOT Act. The Borrower shall provide, to the extent commercially reasonable, such information and take such actions as are reasonably requested by any Lender in order to assist such Lender in maintaining compliance with the PATRIOT Act.
Section 11.17Legal Holidays. In the event that the date of any Payment Date, date of prepayment or Final Maturity Date shall not be a Business Day, then notwithstanding any other provision of this Agreement or any Facility Document, payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the nominal date of any such Payment Date, date of prepayment or Final Maturity Date, as the case may be, and interest shall accrue on such payment for the period from and after any such nominal date to but excluding such next succeeding Business Day.
Section 11.18Non-Petition and No Recourse.
(a)Each of the parties hereto hereby covenants and agrees with respect to each Conduit Lender that, prior to the date which is one year and one day (or, if longer, any applicable preference period plus one day) after the payment in full of all outstanding indebtedness of such Conduit Lender (or its related commercial paper issuer), it will not institute against or join any other Person in instituting against such Conduit Lender any bankruptcy,

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reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States. The foregoing shall not limit the rights of the Borrower, the Administrative Agent or the Lenders to file any claim in, or otherwise take any action with respect to, any insolvency proceeding instituted against any Conduit Lender by a Person other than the Borrower, the Administrative Agent or the Lenders, as applicable.
(b)No recourse under any obligation, covenant or agreement of any Conduit Lender contained in this Agreement shall be had against any incorporator, stockholder, officer, director or employee of such Conduit Lender, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely a corporate obligation of each Conduit Lender, and that no personal liability whatsoever shall attach to or be incurred by the incorporators, stockholders, officers, directors or employees of any such Conduit Lender, or any of them under or by reason of any of the obligations, covenants or agreements of such Conduit Lender contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by any such Conduit Lender of any such obligations, covenants or agreements either at common law or at equity, or by statute or under any constitution, of such Conduit Lender and every such incorporator, stockholder, officer, or director is hereby expressly waived as a condition of and in consideration for the execution and delivery of this Agreement. Notwithstanding any provisions contained in this Agreement to the contrary, no Conduit Lender shall, and shall not be obligated to, fund or pay any amount pursuant to this Agreement or the Advances unless (i) such Conduit Lender has received funds which may be used to make such funding or other payment and which funds are not required to repay any of the commercial paper notes issued by such Conduit Lender when due and (ii) after giving effect to such funding or payment, either (x) such Conduit Lender could issue commercial paper notes to refinance all of its outstanding commercial paper notes (assuming such outstanding commercial paper notes matured at such time) in accordance with the program documents governing its commercial paper program or (y) all of the commercial paper notes are paid in full. Any amount which a Conduit Lender does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in Section 101 of the Bankruptcy Code) against or obligation of such Conduit Lender for any such insufficiency.
(c)Each of the Administrative Agent, the Funding Agent and the Lenders hereby covenants and agrees with respect to the Borrower that, prior to the date which is one year and one day (or, if longer, any applicable preference period plus one day) after the payment in full of all Obligations, it will not institute against or join any other Person in instituting against the Borrower any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States. The foregoing shall not limit the rights of the Lenders to file any claim in, or otherwise take any action with respect to, any insolvency proceeding instituted against the Borrower by a Person other the Lenders.
(d)The provisions of this Section 11.18 shall survive the termination of this Agreement.
Section 11.19Third Party Beneficiary. Each of the Backup Servicer and the Account Bank shall be an express third-party beneficiary of this Agreement with a right to enforce the provisions of Section 9.01 that inure to its benefit.
Section 11.20No Fiduciary Duty. The Administrative Agent, each Lender and their respective Funding Agents and Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Borrower, the Servicer and the Seller (collectively, solely for purposes of this Section 11.20, the “Credit Parties”), their stockholders and/or their affiliates. Each Credit Party agrees that nothing in the Facility Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and such Credit Party, its stockholders or its affiliates, on the other. The Credit Parties acknowledge and agree that (i) the transactions contemplated by the Facility Documents

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(including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Administrative Agent and the Lenders, on the one hand, and the Credit Parties, on the other, and (ii) in connection therewith and with the process leading thereto, (x) neither the Administrative Agent nor any Lender has assumed an advisory or fiduciary responsibility in favor of any Credit Party, its stockholders or its affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether the Administrative Agent or any Lender has advised, is currently advising or will advise any Credit Party, its stockholders or its Affiliates on other matters) or any other obligation to any Credit Party except the obligations expressly set forth in the Facility Documents and (y) the Administrative Agent and each Lender is acting solely as principal and not as the agent or fiduciary of any Credit Party, its management, stockholders, creditors or any other Person. Each Credit Party acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Credit Party agrees that it will not claim that the Administrative Agent or any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Credit Party, in connection with such transaction or the process leading thereto.
Section 11.21 Right to Set-Off. Each Lender is hereby authorized (in addition to any other rights it may have) at any that any Obligation hereunder is due and payable, to set off, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by such Lender to, or for the account of, the Borrower against the amount of the Obligations owing by the Borrower to such Person.
Section 11.22Acknowledgment and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Facility Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Facility Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by
(i)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and (b) the effects of any Bail-In Action on any such liability, including, if applicable;
(ii)a reduction in full or in part or cancellation of any such liability;
(iii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Facility Document; or
(iv)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

[SIGNATURE PAGES TO FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.
ACV CAPITAL FUNDING II LLC, as Borrower

By: ACV Capital LLC, its Member

By:
Name:
Title:

[Signature Page to Revolving Credit and Security Agreement]
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CITIBANK, N.A., as Administrative Agent

By:
Name:
Title:

[Signature Page to Revolving Credit and Security Agreement]
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CITIBANK, N.A., as Committed Lender and Funding Agent

By:
Name:
Title:

CAFCO, LLC, as Conduit Lender
By: Citibank, N.A., as attorney-in-fact

By:
Name:
Title:

[Signature Page to Revolving Credit and Security Agreement]
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CHARTA, LLC, as Conduit Lender

By: Citibank, N.A., as attorney-in-fact

By:
Name:
Title:

CIESCO, LLC, as Conduit Lender

By: Citibank, N.A., as attorney-in-fact

By:
Name:
Title:

CRC FUNDING, LLC, as Conduit Lender
By: Citibank, N.A., as attorney-in-fact
By:
Name:
Title:

[Signature Page to Revolving Credit and Security Agreement]
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[Signature Page to Revolving Credit and Security Agreement]
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SCHEDULE 1

INITIAL COMMITMENTS AND PERCENTAGES; FACILITY GROUPS
    FUNDING AGENTS AND LENDERS

MEMBERS OF FACILITY GROUP	FACILITY GROUP	TYPE	COMMITMENT	PERCENTAGE
Citibank, N.A.	Citi	Committed Lender/Funding Agent	$200,000,000	100%
CAFCO, LLC	Citi	Conduit Lender (non-committed)	$0	0%
CHARTA, LLC	Citi	Conduit Lender (non-committed)	$0	0%
CIESCO, LLC	Citi	Conduit Lender (non-committed)	$0	0%
CRC Funding, LLC	Citi	Conduit Lender (non-committed)	$0	0%
TOTAL			$200,000,000.00	100%

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SCHEDULE 2

FORM OF MONTHLY REPORT

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SCHEDULE 3

NOTICE INFORMATION

If to the Administrative Agent:
Citibank, N.A.
1 Penns Way, Ops 2 Floor 2
New Castle, DE 19720
Attention: Citi Global Loans / Conduit Operations
Telephone: 302-323-5492
Email: conduitoperations@citi.com; gsp.abs.tm@citi.com

With a copy to (for exception notices only; exclude notices related to Requests for Advances, Monthly Reports, Servicer’s Monthly Payment Certificate, financial statements and audit reports):

Citibank, N.A.
388 Greenwich Street 6th Floor Trading
New York, NY 10013
Attention: Citi Global ABS Financing & Securitization
Telephone: 212-723-3716
Email: CitiABSLendingNotices@citi.com

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If to the Lenders:

Citibank, N.A., as Committed Lender and Funding Agent:
Citibank, N.A.
1 Penns Way, Ops 2 Floor 2
New Castle, DE 19720
Attention: Citi Global Loans / Conduit Operations
Telephone: 302-323-5492
Email: conduitoperations@citi.com; gsp.abs.tm@citi.com

With a copy to (for exception notices only; exclude notices related to Requests for Advances, Monthly Reports, Servicer’s Monthly Payment Certificate, financial statements and audit reports):

Citibank, N.A.
388 Greenwich Street 6th Floor Trading
New York, NY 10013
Attention: Citi Global ABS Financing & Securitization
Telephone: 212-723-3716
Email: CitiABSLendingNotices@citi.com

CAFCO, LLC, CHARTA, LLC, CIESCO, LLC and CRC Funding, LLC, as Conduit Lenders:
c/o Citibank, N.A.
1 Penns Way, Ops 2 Floor 2
New Castle, DE 19720
Attention: Citi Global Loans / Conduit Operations
Telephone: 302-323-5492
Email: conduitoperations@citi.com; gsp.abs.tm@citi.com

With a copy to (for exception notices only; exclude notices related to Requests for Advances, Monthly Reports, Servicer’s Monthly Payment Certificate, financial statements and audit reports):

c/o Citibank, N.A.
388 Greenwich Street 6th Floor Trading
New York, NY 10013
Attention: Citi Global ABS Financing & Securitization
Telephone: 212-723-3716
Email: CitiABSLendingNotices@citi.com

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If to the Borrower:

ACV Capital Funding II LLC
c/o ACV Capital LLC
640 Ellicott Street
Suite 321
Buffalo, NY 14203
Attention: Michael Mohr, Greta Lombardo and Leanne Fitzgerald
Telephone: (716) 704-4611
Email: mmohr@acvauctions.com; glombardo@acvauctions.com; lfitzgerald@acvauctions.com

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SCHEDULE 4

ACCOUNT DETAILS

Collection Account	Bank: JPMorgan Chase Bank, N.A. Account Name: ACV Capital Funding II LLC Account #: 595735153 ABA #: 021000021 SWIFT CODE: CHASUS33

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SCHEDULE 5

DATA FILE FIELDS
dealership_id
auction_id
debt_eligible_dealer
ineligible_receivable
document_number
auction_end_timestamp
vin
vehicle_amount
vehicle_year
vehicle_make
vehicle_model
vehicle_odometer
vehicle_age
exotic_classification
portfolio_intelliscore
primary_guarantor_FICO
dealer_state
Loan_Creation_Date
due_date
days_open
days_overdue
Outstanding Principal
Interest and Fees
Closing_Outstanding_Balance
title status
ACV Auctions Marketplace transaction

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SCHEDULE 6
Lender Wire Instructions
[REDACTED]
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EXHIBIT A
[FORM OF REQUEST FOR ADVANCE]
[Date]
Citibank, N.A, as Administrative Agent and Funding Agent
1 Penns Way, Ops 2 Floor 2
New Castle, DE 19720
Attention: Citi Global Loans / Conduit Operations
Telephone: 302-323-5492
Email: conduitoperations@citi.com; gsp.abs.tm@citi.com

Ref: [ ]
This Request for Advance is made pursuant to Section 2.02 of that certain Revolving Credit and Security Agreement (the “Credit Agreement”), dated as of June 20, 2024, by and among ACV Capital Funding II LLC, as Borrower (the “Borrower”), the Funding Agents from time to time party thereto, the Conduit Lenders from time to time party thereto, the Committed Lenders from time to time party thereto, and Citibank, N.A., as Administrative Agent (the “Administrative Agent”). Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Credit Agreement.
1.    The Borrower hereby requests that on _____________, 20__ (the “Borrowing Date”) it receive Borrowings under the Credit Agreement in an aggregate principal amount of ____________ Dollars ($_________) (the “Requested Amount”) and requests that the Lenders remit, or cause to be remitted, their respective pro rata portions of such Requested Amount in accordance with the following wiring instructions:
Bank:             [[                ]]
Account Number:    [[                ]]
Account Name:        [[                ]]
ABA:            [[                ]]
Reference:        [[                ]]

For the avoidance of doubt, the current Percentage for each Lender is as follows:

Lender	Percentage
[ ]	[ ]%
[ ]	[ ]%

2.    The Borrower certifies that immediately after giving effect to the proposed Borrowing on the Borrowing Date each of the applicable conditions precedent set forth in Section 3.02 of the Credit Agreement are satisfied.
This Request for Advance is made this ________ day of ________, 20___.
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ACV CAPITAL FUNDING II LLC, as Borrower

By; ACV Capital LLC, its Member

By:
Name:
Title:
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SCHEDULE I
TO REQUEST FOR ADVANCE
BORROWING BASE CERTIFICATE

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FORM OF BORROWING BASE CERTIFICATE
Date: ______________________ (“Certificate Date”)
Reference is made to the Revolving Credit and Security Agreement, dated as of June 20, 2024 (as amended, supplemented, restated or otherwise modified, the “Credit Agreement”), by and among ACV Capital Funding II LLC, as Borrower (the “Borrower”), the Funding Agents from time to time party thereto, the Conduit Lenders from time to time party thereto, the Committed Lenders from time to time party thereto, and Citibank, N.A., as Administrative Agent (the “Administrative Agent”). Unless otherwise defined herein or as the context otherwise requires, terms used herein have the meaning assigned thereto under the Credit Agreement.
As used in this Certificate, “Applicable Pro Forma Date” means (a) if this Certificate is being delivered in connection with a Request for Advance, the date of the related Advance; (b) if this Certificate is being delivered in connection with a prepayment in accordance with Section 2.02(a)(ii) of the Credit Agreement or a sale of a Warranty Receivable in connection with Section 8.05(a)(i)(x) of the Credit Agreement, the date of the related prepayment or sale, as applicable; (c) if this Certificate is being delivered in connection with the Servicer’s Monthly Payment Certificate, the related Payment Date; and (d) if this Certificate is being delivered in connection with a Release Notice, the date of the related Release.
BORROWING BASE CERTIFICATION: The Servicer, through its Responsible Officer, hereby certifies, for the benefit of the Administrative Agent and the Lenders, as follows:
(a)    the Borrowing Base calculation was prepared under my supervision;
(b)    the terms of Section 8.5 of the Servicing Agreement] apply to the Borrowing Base calculation and each of the components thereof and the information set forth herein and therein, as if such Section 8.5 were fully set forth herein;
(c)    the Borrowing Base Test is satisfied on the date hereof and, if applicable, on the Applicable Pro Forma Date (after giving effect to any sale or acquisition of Receivables by the Borrower, release of Collateral Receivables, and any prepayments or distributions to be made on such date);
(d)    [If this Certificate is being delivered in connection with a Servicer’s Monthly Payment Certificate, the Borrowing Base is ________________________;/[If this Certificate is being delivered in connection with a Request for Advance, the Borrowing Base is _______________; as at the date of such Request for Advance;]
(e)    all representations and warranties of the Seller, the Servicer and Borrower set forth in each of the Facility Documents are true and correct in all material respects and each of the Seller, the Servicer and the Borrower are in compliance with all of their respective obligations under the Facility Documents, in each case, on the date hereof and, if applicable, on the Applicable Pro Forma Date (after giving effect to any sale or acquisition of Receivables by the Borrower, release of Collateral Receivables, and any prepayments or distributions to be made on such date) (except to the extent such representations and warranties expressly relate to any earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date);
(f)    the Account Bank remains a Qualified Institution; and
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(g)    on the date hereof and, if applicable, on the Applicable Pro Forma Date (after giving effect to any sale or acquisition of Receivables by the Borrower, release of Collateral Receivables, and any prepayments or distributions to be made on such date), no Event of Default, Unmatured Event of Default, Servicer Default or Unmatured Servicer Default shall have occurred or be continuing, or will arise as a result of any sale or acquisition of Receivables by the Borrower, release of Collateral Receivables, and any prepayments or distributions to be made on such Applicable Pro Forma Date.
(g)    DUTY TO UPDATE: If this Certificate is being delivered in connection with any Applicable Pro Forma Date, the undersigned hereby undertakes the obligation to update the information, representations, warranties, and certifications provided herein and in each Annex attached hereto if any such information, representations, warranties, or certifications are no longer true, complete and correct in all material respects on and as of such Applicable Pro Forma Date (after giving effect to all activity to take place on such date) except to the extent such information, representations, warranties, and certifications expressly relate to any earlier date, as of such earlier date.
The Servicer has executed this Borrowing Base Certificate through its Responsible Officer on the date first specified above.

ACV CAPITAL LLC,
as Servicer

By:
Name:
Title:

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FORM OF BORROWING BASE CALCULATION
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EXHIBIT B

[FORM OF NOTICE OF PREPAYMENT]
[DATE]
Citibank, N.A., as Administrative Agent and Funding Agent
1 Penns Way, Ops 2 Floor 2
New Castle, DE 19720
Attention: Citi Global Loans / Conduit Operations
Telephone: 302-323-5492
Email: conduitoperations@citi.com; gsp.abs.tm@citi.com

Ref: [ ]
This Notice of Prepayment is made pursuant to Section 2.04 of that certain Revolving Credit and Security Agreement (the “Credit Agreement”), dated as of June 20, 2024, by and among ACV Capital Funding II LLC, as Borrower (the “Borrower”), the Funding Agents from time to time party thereto, the Conduit Lenders from time to time party thereto, the Committed Lenders from time to time party thereto, and Citibank, N.A., as Administrative Agent (the “Administrative Agent”). Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Credit Agreement.
1.    The Borrower hereby gives notice that on __________, 20 _ (the “Prepayment Date”) it will make a prepayment under the Credit Agreement in the principal amount of _____________ Dollars ($ _________) of Loans (the “Prepayment Amount”).
2.    The Borrower hereby gives notice of intent to prepay an aggregate principal amount equal to the Prepayment Amount to the applicable Lenders pursuant to Section 2.04 of the Credit Agreement and will remit, or cause to be remitted, the proceeds thereof to [ ]. The calculation of the Borrowing Base Test after giving effect to such prepayment is set forth in Schedule I hereto.
3. For the avoidance of doubt, the current Percentage for each Lender is as follows:

Lender	Percentage
[ ]	[ ]%
[ ]	[ ]%

[SIGNATURE PAGE TO FOLLOW]

B-1
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WITNESS my hand on this ________ day of ___________, 20___.
ACV CAPITAL FUNDING II LLC, as Borrower

By; ACV Capital LLC, its Member

By:
Name:
Title:

B-2
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SCHEDULE I
TO NOTICE OF PREPAYMENT

B-1
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EXHIBIT C

[FORM OF ASSIGNMENT AND ACCEPTANCE]
Reference is made to the Revolving Credit and Security Agreement (the “Credit Agreement”), dated as of June 20, 2024, by and among ACV Capital Funding II LLC, as Borrower (the “Borrower”), the Funding Agents from time to time party thereto, the Conduit Lenders from time to time party thereto, the Committed Lenders from time to time party thereto, and Citibank, N.A., as Administrative Agent (the “Administrative Agent”). Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Credit Agreement.
The Assignor and the “Assignee” referred to on Schedule I hereto agree as follows:
1.    As of the Effective Date (as defined below), the Assignor hereby absolutely and unconditionally sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse to or representation of any kind (except as set forth below) from Assignor, an interest in and to the Assignor’s rights and obligations under the Credit Agreement and under the other Facility Documents equal to the percentage interest specified on Schedule I hereto, including the Assignor’s percentage interest specified on Schedule I hereto of the outstanding principal amount of the Aggregate Loan Amount to the Borrower (such rights and obligations assigned hereby being the “Assigned Interests”). After giving effect to such sale, assignment and assumption, the Assignee’s “Percentage” will be as set forth on Schedule I hereto. The Assignee hereby directs the Borrower to remit all payments (including payments of principal, interest, fees and other amounts) owed to the Assignee pursuant to the Credit Agreement in accordance with the wire instructions set forth on Schedule I hereto.
2.    The Assignor (i) represents and warrants that immediately prior to the Effective Date it is the legal and beneficial owner of the Assigned Interest free and clear of any Lien created by the Assignor; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Facility Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security or ownership interest created or purported to be created under or in connection with, the Facility Documents or any other instrument or document furnished pursuant thereto or the condition or value of the Assigned Interest, Collateral relating to the Borrower, or any interest therein; and (iii) makes no representation or warranty and assumes no responsibility with respect to the condition (financial or otherwise) of the Borrower, the Administrative Agent, the Servicer or any other Person, or the performance or observance by any Person of any of its obligations under any Facility Document or any instrument or document furnished pursuant thereto.
3.    The Assignee (i) confirms that it has received a copy of the Credit Agreement and the other Facility Documents, together with copies of any financial statements delivered pursuant to Section 5.01 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will,

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independently and without reliance upon the Administrative Agent, any Funding Agent, the Assignor, or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under or in connection with any of the Facility Documents; (iii) appoints and authorizes the Administrative Agent and its related Funding Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Facility Documents as are delegated to the Administrative Agent or the Funding Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Facility Documents are required to be performed by it as a Lender.
4.    The Assignee acknowledges that its Facility Group shall be as specified on Schedule I. By executing this Assignment and Acceptance, the Funding Agent and Conduit Lenders, if any, listed on Schedule I shall be party to and bound by the provisions of the Credit Agreement as they relate to Funding Agents and Conduit Lenders, as applicable, and shall have the rights and obligations of a Funding Agent or a Conduit Lender, as applicable, thereunder.
5.    Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Assignment and Acceptance (the “Effective Date”) shall be the date of acceptance hereof by the Administrative Agent, unless a later effective date is specified on Schedule I hereto.
6.    Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (i) the Assignee shall be a party to and bound by the provisions of the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under any other Facility Document, (ii) without limiting the generality of the foregoing, the Assignee expressly acknowledges and agrees to its obligations of indemnification to the Administrative Agent pursuant to and as provided in Section 11.04 thereof, and (iii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement and under any other Facility Document.
7.     Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, the Assignee’s Facility Group shall be as specified on Schedule I. By executing this Assignment and Acceptance, the Funding Agent and Conduit Lenders, if any, listed on Schedule I shall be party to and bound by the provisions of the Credit Agreement as they relate to Funding Agents and Conduit Lenders, as applicable, and shall have the rights and obligations of a Funding Agent or a Conduit Lender, as applicable, thereunder.
8.    Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Borrower shall make all payments under the Credit Agreement in respect of the Assigned Interest to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Assigned Interests for periods prior to the Effective Date directly between themselves.

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9.    This Assignment and Acceptance shall be governed by, and construed in accordance with, the internal laws of the State of New York.
10.    This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule I to this Assignment and Acceptance by electronic means shall be effective as a delivery of a manually executed counterpart of this Assignment and Acceptance.

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IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date first above written.

ASSIGNOR:

[INSERT NAME OF ASSIGNOR], as Assignor

By:
Authorized Signatory

FUNDING AGENT:

[INSERT NAME OF FUNDING AGENT], as Funding Agent

By:
Authorized Signatory

CONDUIT LENDER:

[INSERT NAME OF CONDUIT LENDER], as Assignee

By:
Authorized Signatory

Accepted this _______ day of __________, 20___
CITIBANK, N.A., as Administrative Agent
By:
Authorized Signatory
[Consented to this _______ day of _________, 20___

ACV CAPITAL FUNDING II LLC, as Borrower

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By: ACV Capital LLC, its Member
By:
Name:
Title:     1

1 Insert in Assignment and Acceptance if Borrower consent is required.

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SCHEDULE I
TO ASSIGNMENT AND ACCEPTANCE

Percentage interest transferred by Assignor: __________%
Assignee Funding Agent: [ ]
Assignee Conduit Lender[s]: [ ]

WIRE INSTRUCTIONS OF ASSIGNEE

Bank: [ ]
ABA#: [ ]
Account Name: [ ]
Account Number: [ ]
Attn: [ ]
1
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EXHIBIT D

[FORM OF U.S. TAX COMPLIANCE CERTIFICATE]
Reference is hereby made to the Revolving Credit and Security Agreement (the “Credit Agreement”), dated as of June 20, 2024, by and among ACV Capital Funding II LLC, as Borrower (the “Borrower”), the Funding Agents from time to time party thereto, the Conduit Lenders from time to time party thereto, the Committed Lenders from time to time party thereto, and Citibank, N.A., as Administrative Agent (the “Administrative Agent”).
Pursuant to the provisions of Section 11.03 (Taxes) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Aggregate Loan Amount (as well as any note(s) evidencing such Aggregate Loan Amount in respect of which it is providing this certificate), and in the case of a lender that is a foreign partnership, its direct or indirect partners/members are the sole beneficial owners of such Aggregate Loan Amount, (ii) it is not (and in the case of a lender that is a foreign partnership, none of its direct or indirect partners/members is) a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not (and in the case of a lender that is a foreign partnership, none of its direct or indirect partners/members is) a ten percent shareholder of the Borrower or Parent within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not (and in the case of a lender that is a foreign partnership, none of its direct or indirect partners/members is) a controlled foreign corporation related to the Borrower or Parent as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on the applicable IRS Form W-8 (i.e., W-8BEN, W-8BEN-E, or W-8IMY (accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption)). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[SIGNATURE PAGE TO FOLLOW]

D-1
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Dated: [________]
[NAME OF LENDER]

By:
Name:
Title:

D-2
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EXHIBIT E

[FORM OF SERVICER’S MONTHLY PAYMENT CERTIFICATE]
(See Attached)

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FORM OF SERVICER’S MONTHLY PAYMENT CERTIFICATE
Re: Revolving Credit and Security Agreement, dated as of June 20, 2024 (as amended, supplemented, restated or otherwise modified, the “Credit Agreement”), by and among ACV Capital Funding II LLC, as Borrower (the “Borrower”), the Funding Agents from time to time party thereto, the Conduit Lenders from time to time party thereto, the Committed Lenders from time to time party thereto, and Citibank, N.A., as Administrative Agent (the “Administrative Agent”). Unless otherwise defined herein or as the context otherwise requires, terms used herein have the meaning assigned thereto under the Credit Agreement.

Prepared by ACV Capital LLC, as Servicer (“Servicer”)
Certificate Date: _______________________
(second Business Day immediately preceding the Payment Date)
Payment Date: _____________________
On the Payment Date above, all amounts on deposit in the Collection Account shall be applied as follows:

PRIORITY LEVEL	PAYMENT OBLIGATION	PAYEE	WIRING INSTRUCTIONS	AMOUNT
FIRST
First: Account Bank Fee, plus reimbursable expenses and indemnities (subject to annual cap per Section 9.01 of the Credit Agreement, so long as no Event of Default has occurred)

Second: Servicer Fee and Backup Servicer Fee, plus reimbursable expenses and indemnities (subject to annual cap per Section 9.01 of the Credit Agreement)
		Account Bank		$
		Servicer		$
		Backup Servicer		$

SECOND	Interest, Unused Fees and Additional Unused Fees	Funding Agents (on behalf of the Lenders)	.	$

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THIRD	Principal payments to Lenders (during the Revolving Period, until the Borrowing Base Test is satisfied and otherwise, until principal is paid in full)	Funding Agents (on behalf of the Lenders)	$
FOURTH	Amounts due to Affected Persons under Sections 2.08 and 11.03 of the Credit Agreement, and all other fees, expenses or indemnities owed to the Secured Parties or Indemnified Parties	Applicable Affected Persons, Secured Parties, and/or Indemnified Parties	$
FIFTH	Amounts payable to the Account Bank, Servicer or Backup Servicer in excess of the capped amounts paid in Priority FIRST	Account Bank, Servicer and/or Backup Servicer	$
SIXTH	REMAINDER	Borrower or its designee	$
The Servicer, through its Responsible Officer, hereby certifies as follows:
(a)    To the extent an Advance shall not have occurred in the thirty (30) days preceding the date hereof, as of the date hereof and as of the Payment Date listed above (after giving effect to all distributions and transfers contemplated on such date), each of the Borrower, Seller and Servicer is and will be Solvent and no Event of Default, Unmatured Event of Default, Servicer Default or Unmatured Servicer Default has occurred or will occur as of such Payment Date (after giving effect to all distributions and transfers contemplated on such date) [except as described on attachment if applicable].
(b)    The terms of Section 8.5 of the Servicing Agreement apply to the information set forth in this Certificate and the below documents and information, which are delivered together herewith, as if such Section 8.5 of the Servicing Agreement were fully set forth herein:

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(i)    To the extent an Advance shall not have occurred in the thirty (30) days preceding the date hereof, a Borrowing Base Certificate, dated and current as of the close of business on the date preceding the delivery date for this Servicer’s Monthly Payment Certificate, showing as of such date and on a pro forma basis as of the related Payment Date (after giving effect to all distributions, transfers and other activity to occur on such Payment Date), the calculation of the Eligible Receivables Balance, any excess concentrations with respect to any breach of a Concentration Limit and Borrowing Base; and
(ii)    [all other information reasonably requested by the Administrative Agent].
(c)    The foregoing calculations and determination were made in good faith.
(d)    The Servicer hereby agrees to update the information and certifications provided herein and in the attachments hereto if any such information or certifications are no longer true, complete and correct in all material respects on and as of the Payment Date (after giving effect to all distributions on such date) except to the extent such information or certificate expressly relates to any earlier date, as of such earlier date.
(a)

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This Servicer’s Monthly Payment Certificate is being delivered on the Certificate Date set forth above with respect to the Payment Date set forth above by a Responsible Officer of the Servicer.

ACV CAPITAL LLC, as Servicer

By:
Name/Title:

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EXHIBIT F
[FORMS OF PORTFOLIO DOCUMENTS]
(See Attached)

F-1
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EXHIBIT G
UNDERWRITING GUIDELINES
(See Attached)

G-1
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EXHIBIT H
[FORM OF RELEASE NOTICE]
[Date]
Citibank, N.A.,
as Administrative Agent
[___________]
New York, NY 10282

Attn: [___________]

This notice is being delivered pursuant to Section 8.03(b) of that certain Revolving Credit and Security Agreement, dated as of June 20, 2024 (as amended, supplemented, restated or otherwise modified, the “Credit Agreement”), by and among ACV Capital Funding II LLC, as Borrower (the “Borrower”), the Funding Agents from time to time party thereto, the Conduit Lenders from time to time party thereto, the Committed Lenders from time to time party thereto, and Citibank, N.A., as Administrative Agent (the “Administrative Agent”), in connection with a Release to occur on or about the date hereof. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Credit Agreement.

Attached as Schedule I is a statement of (i) the amount on deposit in the Collection Account (x) as of the immediately preceding Business Day and (y) immediately after giving effect to the proposed Release and (ii) the aggregate amount of the proposed Release. Attached as Schedule II is a Borrowing Base Certificate demonstrating that the Borrowing Base Test will be satisfied after giving effect to such Release.

The undersigned, being a Responsible Officer of the Borrower, hereby certifies that (i) each of the representations and warranties set forth in Section 4.01 of the Credit Agreement is true and correct with respect to the Borrower as of the date hereof, (ii) after giving effect to such Release, the Borrowing Base Test will be satisfied and (iii) each of the other Recycling Conditions identified in the Credit Agreement have been satisfied.

ACV CAPITAL FUNDING II LLC, as the Borrower

By:__________________________
Name:
Title:

H-1
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SCHEDULE I
ACCOUNT STATEMENTS
(Attached)

H-2
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SCHEDULE II
BORROWING BASE CERTIFICATE
(Attached)
H-3
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